EXHIBIT 10.1

CREDIT AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF UP TO US$32,000,000

EAST GULF SHIPHOLDING, INC.,
as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I hereto,

as Lenders,

AND

DVB BANK SE,

as Mandated Lead Arranger, Facility Agent and Security Trustee,

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

April 20, 2015

1. DEFINITIONS 1

1.1Specific Definitions 1

1.2Computation of Time Periods; Other Definitional Provisions 20

1.3Accounting Terms 20

1.4Certain Matters Regarding Materiality 20

2. REPRESENTATIONS AND WARRANTIES 20

2.1Representations and Warranties 20

3. THE FACILITY 25

3.1Purposes 25

3.2Receipt of Funds 25

3.3Drawdown Notice 25

3.4Effect of Drawdown Notice 25

4. CONDITIONS PRECEDENT 26

4.1Conditions Precedent to this Agreement 26

4.2Breakfunding Costs 30

4.3Satisfaction after Drawdown 30

5. REPAYMENT AND PREPAYMENT 30

5.1 Repayment 30

5.2Voluntary Prepayment; No Re-borrowing 30

5.3Mandatory Prepayment 30

5.4Interest and Costs with Prepayments/Application of Prepayments 31

5.5Borrower's Obligation Absolute 31

6. INTEREST AND RATE 31

6.1Payment of Interest; Interest Rate 31

6.2Maximum Interest 31

7. PAYMENTS 31

7.1Time and Place of Payments, No Set Off 31

7.2Taxes 31

7.3Sharing of Setoffs 33

7.4Computations; Banking Days 33

8. EVENTS OF DEFAULT 33

8.1Events of Default 33

8.2Application of Moneys 36

9. COVENANTS 36

9.1Affirmative Covenants 36

9.2Negative Covenants 42

9.3Financial Covenants 45

9.4Asset Maintenance 46

(continued)

10.	Page 9.5Borrower Restructuring 46 ACCOUNTS 48
	10.1	General...................................................................................................................................................	48
	10.2	Payment of Earnings.............................................................................................................................	48
	10.3	Monthly Retentions...............................................................................................................................	49
	10.4	Intentionally Omitted.............................................................................................................................	49
	10.5	Shortfall in Earnings...............................................................................................................................	49
	10.6	Transfers from Retention Account; Application of Retentions.	49
	10.7	Location of Accounts.............................................................................................................................	49
	10.8	Debits for Expenses...............................................................................................................................	49
	10.9	Borrower’s Obligations Unaffected.........................................................................................................	50
11.	GUARANTEE.....................................................................................................................................................		50
	11.1	The Guarantee.....................................................................................................................................	50
	11.2	Obligations Unconditional.......................................................................................................................	50
	11.3	Reinstatement.......................................................................................................................................	51
	11.4	Subrogation...........................................................................................................................................	51
	11.5	Remedies.............................................................................................................................................	51
	11.6	Joint, Several and Solidary Liability...........................................................................................................	51
	11.7	Continuing Guarantee.............................................................................................................................	51
12.	ASSIGNMENT.....................................................................................................................................................		51
	12.1	Generally.................................................................................................................................................	51
	12.2	Assignment by Security Parties...............................................................................................................	51
	12.3	Assignment by Lender...........................................................................................................................	51
13.

ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

.............................................................................................................................................................................52

	13.1	Illegality.................................................................................................................................................	52
	13.2	Increased Costs.....................................................................................................................................	53
	13.3	Lender's Certificate Conclusive...............................................................................................................	53
	13.4	Compensation for Losses.......................................................................................................................	54
14.	CURRENCY INDEMNITY...................................................................................................................................		54
	14.1	Currency Conversion.............................................................................................................................	54
	14.2	Change in Exchange Rate.......................................................................................................................	54
	14.3	Additional Debt Due...............................................................................................................................	54
	14.4	Rate of Exchange.................................................................................................................................	54
15.	FEES AND EXPENSES.......................................................................................................................................		54
	15.1	Fees.......................................................................................................................................................	54
	15.2	Expenses.................................................................................................................................................	54
16.	APPLICABLE LAW, JURISDICTION AND WAIVER...........................................................................................		55
	16.1	Applicable Law.....................................................................................................................................	55
	16.2	Jurisdiction...........................................................................................................................................	55

-ii-

(continued)

Page

16.3 WAIVER OF IMMUNITY 55

16.4 WAIVER OF JURY TRIAL 55

17. THE AGENTS 55

17.1 Appointment of Facility Agent 55

17.2 Appointment of Security Trustee 56

17.3 Distribution of Payments 56

17.4 Holder of Interest in Note 56

17.5 No Duty to Examine, Etc 56

17.6 Agents as Lenders 56

17.7 Acts of the Agents 57

17.8 Certain Amendments 57

17.9 Assumption regarding Event of Default 57

17.10 Limitations of Liability 58

17.11 Indemnification of the Facility Agent and Security Trustee 58

17.12 Consultation with Counsel 58

17.13 Resignation 58

17.14 Representations of Lenders 58

17.15 Notification of Event of Default 59

17.16 Reversal of Redistribution 59

17.17 Parallel Debt. 59

18. NOTICES AND DEMANDS 60

18.1 Notices 60

19. MISCELLANEOUS 61

19.1Right of Set-off 61

19.2 Time of Essence 61

19.3Unenforceable, etc., Provisions – Effect 61

19.4 References 61

19.5 Further Assurances 61

19.6 Prior Agreements, Merger 61

19.7 Entire Agreement; Amendments 62

19.8 Indemnification 62

19.9 USA PATRIOT Act Notice; OFAC and Bank Secrecy Act 62

19.10 Remedies Cumulative and Not Exclusive; No Waiver 63

19.11 Counterparts; Electronic Delivery 63

19.12 Headings 63

19.13 Disclosure 63

19.14 Securitization 64

19.15 Pari Passu Intercreditor Agreement. 64

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TABLE OF CONTENTS (continued)

SCHEDULES

IThe Lenders and the Commitments

IIApproved Ship Brokers

IIILiens

IVIndebtedness

VInitial Charter Party Agreement

EXHIBITS

AForm of Promissory Note

BForm of Drawdown Notice

CForm of Compliance Certificate

DForm of Assignment and Assumption Agreement

EForm of Earnings and Charterparties Assignment

FForm of Insurances Assignment

G-1Form of Mortgage

G-2Form of GREEN BAY Mortgage

H-1Classification Society Instruction Letter

H-2Classification Society Undertaking

I-1Form of Earnings Account Pledge

I-2Form of Retention Account Pledge

JForm of Manager’s Undertaking

KForm of Asset Maintenance Compliance Certificate

LForm of Pari Passu Intercreditor Agreement

MForm of Loan Administration Form

-iv-

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

THIS SENIOR SECURED TERM LOAN CREDIT AGREEMENT (this “Agreement”) is made as of the 20th day of April, 2015, by and among (1) EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Marshall Islands (the “Borrower”), as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), (3) the banks and financial institutions listed on Schedule I, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12, the “Lenders” and each a “Lender”), (4) DVB BANK SE, as facility agent (in such capacity including any successor thereto, the “Facility Agent”), and as security trustee for the Lenders (in such capacity, the “Security Trustee” and, together with the Facility Agent, the “Agents”) and (5) DVB BANK SE, as mandated lead arranger (in such capacity, the “Mandated Lead Arranger”).

WITNESSETH THAT:

WHEREAS, at the request of the Borrower, each of the Agents has agreed to serve in such capacity under the terms of this Agreement and the Lenders have agreed to provide to the Borrower a senior secured term loan facility in the amount of up to Thirty Two Million Dollars ($32,000,000);

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1.DEFINITIONS

1.1Specific Definitions. In this Agreement the words and expressions specified below shall,

except where the context otherwise requires, have the meanings attributed to them below:

“Acceptable Accounting Firm”shall mean PricewaterhouseCoopers LLP, or such other Securities and Exchange Commission recognized accounting firm as shall be approved by the Facility Agent, such approval not to be unreasonably withheld;

“Account Bank”shall mean DVB Bank SE (Frankfurt);

“Account Pledge”shall mean the German law-governed pledge of the Earnings

Account and the Retention Account to be executed by the Borrower in favor of the Security Trustee pursuant to Section 4.1(s)(iii) substantially in the form set out in Exhibit I-1 or I-2;

“Advance”shall mean the amount of the Facility advanced to the Borrower pursuant to Section 3.1;

“Affiliate”shall mean with respect to any Person, any other Person who directly or indirectly controls, is controlled by or under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

“Agents”shall have the meaning ascribed thereto in the preamble;

“Agreement”shall mean this Agreement, as the same shall be amended,

restated, modified or supplemented from time to time;

“Amortization Reduction Conditions”shall mean (A) as certified by the Guarantor on the relevant

Compliance Certificate, the Guarantor is in compliance with the Amortization Reduction Financial Covenants and (B) no Default or Event of Default has occurred and is continuing;

“Amortization Reduction Financial  shall mean (A) a Consolidated Fixed Charge Coverage Ratio of at Covenants”              least 1.20:1.00, (B) a ratio of Consolidated EIBTDA to Consolidated

              Interest Expense of not less than 2.50:1.00, (C) a Consolidated Tangible

 Net Worth $254,880,000, (D) a Consolidated Leverage Ratio of not

                Greater than 4.25: 1.00, (E) a ratio of current assets to current liabilities of not less than 1.00:1.00 and (F) Liquidity of not less than $20,000,000, in each case measured in accordance with the the requirements set forth in Section 9.3;

“Amortization Reduction Period”shall mean the period (A) commencing on the first Payment Date following at least 90 days after the date that a Compliance Certificate is provided to the Facility Agent showing that the Amortization Reduction Conditions have been satisfied and (B) ending on the date that the Borrower is no longer in compliance with the Amortization Reduction Conditions;

“Applicable Rate”shall mean the rate of interest applicable to the Facility per annum,

which is equal to (i) from the Drawdown Date to January 31, 2020, Margin plus the rate agreed upon by the Facility Agent and the Borrower as the fixed rate plus Mandatory Costs (if applicable), and (ii) from February 1, 2020 until the Final Payment Date, Margin plus LIBOR plus Mandatory Costs (if applicable);

“Approved Charter”shall mean the Initial Charter Party Agreement and any other charter party to be entered with an internationally recognized PCTC operator acceptable to the Facility Agent (such consent not to be unreasonably withheld); provided, that such other charter party has charter hire rates that are comparable to the then current market charter hire rates for similar vessels and having other prevailing market terms;

“Approved Jurisdiction”shall mean the Republic of Marshall Islands or such other jurisdiction acceptable to the Facility Agent (such acceptance not to be unreasonably withheld);

“Approved Ship Broker”shall mean any of the ship brokers listed on Schedule II;

“Asset Maintenance Complianceshall mean a certificate certifying as of the last day of the second

Certificate”and fourth quarter of the Borrower’s fiscal year the compliance by the Borrower with the covenants contained in Section 9.4 and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Section 9.1(d)(iii) in the form set out in Exhibit K or in such other form as the Facility Agent may agree;

“Assigned Moneys”shall mean any and all sums assigned to the Security Trustee pursuant to (i) in relation to the Vessel, the Earnings and Charterparties Assignment and the Insurances Assignment or (ii) in relation to the GREEN BAY, the GREEN BAY Earnings and Charterparties Assignment and the GREEN BAY Insurances Assignment;

“Assignment and Assumptionshall mean any Assignment and Assumption Agreement(s)

Agreement(s)”executed pursuant to Section 12.3 substantially in the form set out in Exhibit D;

“Assignment Notices”shall mean (A) in relation to the Vessel, (a) the notice with respect to the Earnings and Charterparties Assignment substantially in the form set out in Exhibit 1 thereto, and (b) the notice with respect to the Insurances Assignment substantially in the form set out in Exhibit 3 thereto or (B) in relation to the GREEN BAY, (a) the notice with respect to the GREEN BAY Earnings and Charterparties Assignment substantially in the form set out in Exhibit 1 thereto, and (b) the notice with respect to the GREEN BAY Insurances Assignment substantially in the form set out in Exhibit 3 thereto;

“Assignments”shall mean the Earnings and Charterparties Assignment and the

Insurances Assignment;

“Attributable Principal Amount”shall mean (a) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, and (b) in the case of asset securitization programs, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Facility Agent in its reasonable judgment;

“Availability Period”shall mean the period of time beginning on the Closing Date and ending on the earlier of (a) the date on which the Advance is made pursuant to Section 3 and (b) April 30, 2015;

“Banking Day(s)”shall mean any day that is not a Saturday, Sunday or other day on which (a) banks in London, England (in relation to LIBOR fixing only), Frankfurt, Germany or New York, New York (in relation to payments in Dollars only) are authorized or required by law to remain closed, or (b) banks are not generally open for dealing in dollar deposits in the London interbank market;

“Blocked Person”shall mean any of the following currently or in the future: (i) an individual, entity or vessel named on a Blocked Persons List, or any entity owned or controlled by, directly or indirectly, such individual, entity or vessel, or (ii) (A) an agency or instrumentality of, or an entity owned or controlled by, or acting on behalf of or at the direction of, directly or indirectly, the government of any country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) (each, a “Sanctioned Country”), (B) an entity located, resident in or organized under the laws of a Sanctioned Country, or (C) a national or permanent resident of a Sanctioned Country, or a person located or residing in a Sanctioned Country, to the extent such agency, instrumentality, entity, or person is targeted by Sanctions, or (iii) without duplication of any Person set forth in clause (i) or (ii), any Person located or residing in, organized under the laws of, or operating in a Sanctioned Country;

“Blocked Persons List”shall mean the “Specially Designated Nationals List and Blocked

Persons List” maintained by OFAC and any other similar or equivalent published list of individuals or entities maintained by a Governmental Authority, as the same may be amended, supplemented or substituted from time to time;

“Borrower”shall have the meaning ascribed thereto in the preamble;

“Borrower Restructuring”shall mean, collectively, the transactions contemplated by Section

9.5 hereof and Section 9.5 of the GREEN BAY Credit Facility;

“Capital Expenditures”shall mean with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), any expenditure for fixed assets or that is properly chargeable to capital account in accordance with GAAP;

“Capital Lease”shall mean, as applied to any Person, any lease of any property

(whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person;

“Cash Equivalents”means, as at any date of determination, any of the following: (a)

marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-I from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by (x) any Lender, (y) any foreign lending institution so long as it holds Indebtedness of the Guarantor or its Subsidiaries or (z) by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal or other applicable banking regulator), and (ii) has Tier 1 capital (as defined in such regulations, or the equivalent foreign regulations, if applicable) of not less than $100,000,000; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; (f) overnight repurchase investments and overnight Eurodollar sweep investments; and (g) corporate bonds maturing within one (1) year after such date and having a rating of at least A- from S&P or at least A3 from Moody’s; provided that, for purposes of this Agreement, such corporate bonds shall be valued at a margin of 90% thereof;

“Change of Control”shall mean (a) any “person” (as such term is used in Sections 13(d)

and 14(d) of the Exchange Act), other than the existing owners, becoming the beneficial owner (as defined in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of the Guarantor or (b) the Guarantor ceases to own directly 100% of the Borrower or (c) the Board of Directors of the Guarantor ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the then existing directors;

“Classification Society”shall mean American Bureau of Shipping or any other member of the International Association of Classification Societies reasonably acceptable to the Lenders (with whom the Vessel is entered and who conducts periodic physical surveys and/or inspections of the Vessel);

“Closing Date”shall mean the day and year first written above;

“Code”shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

“Collateral”shall mean, all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee or any Lender has been granted a security interest pursuant to any Transaction Document;

“Commercial Manager”shall mean Borrower or such other manager acceptable to the

Facility Agent;

“Commodity Exchange Act”shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

“Commitment(s)”shall mean in relation to a Lender, the portion of the Facility set out opposite its name in Schedule I hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as changed from time to time pursuant to the terms of this

Agreement;

“Compliance Certificate”shall mean a certificate certifying the compliance by each of the

Security Parties with all of its covenants contained herein and showing the calculations thereof in reasonable detail, delivered by the chief financial officer of the Guarantor to the Facility Agent from time to time pursuant to Section 9.1(d) in the form set out in Exhibit C or in such other form as the Facility Agent may agree;

“Consolidated EBITDA”shall mean, for any period, with respect to the Guarantor and its

Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all Consolidated Interest Expense of the Guarantor and its Subsidiaries; (c) income taxes of the Guarantor and its Subsidiaries; (d) depreciation and amortization of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; and (e) the unamortized balance of the gain with respect to the sale of the vessel GREEN BAY pursuant to the sale/leaseback transaction that occurred on February 22, 2012, for the four rolling quarters commencing with the quarter ending September 30, 2014 and ending with the quarter ending June 30, 2015; provided, that if any Subsidiary is not wholly-owned by the Guarantor, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by the Guarantor on the last day of such period; provided, further, that, for the period of four fiscal quarters commencing with the quarter ending September 30, 2014 and ending with the quarter ending June 30, 2015, all non-cash gains and/or losses from dispositions of any assets allowed under the Regions Credit Agreement or consented to by the Required Lenders thereunder shall be excluded in the calculation of Consolidated EBITDA; provided, however, that if any acquisition or disposition of assets permitted to be made under this Agreement (other than non-material acquisitions or dispositions in the ordinary course of business, each with a total value of less than $2,000,000) occurs during such period of determination, Consolidated EBITDA for such period shall be calculated on a pro forma basis to give effect to such acquisition or disposition as if each such acquisition or disposition has been consummated on the first day of such period; provided, further that Consolidated EBITDA based on any such acquisition shall only be based on contracted cash flow;

“Consolidated EBITDAR”shall mean, with respect to the Guarantor and its Subsidiaries, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period;

“Consolidated Fixed Charge Coverage   shall mean, as of any date of determination, the ratio of (a)

Ratio”  Consolidated EBITDAR for the period of the four fiscal quarters

of the Guarantor most recently ended, minus taxes paid in cash      during such period, minus maintenance Capital Expenditures for the four fiscal quarters of the Guarantor most recently ended: provided that maintenance Capital Expenditure shall be calculated at 50% of consolidated depreciation expense;

“Consolidated Fixed Charges”shall mean with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period; (iii) scheduled principal payments for any outstanding Indebtedness during the applicable period, and (iv) the amount of cash dividends and other distributions made by the Guarantor during such period (other than dividends paid on common stock of the Guarantor in such period in an amount up to $10,000,000). For purposes of this definition, “scheduled principal payments” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Principal Amount in respect of asset securitization programs and Synthetic Leases and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.11 of the Regions Credit Agreement;

“Consolidated Interest Expense”shall mean, with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of asset securitization programs and Synthetic Leases), on all Indebtedness of the Guarantor and its Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

“Consolidated Lease Expense”shall mean with respect to the Guarantor and its Subsidiaries, on a consolidated basis, for any period (without duplication), all amounts payable under any leases (whether Capital Leases or operating leases) and time charter agreements which may be classified as operating lease expenses, charter hire expenses or rent as determined in accordance with GAAP during the period in question;

“Consolidated Lease Adjustmentshall mean the sum of (i) all Indebtedness of the Guarantor and its      Subsidiaries (other than obligations under any Swap Contract) determined on a consolidated basis in accordance with GAAP and (ii) the product of 6 times the Consolidated Lease Expence of the Guarantor and its Subsidiaries for the past 12 months determined on a consolidated basis in accordance with GAAP;

“Consolidated Tangible Net Worth”         shall mean, with respect to the Guarantor and its Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a) total stockholders’ equity minus (b) goodwill;

“Consolidated Leverage Ratio”shall mean, as of any date of determination, the ratio of (a)

Consolidated Lease Adjusted Indebtedness as of such date to (b) Consolidated EBITDAR for the period consisting of the four fiscal quarters of the Guarantor most recently ended;

“Consolidated Net Income”shall mean, for any period, the consolidated net income of the

Guarantor and its Subsidiaries for such period, as shown on the consolidated financial statements of the Guarantor and its Subsidiaries delivered in accordance with Section 9.1(d);

“Creditor(s)”shall mean, together, the Mandated Lead Arrangers, the Agents and the Lenders, each a “Creditor”;

“Debt Service”shall mean the scheduled principal amortization payments, the scheduled interest payments and payment of any fees payable under the Transaction Documents;

“Default”shall mean any event that would, with the giving of notice or passage of time, or both, be an Event of Default;

“Default Rate”shall mean a rate per annum equal to two percent (2%) over the

Applicable Rate;

“DOC”shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and the sign “$”shall mean the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

“Drawdown Date”shall mean the date, being a Banking Day, upon which the

Borrower has requested that the Facility be made available to the Borrower, and the Facility is made available to the Borrower, as provided in Section 3;

“Drawdown Notice”shall have the meaning ascribed thereto in Section 3.3;

“Earnings”means, in relation to the Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)except to the extent that they fall within paragraph (b):

(i)all freight, hire and passage moneys;

(ii)	compensation payable to the Borrower or the Security Trustee in the event of requisition of the Vessel for hire;
(iii)	remuneration for salvage and towage services;
(iv)	demurrage and detention moneys;
(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and
(vi)	all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b)if and whenever, with the consent of the Facility Agent,

the Vessel is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

“Earnings Account”shall mean the bank account no. 2910053679 maintained in the

Name of the Borrower with Account Bank:

“Earnings and Charterpartiesshall mean the first priority assignment of Earnings, charterparties Assignment”and requisition compensation in respect of (i) the Earnings of the

Vessel from, any and all sources (including requisition   compensation) and (ii) any charter or other contract relating to the

Vessel, to be executed by the Borrower in favor of the Security

Trustee pursuant to Section 4.1(s)(i), substantially in the form set

Out in Exhibit E:

“Environmental Affiliate(s)”shall mean, with respect to a Security Party, any Person or entity,

the liability of which for Environmental Claims any Security Party may have assumed by contract or operation of law;

“Environmental Approval(s)”shall have the meaning ascribed thereto in Section 2.1(q);

“Environmental Claim(s)”shall have the meaning ascribed thereto in Section 2.1(q);

“Environmental Law(s)”shall have the meaning ascribed thereto in Section 2.1(q);

“ERISA”shall mean the Employee Retirement Income Security Act of

1974, as amended, and any successor statute and regulation promulgated thereunder;

“ERISA Affiliate”shall mean a trade or business (whether or not incorporated) which is under common control with any Security Party or any of their respective subsidiaries within the meaning of Sections 414(b), (c), (m) or (o) of the Code or which would be considered a member of a “controlled group” with any Security Party or any of their respective subsidiaries under Section 4001 of ERISA;

“ERISA Funding Event”shall mean (i) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or

Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iii) the failure by any Security Party, any of their respective subsidiaries or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (iv) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code); (v) the incurrence by any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vi) the receipt by any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, in reorganization within the meaning of Section 4241 of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (vii) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived); or (viii) the existence with respect to any Plan of a “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code;

“ERISA Termination Event”shall mean (i) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Security Party, any of their respective subsidiaries or any ERISA Affiliate in connection with any Plan or Multiemployer Plan; (ii) the receipt by any Security Party, any of their respective subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (iii) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (iv) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (v) the incurrence by any Security Party, any of their respective subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (vi) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

“Event(s) of Default”shall mean any of the events set out in Section 8.1;

“Excess Cash Flow”shall mean the aggregate amount of the Earnings of the Vessel during each fiscal quarter of the Borrower’s fiscal year minus during each such period:

(a) any voyage expenses of the Vessel payable by the Borrower;

(b) operating expenses (including expenses related to special survey, dry-docking, crew costs, insurance, maintenance, stores, lube oils, etc.) of the Vessel and corporate overhead of the Borrower relating to the Vessel in accordance with the operating expenditure budget delivered pursuant to Section 9.1(d)(vii) up to an amount equal to the OpEx Cap Amount;

(c) scheduled payments of principal and interest under this Agreement; and
(d) any other amounts payable hereunder or under the other Transaction Documents, including any fees and expenses;

“Exchange Act”shall mean the Securities and Exchange Act of 1934, as amended;

“Facility”shall mean the facility to be made available by the Lenders to the

Borrower hereunder pursuant to Section 3 in the maximum principal amount equal to the lesser of (i) Thirty Two Million Dollars ($32,000,000) and (ii) sixty percent (60%) of the Fair Market Value of the Vessel, or the balance thereof from time to time outstanding;

“Facility Agent”shall have the meaning ascribed thereto in the preamble;

“Fair Market Value”shall mean, at any time and from time to time, a desk-top charter-

free appraisal on an “as is”, “willing seller, willing buyer” basis of the Vessel from one independent ship broker selected by the Facility Agent (which shall be one of Maritime Strategies International Ltd., Hesnes Shipping, Fearnley’s A/S and H. Clarkson & Company unless the Facility Agent advises the Borrower otherwise in its sole discretion) or at the Borrower’s option, the average of two (2) appraisals from one ship broker selected by the Facility Agent above and one Approved Ship Broker selected by the Borrower and appointed by the Facility Agent; provided, that if the higher of the two valuations exceeds the lower of the two valuations by more than 10%, Fair Market Value will be the average of three (3) such appraisals by adding another appraisal from one Approved Ship Broker selected by the Facility Agent;

“FATCA”shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof;

“Fee Letter”shall mean the fee letter of even date herewith between the

Borrower and the Facility Agent;

“Final Payment Date”shall mean March 31, 2020;

“Foreign Plan”shall mean an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and is maintained or contributed to by any Security Party or any of their respective subsidiaries or for which any Security Party or any of their respective subsidiaries has or could have any liability;

“Foreign Termination Event”shall mean the occurrence of an event with respect to the funding or maintenance of a Foreign Plan, that could reasonably be expected to result in a lien on, or seizure of, any collateral hereunder;

“Foreign Underfunding Event”shall mean the excess, if any, of the accrued benefit obligations of a Foreign Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the applicable Security Party’s independent auditors for these purposes) over the sum of (i) the assets of such Foreign Plan and (ii) the liability related to such Foreign Plan accrued for financial accounting statement purposes;

“GAAP”shall have the meaning ascribed thereto in Section 1.3;

“GLOVIS COUNTESS-$38.5M Credit shall mean the “GLOVIS COUNTESS Mortgage” as defined in

Facility Mortgage”the GREEN BAY Credit Facility;

“GREEN BAY”shall mean that certain pure car truck carrier GREEN BAY with

IMO No. 9339818;

“GREEN BAY Assignments”shall mean the GREEN BAY Earnings and Charterparties

Assignment and the GREEN BAY Insurances Assignment;

“GREEN BAY Credit Facility”shall mean the credit facility contemplated by that certain credit agreement providing for a senior secured term loan of up to $38,500,000, dated August 26, 2014, between LCI Shipholdings, as borrower, and DVB Bank SE, as facility agent and security trustee and as lender, as amended, amended and restated, supplemented or otherwise modified from time to time;

“GREEN BAY-$38.5M Credit Facility shall mean the “Mortgage” as defined in the GREEN BAY Credit

Mortgage”Facility;

“GREEN BAY Earnings Account”shall mean the bank account no. 2910053652 (or such other bank account designed as “Earnings Account” under the GREEN BAY Credit Facility), maintained in the name of the Borrower with Account Bank;

“GREEN BAY Earnings andshall mean the assignment of Earnings, charterparties and

Charterparties Assignment”requisition compensation in respect of (i) the Earnings of the

GREEN BAY from any and all sources (including requisition

compensation) and (ii) any charter or other contract relating to the GREEN BAY, substantially in the form set out in Exhibit E;

“GREENBAY Insurances Assignment” shall mean the assignment in respect of the insurances over the GREEN BAY, substantially in the form set out in Exhibit F;

“GREEN BAY Mortgage”shall mean the preferred Marshall Islands mortgage over the

GREEN BAY, securing the Facility, substantially in the form attached hereto as Exhibit G-2;

“GREEN BAY Retention Account”shall mean the bank account no. 2910053660 (or such other bank account designed as “Earnings Account” under the GREEN BAY Credit Facility) maintained in the name of the Borrower with Account Bank;

“Guaranteed Obligations”shall have the meaning ascribed thereto in Section 11.1;

“Guarantor”shall have the meaning ascribed thereto in the preamble;

“Indebtedness”shall mean, with respect to any Person at any date of determination

(without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables;

“ING Credit Agreement”shall mean the facility agreement, dated as of August 2, 2010,

providing for a senior secured term loan of up to $55,200,000 between the Borrower, as borrower, and ING Bank N.V., as facility agent and security trustee and lender, as such agreement is amended, amended and restated, supplemented or otherwise modified from time to time;

“Indemnitee”shall have the meaning ascribed thereto in Section 19.8;

“Initial Charter Party Agreement”shall mean the time charter agreement set forth on Schedule V;

“Initial Charterer”shall mean Hyundai Glovis Co. Ltd.;

“Initial Payment Date”shall mean July 31, 2015;

“Insurances Assignment”shall mean the first priority assignment in respect of the insurances over the Vessel, to be executed by the Borrower in favor of the Security Trustee pursuant to Section 4.1(s)(ii), substantially in the form set out in Exhibit F;

“Interest Expense”shall mean, with respect to the Guarantor and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Indebtedness of the Guarantor and the Subsidiaries for such period, net of interest income, all determined in accordance with GAAP;

“Interest Period”shall mean a period of three (3) months or as otherwise agreed upon by the Facility Agent and the Borrower;

“ISM Code”shall mean the International Safety Management Code for the Safe

Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”shall mean the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in December, 2002 and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”shall mean the International Ship Security Certificate issued pursuant to the ISPS Code;

“LCI Shipholdings”shall mean LCI Shipholdings, Inc., a corporation existing under the laws of the Marshall Islands;

“Lenders”shall have the meaning ascribed thereto in the preamble;

“LIBOR”shall mean the rate (rounded upward to the nearest 1/16th of one percent) for deposits of Dollars for the relevant Interest Period at or about 11:00 A.M. (London time) on the second London Banking Day before the first day of such period as displayed on the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London Interbank rates of major banks for Dollars (the Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for the purpose of displaying London Interbank offered rates for Dollar deposits), provided, however, that LIBOR shall never be less than 0%;

“Liquidity”means the sum of Revolver Undrawn Availability plus

“Loan Administration Form”shall mean the DVB loan administration form as attached in

Exhibit M;

“Majority Lenders”at any time shall mean Lenders holding an aggregate of more than

66.67% of the Facility then outstanding;

“Manager’s Undertaking”shall mean letters of undertaking to the Facility Agent to be issued by any party that is or becomes the Commercial Manager (unless the Borrower is the Commercial Manager) or the Technical Manager, substantially in the form set out in Exhibit J or in such form acceptable to the Facility Agent, pursuant to which such manager shall subordinate its rights to those of the Creditors;

“Mandated Lead Arranger”shall have the meaning ascribed thereto in the preamble;

“Mandatory Costs”shall mean in relation to the Facility or an unpaid sum the rate per annum notified by any Lender to the Facility Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or similar requirement of any Federal Reserve Bank, any other central bank or European Central Bank or the Financial Services Authority or similar institution whose requirements such Lender complies with;

“Margin”shall mean 275 basis points;

“Material Adverse Effect”shall mean a material adverse effect on the ability or prospective ability of the Borrower and/or the Guarantor to meet any of their respective obligations with regard to (i) the Facility and the financing arrangements established in connection therewith or (ii) any of their respective Indebtedness or other obligations that, considered as a whole, are material to the Borrower and/or the Guarantor;

“Materials of Environmental Concern” shall have the meaning ascribed thereto in Section 2.1(q);

“Mortgage”shall mean the first preferred Marshall Islands mortgage on the

Vessel, substantially in the form attached hereto as Exhibit G-1;

“MTSA”shall mean the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

“Multiemployer Plan”shall mean, at any time, a “multiemployer plan” (as defined in

Section 4001(a)(3) of ERISA) to which any Security Party, any of their respective Subsidiaries or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute;

“Note”shall mean the promissory note to be executed by the Borrower to the order of the Facility Agent pursuant to Section 4.1(c), to evidence the Facility substantially in the form set out in Exhibit A;

“OFAC”shall have the meaning ascribed thereto in Section 19.9;

“Operator”shall mean the Person who is concerned with the operation of the

Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“OpEx Cap Amount”shall mean $6,652 per day to be increased as of March 1 of each subsequent year following the Closing Date by 3.0% for each subsequent one-year period;

“Other Borrower Vessels”shall mean (i) the 23,054 gross registered tons and 11,349 net registered tons currently named “EGS CREST”, IMO Number 9576727 and (ii) the 23,054 gross registered tons and 11,349 net registered tons currently named “EGS WAVE”, IMO Number 9576741;

“Parallel Debt”shall have the meaning ascribed to it in Section 17.17(a);

“Pari Passu Intercreditor Agreement”shall mean the intercreditor agreement substantially in the form set out in Exhibit L;

“PATRIOT Act”shall have the meaning ascribed to it in Section 19.9;

“Payment Dates”shall mean the Initial Payment Date and the dates falling at three

(3) month intervals thereafter, the last of which is the Final Payment Date;

“PBGC”shall mean the Pension Benefit Guaranty Corporation or any successor entity thereto;

“Person”shall mean any individual, sole proprietorship, corporation,

partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Plan”shall mean any employee benefit plan (other than a Multiemployer

Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which any Security Party, any of their respective subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Prepayment Premium”shall mean, with respect to prepayments made (i) on or prior to the first anniversary of the Drawdown Date, an amount equal to three percent (3%) of the amount to be prepaid, (ii) after the first anniversary of the Drawdown Date but on or prior to the second anniversary of the Drawdown Date, an amount equal to two percent (2%) of the amount to be prepaid, (iii) after the second anniversary of the Drawdown Date but on or prior to the third anniversary of the Drawdown Date, an amount equal to one percent (1%) of the amount to be prepaid or (iv) after the third anniversary of the Drawdown Date, zero;

“Principal Obligations”shall mean, in relation to the Borrower or the Guarantor all monetary obligations (other than its Parallel Debt) which now or at any time hereafter may be or become due, owing or incurred by the Borrower or the Guarantor to any Creditor, whether due or not, whether contingent or not and whether alone or jointly with others, as principal, surety or otherwise, under or in connection with or pursuant to the Transaction Documents, as such obligations may be extended, restated, prolonged, amended, renewed or novated from time to time;

“Proceeding”shall have the meaning ascribed thereto in Section 8.1(i);

“Regions Credit Agreement”shall mean that certain credit agreement, dated as of September 24,

2013, between, among others, the Guarantor as a borrower and Regions Bank as administrative agent and collateral agent, as such agreement is amended, amended and restated, supplemented or otherwise modified from time to time;

“Required Percentage”shall mean (i) on or prior to the second anniversary of the

Drawdown Date, one hundred thirty-five percent (135%), (ii) after the second anniversary of the Drawdown Date but on or prior to the fourth anniversary of the Drawdown Date, one hundred fifty percent (150%) and (iii) after the fourth anniversary of the Drawdown Date, one hundred seventy-three percent (173%);

“Retention Account”shall mean the bank account no. 2910053687 maintained in the name of the Borrower with Account Bank;

“Revolver Undrawn Availability”shall mean, at any time, the maximum amount of revolving loans that could be incurred by the borrowers under the Regions Credit Agreement (but not to exceed the unutilized revolving commitments of the lenders thereof at such time) such that the Guarantor would remain in compliance with the financial covenants set forth in sections 8.8(a)(i) and 8.8(a)(vi) thereof, determined on a pro forma basis, after giving effect to such revolving loans thereunder;

“Sanctions”shall mean any trade, economic or financial sanctions, laws,

regulations, embargoes or restrictive measures (i) enacted, enforced or imposed by the United States, including without limitation, the Trading With The Enemy Act, the International Emergency, Economic Powers Act, the Iran Sanctions Act of 1996, as amended, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the National Defense Authorization Act of 2012 (including the Iran Freedom Counter-Proliferation Act), the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended; any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued or administered thereunder by OFAC (including the Specially Designated Nationals List), and (ii) any non-U.S. economic or financial sanctions, regulations, trade embargoes or other restrictive measures promulgated or administered by the United Nations Security Council, the European Union or its Member States (including, without limitation, the United Kingdom and France), or the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, and Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (all of the foregoing collectively referred to as the “Sanctions Authorities”) that are applicable to (A) a Security Party or any Affiliate thereof in the operation of its business or (B) a Lender and have been designated as “Sanctions” by the Facility Agent (acting on the request of such Lender) but only to the extent that compliance with such sanctions, regulations, trade embargoes or other restrictive measures so designated does not conflict with any of the provisions listed in (i) and (ii)(A) hereof;

“Security Document(s)”shall mean the Mortgage, the GREEN BAY Mortgage, the

Assignments, the GREEN BAY Assignments, the Account Pledges, the Pari Passu Intercreditor Agreement and any other documents that may be executed as security for the Facility and the Borrower’s obligations in connection therewith or to establish any form of subordination or priorities arrangement in relation therewith;

“Security Party”shall mean each of the Borrower and the Guarantor;

“Security Trustee”shall have the meaning ascribed thereto in the preamble;

“SMC”shall mean the safety management certificate issued in respect of the Vessel in accordance with rule 13 of the ISM code;

“subsidiary”shall mean, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person;

“Subsidiary”shall mean with respect to any Person, any subsidiary of such

Person or if the context requires, any subsidiary of the Guarantor;

“Swap Contract”shall mean (a) any and all rate swap transactions, basis swaps,

credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transaction, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement;

“Synthetic Lease”shall mean (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment);

“Taxes”shall mean any present or future income or other taxes, levies,

duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for (i) taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the Subsidiaries) ), (ii) taxes imposed under FATCA, or (iii) any Taxes that are attributable solely to the failure of any Lender to comply with Section 7.2(c);

“Technical Manager”shall mean LMS Shipmanagement, Inc. (which may subcontract the services to Wallem Shipmanagement Limited) or such other manager acceptable to the Facility Agent;

“Total Loss”shall have the meaning ascribed thereto in the Mortgage;

“Transaction Documents”shall mean each of this Agreement, the Note, the Security

Documents and the Fee Letter;

“Unrestricted Cash”shall mean all unencumbered (other than security interests in favor of the Security Trustee securing the Facility) cash and Cash

Equivalents of the Guarantor and its Subsidiaries at such time;

“Vessel”shall mean that certain pure car truck carrier GLOVIS

COUNTESS with IMO No. 9476721; and

“Withdrawal Liability(ies)”shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

1.2Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Note and the other Transaction Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Note or such Transaction Document, as applicable; references to agreements and other contractual instruments (including this Agreement, the Note and the Transaction Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement, the Note or any Transaction Document); references to any matter that is “approved” or requires “approval” of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3Accounting Terms. Unless otherwise specified herein, all accounting terms used in this

Agreement, the Note and in the Transaction Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or to the Lenders under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”), as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Reporting Standards; provided, however, that for purposes of determining the Guarantor’s ratios and financial covenants set forth in Section 9.3, GAAP shall be GAAP in effect as at December 31, 2014.

1.4Certain Matters Regarding Materiality. To the extent that any representation, warranty,

covenant or other undertaking of any of the Security Parties in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by such Security Party with any governmental rule.

2.REPRESENTATIONS AND WARRANTIES

2.1Representations and Warranties. In order to induce the Creditors to enter into this

Agreement and to make the Facility available, each Security Party hereby represents and warrants to the Creditors (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Facility) that:

(a)Due Organization and Power. Each Security Party is validly existing in good standing under the laws of its jurisdiction of incorporation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Agreement, the Note and the Transaction Documents to which it is a party, and is in compliance with all statutory, regulatory and other requirements relative to such business and such agreements;

(b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Agreement, the Note and the Transaction Documents and, in the case of the Borrower to borrow, service and repay the Facility and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Facility or any part thereof;

(c) Binding Obligations. This Agreement, the Note and the Transaction Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party that is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

(d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement, the Note and the other Transaction Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at the date hereof or any contractual restriction (including, without limitation, the Regions Credit Agreement and the ING Credit Agreement) binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Facility shall be used by the Borrower exclusively for its own account and for the purpose set forth in Section 3.1(a);

(e) Filings; Stamp Taxes. Other than the recording of the Mortgage with the appropriate authorities for the Republic of the Marshall Islands, and the filing of Uniform Commercial Code Financing Statements with the Recorder of Deeds of the District of Columbia in respect of the Assignments, and the payment of filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement, the Note and the other Transaction Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Note or the other Transaction Documents;

(f) Litigation. No action, suit or proceeding is pending or threatened against any Security Party before any court, board of arbitration or administrative agency which could or might have a Material Adverse Effect;

(g) No Default. No Security Party is in default under any agreement by which it is bound, or is in default in respect of any financial commitment or obligation, in each case, exceeding $5,000,000 individually or $20,000,000 in the aggregate;

(h) Vessel. The Vessel is:

(i)in the sole and absolute ownership of the Borrower and duly registered in the Borrower's name under the Marshall Islands flag, unencumbered, save and except for the Mortgage and the GLOVIS COUNTESS-$38.5M Credit Facility Mortgage and as permitted thereby;

(ii)	classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations;
(iii)	operationally seaworthy and in every way fit for its intended service; and
(iv)	insured in accordance with the provisions of the Mortgage and the requirements thereof in respect of such insurances will have been complied with;

risks and in such amounts as are customary for companies engaged in similar businesses;

(j) Financial Information. Except as otherwise disclosed in writing to the Facility Agent on or prior to the date hereof, all financial statements, information and other data furnished by any Security Party to the Facility Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and since the date of the Guarantor's financial statements most recently delivered to the Facility Agent, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations except as disclosed in such statements, information and data;

(k) Tax Returns. Each Security Party has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

(l) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any “prohibited transaction” for purposes of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan or Multiemployer Plan maintained or contributed to, or required to be maintained or contributed to, by any Security Party, any of their respective subsidiaries or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA which is reasonably likely to result in any Security Party, any of their respective subsidiaries or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could have a Material Adverse Effect. No ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding Event exists or has occurred, or is reasonably expected to exist or occur, that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfunding Events that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties, their respective subsidiaries and ERISA Affiliates in the aggregate in excess of $1,000,000;

(m) Chief Executive Office. The chief executive office and chief place of business of each Security Party and the office in which the records relating to the earnings and other receivables of each Security Party are kept is, and will continue to be, located at 11 North Water Street, Suite 18290, Mobile, Alabama 36602, USA, until such time as each Security Party relocates its offices to New Orleans, Louisiana with prior written notice to the Facility Agent, which is anticipated to occur in the first half of 2016;

(n) Foreign Trade Control Regulations. (i) None of the Security Parties nor any of their respective Subsidiaries, nor any director, officer, employee, agent, Affiliate or representative of a Security Party, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is a Blocked Person or otherwise the subject of any Sanctions.

(ii)The Borrower will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person.

(iii)

For the past 5 years, the Borrower has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)	None of the transactions contemplated herein will violate Sanctions.

(o) Money Laundering. (i) The operations of the Borrower are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the PATRIOT Act, and the applicable anti-money laundering statutes of jurisdictions where the Borrower conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

(ii) The Borrower requires the Facility for use in connection with its lawful organizational purpose and for no other purposes and the Borrower has not contravened any Anti-Money Laundering Laws. The Borrower represents that it is the ultimate beneficiary of the Facility to be made to it as contemplated in this Agreement and will promptly notify the Lenders (by written notice to the Facility Agent) if it ceases to be the ultimate beneficiary. Such written notice shall disclose the name and the address of the new ultimate beneficiary.

(p) Equity Ownership. The Borrower is owned directly one hundred percent (100%) by the Guarantor;

(q) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Facility Agent (i) each of the Borrower and its Affiliates (which for purposes of this Section 2.1(q) shall be deemed to include the Guarantor and its Affiliates) will, when required to operate their business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (“Environmental Laws”); (ii) each of the Borrower and its Affiliates will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) the Borrower has not nor has any Affiliate thereof received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Facility Agent there is no Environmental Claim pending or threatened against the Borrower or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

(r) Compliance with ISM Code, ISPS Code and MTSA. The Vessel and the Operator comply with the requirements of the ISM Code, the ISPS Code and the MTSA including, but not limited to, the maintenance and renewal of valid certificates pursuant thereto;

(s) Threatened Withdrawal of DOC or SMC. There is no threatened or actual withdrawal of the Operator's DOC or SMC in respect of the Vessel;

(t) Liens. Other than as disclosed in Schedule III, there are no liens of any kind on any property owned by any Security Party other than those liens created pursuant to this Agreement or the other Transaction Documents or permitted thereby;

(u) Indebtedness. Other than as disclosed in Schedule IV, none of the Security Parties has any Indebtedness;

(v) Payment Free of Taxes. All payments made or to be made by the Security Parties under or pursuant to this Agreement, the Note and the other Transaction Documents shall be made free and clear of, and without deduction or withholding for an account of, any Taxes;

(w) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any Security Party or, to the best knowledge of any Security Party, contemplated by any third party, to dissolve or terminate any Security Party;

(x) Solvency. In the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

(y) Compliance with Laws. Each of the Security Parties is in compliance with all applicable laws, except where any failure to comply with any such applicable laws would not, alone or in the aggregate, have a Material Adverse Effect;

(z) GREEN BAY Credit Facility. All of the representations and warranties contained in Section 2 of the GREEN BAY Credit Facility are true and correct; and

(bb)Survival. All representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Facility and the issuance of the Note.

3.THE FACILITY

3.1Purposes. (a) The Lenders shall, during the Availability Period, make the Facility available to the Borrower for the purpose of partially financing the Vessel.

(b)Making of the Facility. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, not later than 11:00 a.m. New York City time on the Drawdown Date, make its portion of the Facility, in Federal or other funds, immediately available in New York City to the Facility Agent at its address set forth on Schedule I or to such account of the Facility Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Facility Agent determines that any applicable condition specified in Sections 4.1 or 4.2 has not been satisfied, the Facility Agent will make the funds so received from the Lenders available to the Borrower at the aforesaid address, subject to the receipt of the funds by the Facility Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the Drawdown Dates, and in any event as soon as practicable after receipt. The Facility will be made available in one (1) drawing.

3.2Receipt of Funds. Unless the Facility Agent shall have received notice from a Lender prior to the Drawdown Date that such Lender will not make available to the Facility Agent such Lender’s share of the Advance, the Facility Agent may assume that such Lender has made such share available to the Facility Agent on the Drawdown Date in accordance with this Section 3.2 and the Facility Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Facility Agent, such Lender and the Borrower (but without duplication) severally agree to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Facility Agent, at (i) in the case of the Borrower, a rate per annum equal to the Applicable Rate and (ii) in the case of such Lender, the actual costs of funds incurred by the Facility Agent for such funds. If such Lender shall repay to the Facility Agent such corresponding amount, such amount so repaid shall constitute such Lender’s share of the Advance for purposes of this Agreement as of the Drawdown Date. Nothing in this Section 3.2 shall be deemed to relieve any Lender of its obligation to make its share of the Advance to the extent provided in this Agreement. In the event that the Borrower is required to repay the Advance to the Facility Agent pursuant to this Section 3.2 as between the Borrower and the defaulting Lender, the liability for any breakfunding costs as described in Section 4.3 shall be borne by the defaulting Lender. If the defaulting Lender has not paid any such breakfunding costs upon demand by the Facility Agent therefor, the Borrower shall pay such breakfunding costs upon demand by the Facility Agent and the Borrower shall be entitled to recover any such payment for breakfunding costs made by the Borrower from the defaulting Lender.

3.3Drawdown Notice. The Borrower shall, by 10:00 a.m. New York City time on a day which is at least three (3) Banking Days (or fewer Banking Days if agreed by the Lenders) before the Drawdown Date serve a notice (a “Drawdown Notice”), substantially in the form of Exhibit B, on the Facility Agent, which notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the amount of the Facility to be drawn, (d) specify the Banking Day on which the Facility is to be drawn, (e) specify the disbursement instructions, and (f) be irrevocable.

3.4Effect of Drawdown Notice. Delivery of the Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of the Drawdown Notice and will be true and correct on and as of the Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

4.CONDITIONS PRECEDENT

4.1Conditions Precedent to this Agreement. The obligation of the Lenders to make the Facility available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

(a)Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

(i)

copies, certified as true and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to the Borrower, shareholder evidencing approval of the Transaction Documents to which each is a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, including the execution of the Drawdown Notice;

(ii)	copies, certified as true and complete by an officer of each of the Security Parties, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;
(iii)

copies, certified as true and complete by an officer of each of the Security Parties, of the names and true signatures of the officers of such Security Parties authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iv)	certificate of the jurisdiction of each Security Party as to the good standing thereof;
(v)	the capital and shareholding structure of the Borrower certified to be true and complete by an officer of the Borrower;
(vi)

a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of each of the Security Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of such Security Party contained in this Agreement are true and correct as of the date of such certificate.

(b)The Agreement. Each of the Security Parties shall have duly executed and delivered this

Agreement to the Facility Agent.

(c)The Note. The Borrower shall have duly executed and delivered the Note to the Facility

Agent.

(d)The Creditors. The Facility Agent shall have received executed counterparts of this

Agreement from each of the Lenders.

(e)Fees. The Creditors shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under Section 15 and the Fee Letter.

(f)Environmental Claims. The Lenders shall be satisfied that none of the Security Parties is subject to any Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

(g)Legal Opinions. The Facility Agent, on behalf of the Agents and the Lenders, shall have received opinions addressed to the Facility Agent from (i) Jones Walker, L.L.P., special counsel to the

Security Parties, and (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the State of Delaware, the State of New York and the United States of America, covering certain of the representations and warranties and conditions which are the subjects of Sections 2 and 4, respectively.

(h)Officer's Certificate. The Facility Agent shall have received a certificate signed by the

President or other duly authorized executive officer of the Borrower certifying that under applicable law existing on the date hereof, the Borrower shall not be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Facility Agent for the account of the Creditors hereunder.

(i)Initial Charter Party Agreement. The Borrower shall have delivered to the Facility Agent a copy, certified as true and complete by an officer of the Borrower, of the Initial Charter Party Agreement.

(j)Accounts. The Borrower shall have established the Earnings Accounts and the Retention

Accounts in the name of the Borrower, in each case, with Account Bank.

(k)UCC Filings. The Facility Agent shall have received evidence that Uniform Commercial

Code Financing Statements have been filed in the State of New York and in such other jurisdictions as the Facility Agent may reasonably require.

(l)Financial Statements. Each of the Security Parties shall deliver to the Facility Agent consolidated financial statements for the period ending December 31, 2014 or for any other period requested by the Facility Agent prior to the Closing Date.

(m)Licenses, Consents and Approvals. The Facility Agent shall have received satisfactory evidence that all necessary licenses, consents and approvals in connection with the transactions contemplated by this Agreement, the Note and the other Transaction Documents have been obtained.

(n)Know Your Customer Requirements. The Facility Agent shall have received documentation, with respect to the Security Parties, to its satisfaction in connection with its know your customer requirements, including but not limited to:

(i)	completed bank account opening mandates with telephone and fax indemnities to include a list of all account holders’ authorized signatories and specimens of their signatures;
(ii)	certified list of directors, including titles, business and residential addresses and dates of birth;
(iii)	certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address for all authorized signatories;
(iv)	with respect to the Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary or assistant secretary of such entity; and
(v)	non-resident declaration forms, if applicable.

(o)Loan Administration Form. The Facility Agent shall have received a duly executed Loan Administration Form.

(p)[Intentionally Omitted].

(q)[Intentionally Omitted].

(r)Vessel Documents. The Facility Agent shall have received:

(i)	the latest survey report in respect of the Vessel;
(ii)

the classification certificate of the Vessel and the trading certificate of the Vessel from the Classification Society with which such Vessel is classed at least ten (10) days prior to the Drawdown Date, unless otherwise agreed by the Facility Agent;

(iii)

the relevant pages of the Trim & Stability booklet, including (x) a copy of the approval page displaying the name of the Vessel and the stamp of class, (y) a copy of the page giving the description of the Vessel and (z) the page stating the Vessel’s LDT;

(iv)	the chartering description (e.g. Q88 for tankers or Form C for LPG);
(v)	last two port state control certificates and the port state control history for the last 3 years (to be provided by the Borrower on a best efforts basis);
(vi)	work list from the last dry dock completed;
(vii)	details of the Vessel’s tracking device (e.g. INMARSAT number) (to be provided by the Borrower on a best efforts basis);
(viii)	evidence satisfactory that the Vessel is:
a. in the sole and absolute ownership of such Borrower and duly registered in such Borrower's name under the Marshall Islands flag free of all liens and encumbrances of record other than the Mortgage;

b. insured in accordance with the provisions of the Mortgage and all requirements of the Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders); the main terms of such insurances (including the copies or drafts of the relevant insurance documents) to be provided to the Facility Agent at least 10 days prior to the Drawdown Date;

c. classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations and requirements; and
d. operationally seaworthy and in every way fit for its intended service.

(s)Security Documents. The Borrower shall have executed and delivered to the Facility Agent:

(i)	the Earnings and Charterparties Assignment;
(ii)	the Insurances Assignment;
(iii)	the Account Pledges relating to the Earnings Account and the Retention Account;
(iv)

the Assignment Notices and the acknowledgements thereof in respect of (i) through (iii) above (including the executed and countersigned notice and acknowledgment of assignment of earnings and time charter and subordination agreement from the

Initial Charterer, to be provided by the Borrower by the Drawdown Date on a best efforts basis, but in no event later than 90 days following the Drawdown Date);

(v)	the Mortgage relating to the Vessel;
(vi)

Manager’s Undertaking from each of the Commercial Manager (unless the Borrower is the Commercial Manager) and the Technical Manager (and any subcontractor thereof), including, where applicable, an assignment of the interests of such manager in the insurances and subordination undertakings;

(vii)

evidence that the Borrower has sent an instruction letter to the Classification Society as required under Section 9.1(z) and that the Classification Society has executed the undertaking as required thereby; and

(viii)

an irrevocable power of attorney granted by the Borrower to the Security Trustee which, upon the occurrence and during the continuance of an Event of Default, enables the Security Trustee to make all necessary decisions in relation to the Vessel and obliges the master of the Vessel to adhere to the Security Trustee’s instructions.

(t) Registration of the Mortgage. The Facility Agent shall have received satisfactory evidence that the Mortgage has been duly registered under the laws of the Republic of the Marshall Islands and constitutes a first preferred mortgage lien under the laws of the Republic of the Marshall Islands.

(u) Vessel Appraisals. The Facility Agent shall have received appraisals, in form and substance satisfactory to the Facility Agent, as to the Fair Market Value of the Vessel (to be dated not earlier than one month prior to the Drawdown Date).

(v) ISM DOC. The Facility Agent shall have received a copy of the Operator’s DOC and satisfactory evidence of compliance with the ISM, IPS Codes and/or IAPPC, to the extent applicable.
(w) Evidence of Current COFR. The Facility Agent shall have received a copy of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel.
(x) Drawdown Notice. The Facility Agent having received the Drawdown Notice in accordance with the terms of Section 3.3.
(y) Representations and Warranties True. The representations stated in Section 2 being true and correct as if made on that date.
(z) No Default. No Default or Event of Default having occurred and being continuing or would result from the making of the requested Advance.

(aa)No Material Adverse Effect. Since December 31, 2014, there having been

(i)	no material adverse change in the consolidated financial strength of the Borrower and the Guarantor;
(ii)	no material adverse global economic or political development; and
(iii)	no material adverse development in the international money and capital markets;

which, in the reasonable opinion of the Lenders, might prejudice the successful and timely closing of the Facility or the successful and timely performance of any of the material obligations under this Agreement.

(bb) Amendment to the GREEN BAY Credit Facility. The Facility Agent shall have received an amendment to the Green Bay Credit Facility in form and substance satisfactory to it, duly executed by parties thereto.

(cc) ING Amendment. The Facility Agent shall have received an amendment agreement executed by the administrative agent, the collateral agent, the “Required Lenders” and the loan parties under the ING Credit Agreement, in form and substance satisfactory to it, to reflect, among other changes, the new financial covenant levels and to permit the Borrower Restructuring.

(dd)Miscellaneous. The Facility Agent shall be satisfied with any other document, authorization,

opinion or assurance it may require.

4.2Breakfunding Costs. In the event that, on the date specified for the making of the Advance in the Drawdown Notice, the Lenders shall not be obliged under this Agreement to make the requested Advance available, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of the Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.3Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Lenders elect, in their sole discretion, to make the Facility available to the Borrower prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 and 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Lenders, in their sole discretion, may agree).

5.REPAYMENT AND PREPAYMENT

5.1Repayment. Subject to the provisions of this Section 5 regarding application of prepayments, the Borrower shall repay the principal of the Facility in twenty (20) consecutive quarterly installments beginning on the Initial Payment Date and ending on the Final Payment Date, each of the twenty (20) installments being in an amount equal to $800,000.00 (or during the Amortization Reduction Period, $727,272.73), in each case, accompanied by, in the case of the last such installment, a balloon payment in an amount equal to the then-outstanding principal amount of the Facility and all interest, fees or other moneys payable under any Transaction Document).

5.2Voluntary Prepayment; No Re-borrowing. The Borrower may prepay, upon five (5)

Banking Days written notice, the Facility or any portion thereof, provided that if such prepayment is made on a day other than a Payment Date, such prepayment shall be made together with the costs and expenses provided for in Section 13.4. Each prepayment shall be in a minimum amount of Two Million Dollars ($2,000,000) and any multiple thereof, or the full amount of the Facility then outstanding. No part of the Facility once repaid or prepaid will be available for re-borrowing.

5.3Mandatory Prepayment. Upon (i) the sale of the Vessel or (ii) the earlier of (x) ninety (90)

days after the Total Loss (as such term is defined in the Mortgage) of the Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Borrower or the Security Trustee as assignee thereof, the Facility shall be repaid in full together with, in the event of a Sale under Subsection (i) hereof only, the Prepayment Premium, as applicable, and the costs and expenses provided for in Section 13.4, and the remainder of the proceeds of such Sale or the insurance proceeds may, in the Borrower’s discretion, be applied to repay the GREEN BAY Credit Facility in an amount equal to the face amount of the Debt Service Letter of Credit (as defined in GREEN BAY Credit Facility) in which case the Debt Service Letter of Credit (as defined in GREEN BAY Credit Facility) shall be terminated.

5.4Interest and Costs with Prepayments/Application of Prepayments.

(a)Any prepayment of the Facility made hereunder (including, without limitation, those made pursuant to Sections 5 and 9) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Facility or portions thereof being prepaid, together with the Prepayment Premium, as applicable, and any and all costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

(b)All prepayments of the Facility under Section 5.2 shall be applied towards the installments of the Facility in the inverse order of their due dates for payment.

5.5Borrower's Obligation Absolute. The Borrower's obligation to pay each Creditor hereunder and under the Note shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or may have had against the Creditors.

6.INTEREST AND RATE

6.1Payment of Interest; Interest Rate. (a) The Borrower hereby promises to pay to the Lenders interest on the unpaid principal amount of the Facility for the period commencing on the Drawdown Date until but not including the stated maturity thereof (whether by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate. The Facility Agent shall promptly notify the Borrower and the Lenders in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower. Accrued interest on the Facility shall be payable in arrears on each Payment Date.

(b)Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Facility shall bear interest at the Default Rate. In addition, the Borrower hereby promises to pay interest (to the extent that the payment of such interest shall be legally enforceable) on any overdue interest, and on any other amount payable by the Borrower hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

(c)Interest payable at the Default Rate shall be payable from time to time on demand of the Facility Agent.

6.2Maximum Interest. Anything in this Agreement or the Note to the contrary notwithstanding,

the interest rate on the Facility shall in no event be in excess of the maximum rate permitted by applicable law.

7. PAYMENTS

7.1Time and Place of Payments, No Set Off. All payments to be made hereunder by the

Borrower shall be made to the Facility Agent, not later than 3 p.m. New York time (any payment received after 3 p.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, to HSBC Bank USA, New York (Account No. 000.129.879, ABA No. 021001088, SWIFT ID No. MRMDUS33 for the credit to DVB Bank SE, Frankfurt, Reference: FP 3044858) or to such other account of the Facility Agent as the Facility Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes.

7.2Taxes. (a) If the Borrower shall at any time be compelled by law to withhold or deduct any

Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction including documentary evidence satisfactory to the Facility Agent that the tax has been paid to the appropriate taxation authority as may be required from time to time by the Lenders.

(b) If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower have paid additional amounts as aforesaid (and each Lender agrees to use commercially reasonable efforts to obtain the benefit of any such credit which may be available to it, provided that (i) it has knowledge that such credit is in fact available to it and (ii) it is able to attribute such credit to this Facility), then such Lender shall reimburse the Borrower for the amount of the credit so obtained. The decision as to whether or not to seek such a benefit is in the sole discretion of the Lenders.

(c) On or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by a Security Party, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) shall deliver to the Borrower and the Facility Agent two properly completed and duly executed copies of (as applicable) IRS Form W-8BEN-E, W-8ECI or W-8IMY or, upon request of a Security Party or the Facility Agent, any subsequent versions thereof or successors thereto, in each case claiming a reduced rate (which may be zero) of U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments of interest hereunder as such Non-U.S. Lender may properly claim. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, on or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower, provide to the Facility Agent in addition to the IRS Form W-8 required above a certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Facility Agent in the event any representation in such certificate is no longer accurate.

(d) Without limiting the generality of the foregoing, if a payment made to a Lender under this Agreement or any of the other Transaction Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. In addition, each Lender shall indemnify the Facility Agent and the Borrower for any withholding Tax or other penalties imposed in connection with any “withholdable payment,” as defined in Section 1473 of the Internal Revenue Code, made to a Lender that is not a U.S. Person that has failed to comply with the reporting requirements or otherwise qualify for an exemption under FATCA.

(e) Nothing contained in this Section 7.2 shall require the Facility Agent or Lender (or any transferee Lender) to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

7.3Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of the Facility as a result of which its funded Commitment shall be proportionately less than the funded Commitment of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the funded Commitment of such other Lender so that the aggregate funded Commitment of each Lender shall be in the same proportion to the aggregate funded Commitments then outstanding as its funded Commitment prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all funded Commitments outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 7.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a funded Commitment deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made an advance in the amount of such participation. The Borrower expressly consents to the foregoing arrangement.

7.4Computations; Banking Days. (a) All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8.EVENTS OF DEFAULT

8.1Events of Default. In the event that any of the following events shall occur and be continuing:

(a) Principal Payments. Any principal of the Facility is not paid on the due date therefor; or

(b) Interest and Other Payments. Any interest on the Facility or any other amount becoming payable under this Agreement or any other Transaction Document is not paid within three (3) Banking Days from the date when due; or

(c) Representations, etc. Any representation, warranty or other statement made by any of the Security Parties in this Agreement, any of the other Transactions Documents or in any other instrument, document or other agreement delivered in connection herewith proves to have been untrue or misleading in any material respect as at the date as of which it was made or confirmed; or

(d) Impossibility, Illegality. It becomes impossible or unlawful for any of the Security Parties to fulfill any of the covenants and obligations contained herein or in any Transaction Document, or for any of the Lenders to exercise any of the rights vested in any of them hereunder or under the other Transaction Documents; or

(e) Mortgage. There is any default under the Mortgage; or

(f) Certain Covenants. Any Security Party defaults in the performance or observance of any covenant contained in Section 9.1(b), 9.1(d), 9.1(f), 9.1(m), 9.1(n), 9.1(o), 9.1(r), 9.1(v), 9.2 (other than clauses (j), (l) and (m) thereof), 9.3, 9.4 and 9.5; or

(g) Covenants. One or more of the Security Parties default in the performance of any term, covenant or agreement contained in this Agreement or in the other Transaction Documents, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 8.1, and such default continues unremedied for a period of ten (10) days after written notice thereof has been given to the relevant Security Party or Parties by the Facility Agent at the request of any Lender; or

(h) Indebtedness and Other Obligations. Any Security Party or any of its Subsidiaries defaults in the payment when due (subject to any applicable grace period) of any Indebtedness or of any other indebtedness, in either case, in an outstanding principal amount equal to or exceeding Five Million Dollars ($5,000,000) individually or Twenty Million Dollars ($20,000,000) in the aggregate or such Indebtedness or other indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness or other indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and such Security Party has set aside on its books adequate reserves with respect thereto; or

(i) Bankruptcy. Any Security Party commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a “Proceeding”), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

(j) Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or any other Transaction Document or any material provision thereof or any Security Party asserts that any such agreement or provision thereof is invalid; or judgments or orders for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of $2,500,000 in the aggregate for the Guarantor or its Subsidiaries (or its equivalent in any other currency) shall be rendered against the Guarantor and/or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

(k) Inability to Pay Debts. Any Security Party is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

(l) Termination of Operations; Sale of Assets. Except as expressly permitted under this Agreement or as contemplated by the Borrower Restructuring, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

(m) Change in Financial Position. Any change in the operations or the financial position of any Security Party which, in the reasonable opinion of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect; or

(n) Cross-Default. Any Security Party defaults under any material contract or agreement to which it is a party or by which it is bound including, but not limited to, the Initial Charter Party Agreements or any Approved Charter; or

(o) ERISA Debt. An ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding Event shall exist or occur that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfunding Events that exist or have occurred, or could reasonably be expected to exist or occur, result in liability to the Security Parties, their respective subsidiaries and ERISA Affiliates in the aggregate in excess of $1,000,000; or

(p) Change of Control. A Change of Control has occurred; or

(q) Instability of a Flag State. There exists instability in the jurisdiction where the Vessel is flagged, which, in the reasonable opinion of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect; or

(r) Class Certification Withdrawal. There occurs a withdrawal of the Vessel’s rating by its Classification Society; or

(s) Arrest and/or Detention of the Vessel. There occurs any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within fourteen (14) days after the occurrence thereof; or

(t) Borrower Restructuring. The Borrower Restructuring shall not have been consummated in a manner reasonably satisfactory to the Facility Agent within ninety (90) days following the Closing Date.
(u) Cancellation of Approved Charter. An Approved Charter with a duration of more than 12 months is terminated, unless the Borrower continues to pay the Debt Service; or

(v) Off Charter. The Vessel is off charter (other than for scheduled drydockings of the Vessel) for a continuous period of 14 days at any time, or 56 days in total in any 12-month period, unless the Borrower continues to pay the Debt Service; or

(w) Material Adverse Effect. There occurs any event or condition that could reasonably be expected to have a Material Adverse Effect; or
(x) GREEN BAY Credit Facility Event of Default. Any “Event of Default” occurs under the GREEN BAY Credit Facility;

then, the Lenders' obligation to make the Facility available shall cease and the Facility Agent on behalf of the Lenders may, with the Majority Lenders' consent and shall, upon the Majority Lenders' instruction, by notice to the Borrower, declare the entire Facility, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (i) or (k) of this Section 8.1, the Facility, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the other Transaction Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrower all of which are expressly waived. In such event, the Creditors, or any thereof, may proceed to protect and enforce their respective rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Note or in any other Transaction Document or in aid of the exercise of any power granted herein or therein, or the Lenders or the Facility Agent may proceed to enforce the payment of the Note when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to any of the Creditors hereunder, under the Note and/or under the other Transaction Documents (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with any Creditor and every other claim of the Borrower then or thereafter against any of the Creditors.

8.2Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Creditors under or pursuant to this Agreement, the Note or any of the other Transaction Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Facility Agent in the following manner:

(1) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder, under the Note and under the other Transaction Documents;

(2) second, in or towards payment of any interest owing in respect of the

Facility;

(3) third, in or towards repayment of the principal of the Facility;
(4) fourth, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement, under the Note and under the other Transaction Documents;
(5) fifth, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

9.COVENANTS

9.1Affirmative Covenants. Each of the Security Parties hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the other Transaction Documents, it will:

(a) Performance of Agreements. Duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lenders) of, the terms of this Agreement, the Note and the other Transaction Documents;

(b) Notice of Default, etc. Promptly upon obtaining knowledge thereof, inform the Facility Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against any Security Party which could reasonably be expected to have a Material Adverse Effect, (c) the withdrawal of the Vessel’s rating by its Classification Society or the issuance by the Classification Society of any recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect, in each case promptly, and in any event within three (3) Banking Days after becoming aware of the occurrence thereof;

(c) Obtain Consents. Without prejudice to Section 2.1 and this Section 9.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Agreement, the Note and the other Transaction Documents;

be distributed to the Lenders by the Facility Agent promptly upon the receipt thereof:

(i)

as soon as available, but not later than one hundred fifty (150) days after the end of each fiscal year of the Guarantor, complete copies of the consolidated financial reports of the Guarantor and its Subsidiaries together with a separate financial report of the Borrower (together with a Compliance Certificate that includes, inter alia, a reconciliation of all of the differences between GAAP as at December 31, 2014 and GAAP as at the time of delivery), all in reasonable detail which shall include at least the consolidated balance sheet of the Guarantor and its Subsidiaries and the profit and loss accounts and balance sheet of each Subsidiary, including the Borrower, as a separate column, as of the end of such year and the related statements of income for such year as well as the related statement of sources and uses of funds, cash flow and changes in the capital for such year for the Guarantor and its Subsidiaries, each as prepared in accordance with GAAP, all in reasonable detail, which shall be prepared by an Acceptable Accounting Firm and, with respect to the Guarantor, be audited reports;

(ii)

as soon as available, but not later than ninety (90) days after the end of each of the first three fiscal quarters of the Guarantor, a quarterly interim balance sheets and profit and loss statements of the Guarantor and its Subsidiaries and the related profit and loss statements as well as the related statement of sources and uses of funds, cash flow and changes in the capital for such year for the Guarantor and its Subsidiaries (together with a Compliance Certificate that includes, inter alia, a reconciliation of all of the differences between GAAP as at December 31, 2014 and GAAP as at the time of delivery), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

(iii)

as soon as available, but not later than the end of each of the second and fourth fiscal quarters of the Guarantor, an Asset Maintenance Compliance Certificate in reasonable detail and certified to be true and complete by the chief financial officer of the Guarantor (it being understood that appraisals of the Fair Market Value of the Vessel for such Asset Maintenance Compliance Certificate shall be provided to the Facility Agent no later than 15 days prior thereto);

(iv)	promptly upon the mailing thereof to the shareholders of the Guarantor, copies of all financial statements, reports, proxy statements and other communications provided to the Guarantor's shareholders;
(v)

within ten (10) days of the Guarantor's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Guarantor and its Subsidiaries; and

(vi)	an updated business forecast which shall include a financial forecast for the following five year period, together with the financial statements required to be delivered in clause (i) above;
(vii)

not later than the third Friday of February of each fiscal year, a budget for operating expenditures of the Borrower relating to the Vessel for the following twelve (12) month period in form and substance satisfactory to the Facility Agent; and

(viii)	such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts,

budgets, forecasts, reports and other financial information with respect to its business as the Facility Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Guarantor;

(e)Contingent Liabilities. For inclusion with each Compliance Certificate delivered in connection with Sections 9.1(d)(i) and 9.1(d)(ii), and in any event upon the reasonable request of the Facility Agent, an accounting of all of the contingent liabilities of each Security Party;

(f)Vessel Covenants. With respect to the Vessel:

(i)	keep the Vessel registered in the name of the Borrower under the flag of an Approved Jurisdiction;
(ii)	keep the Vessel in good and safe condition and state of repair (loss or damage by casualty or condemnation excepted);
(iii)

keep the Vessel classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations or qualification unless otherwise agreed by the Facility Agent in writing;

(iv)	keep the Vessel insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurances have been complied with;
(v)	be in possession of a proper trading certificate at all times;
(vi)	notify the Facility Agent of all modifications to the Vessel and of the removal of any parts or equipment from the Vessel; and
(vii)	provide the Facility Agent with all requested Vessel related information;

(g)Vessel Valuations. For inclusion with each Asset Maintenance Compliance Certificate delivered pursuant to Section 9.1(d)(iii) (for the second and fourth fiscal quarters of the Guarantor or more frequently at the Facility Agent’s option upon and during the continuation of a Default or an Event of Default), and in any event upon the reasonable request of the Facility Agent, the Borrower shall obtain appraisals of the Fair Market Value of the Vessel. All valuations are to be at the Borrower's cost. In the event the Borrower fails or refuses to obtain the valuations requested pursuant to this Section 9.1(g) within ten (10) days of the Facility Agent's request therefor, the Facility Agent will be authorized to obtain such valuations, at the Borrower’s cost, from one of the Approved Ship Brokers, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this Section 9.1(g), but the Facility Agent's actions in doing so shall not excuse any default of the Borrower under this Section 9.1(g);

(h)Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in good standing and all licenses, franchises, permits and assets necessary to the conduct of its business;

(i)Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

(j)Taxes and Assessments. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(k) Inspection. Allow any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Facility Agent reasonably requests and at the expense of the Borrower. In addition, the Borrower shall provide the Facility Agent with (and cause any Approved Charter, other than the Initial Charter Party Agreement, to contain a requirement for the provision with full rights of disclosure to the Facility Agent of) a copy of any jointly appointed independent inspection report accepted and signed by the Borrower, any disponent owner and the relevant charterer in respect of the Vessel issued during the term of this Agreement, promptly upon the issuance of any such inspection report and whether or not the Borrower is party to any such inspection report;

(l) Inspection and Survey Reports. If the Lenders shall so request, the Borrower shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessel;

(m) Compliance with Statutes, Agreements, etc. Do or cause to be done all things (including, but not limited to, obtaining all consents) necessary to comply with all material contracts or agreements to which any of the Security Parties is a party, and all material laws, and the rules and regulations thereunder, applicable to such Security Party, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where failure to do so would not be reasonably likely to have a Material Adverse Effect and shall cause the Technical Manager and the Commercial Manager to comply with (or shall cause to be included in any Approved Charter other than the Initial Charter Party Agreement a provision requiring any charterer party there to comply with in respect of the Vessel and its operations) all national and international laws, directives, regulations, decrees, rulings and analogous rules, including but not limited to, rules relating to international sanctions;

(n) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent a certificate of a chief executive officer of the Guarantor, specifying in detail the nature of such condition and its proposed response or the proposed response of any Environmental Affiliate: (a) its receipt or the receipt by any Environmental Affiliate of any written communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect, (b) knowledge by it or any Environmental Affiliate that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or against any Environmental Affiliate, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, the Borrower will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(o) Insurance. Maintain with financially sound and reputable insurance companies insurance on all its properties and against all such risks and in at least such amounts and with such deductibles as are usually insured against by companies of established reputation engaged in the same or similar business from time to time;

(p) Vessel Management. Cause the Vessel to be managed by the Guarantor or a wholly-owned Subsidiary thereof (it being understood that the technical management of the Vessel may be subcontracted to Wallem Shipmanagement Hong Kong, or another internationally recognized vessel technical manager approved by the Agents, such approval not to be unreasonably withheld, delayed or conditioned);

(q) Brokerage Commissions, etc. Indemnify and hold each of the Agents and the Lenders harmless from any claim for any brokerage commission, fee or compensation from any broker or third party resulting from the transactions contemplated hereby;

(r) ISM Code, ISPS Code and MTSA Matters. (i) Procure that the Operator will comply with and ensure that the Vessel will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Facility; and (ii) procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of its DOC, SMC or the ISSC in respect of the Vessel; and (iii) procure that the Operator will promptly inform the Facility Agent upon the issuance to the Borrower or Operator of a DOC and to the Vessel of an SMC or ISSC;

(s) ERISA. Forthwith upon learning of the existence or occurrence of any ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding Event that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfunding Events that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in liability to the Security Parties, their respective subsidiaries and ERISA Affiliates in the aggregate in excess of $500,000, furnish or cause to be furnished to the Lenders written notice thereof;

(t) Evidence of Current COFR. If the Lenders shall so request, provide the Lenders with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for the Vessel;

(u) Listing on NYSE. With respect to the Guarantor, maintain its listing on the New York Stock Exchange;
(v) Change of Ownership. Ensure no change in the ownership of the capital stock or other equity interest of the Borrower;

(w) Subordination of Loans. Cause all loans made to the Borrower by the Guarantor, any Affiliate, parent or subsidiary of the Guarantor, and all sums and other financial obligations owed by it to the Guarantor, any Affiliate, parent or subsidiary of the Guarantor to be fully subordinated to the obligations owed under the Transaction Documents on terms acceptable to the Facility Agent (and the Guarantor and the Borrower (and any such Affiliate by its execution of an Acknowledgment and Agreement hereto) hereby agree (and agree to cause any other such Affiliate to agree) that any payment by the Borrower, whether in cash, in kind, securities or any other property, in respect of any such loans made by the Guarantor or any Affiliate is and shall be expressly junior and subordinated in right of payment to all amounts due and owing in respect of the Facility, except that payment by the Borrower in respect of such loans made by the Guarantor or any Affiliate is permitted unless before or after giving effect thereto an Event of Default shall have occurred and be continuing)Maintenance of Properties. Keep all material property necessary in its business in good working order and condition (loss or damage by casualty or condemnation excepted);

(y)Know Your Customer Requirements. Provide all documentation (including documentation requested by the Lenders or any prospective Lenders subsequent to the date hereof) to the satisfaction of the Lenders or prospective Lenders (as the case may be) in connection with their know your customer requirements, including but not limited to:

(i) completed bank account opening mandates with telephone and fax indemnities to include the list of the all account holders’ authorized signatories and specimens of their signatures;

(ii)	certified list of directors, including titles, business and residential addresses and dates of birth;
(iii)	certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address for all authorized signatories;
(iv)	with respect to the Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary or assistant secretary of such entity; and
(v)	non-resident declaration forms, if applicable;

(z)Classification Society Instructions and Undertaking. The Borrower shall instruct the

Classification Society through a letter sent by the Borrower to the Classification Society in the form attached hereto as Exhibit H-1 (and procure that the Classification Society undertakes with the Security Trustee through a letter in the form attached hereto as Exhibit H-2):

(i)to send to the Security Trustee, following receipt of a written request from the

Security Trustee, certified true copies of all original class records held by the Classification Society in relation to the Vessel (and, upon the consummation of the Borrower Restructuring, the GREEN BAY);

(ii)to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class, related records and other information of the Borrower and the Vessel (and, upon the consummation of the Borrower Restructuring, the GREEN BAY) either (i) electronically (through the Classification Society directly or by way of indirect access via the Borrower’s account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

(iii)to notify the Security Trustee immediately in writing and by Email at

techcom@dvbbank.com if the Classification Society:

(1) receives notification from the Borrower or any other person that the Classification Society of the Vessel (or, upon the consummation of the Borrower Restructuring, the GREEN BAY) is to be changed; or

(2) becomes aware of any facts or matters which may result in or have resulted in a condition of class or a recommendation, or a change, suspension, discontinuance, withdrawal or expiry of the class of the Vessel (or, upon the consummation of the Borrower Restructuring, the GREEN BAY) under the rules or terms and conditions of the Borrower’s or the relevant vessel’s membership of the Classification Society;

(iv)following receipt of a written request from the Security Trustee:

(1) to confirm that the Borrower is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society; or

(2) if the Borrower is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society; or

(3)to provide any other information reasonably requested;

(aa) GREEN BAY Credit Facility Requirements. Comply with the terms of the GREEN BAY Credit Facility;

(bb) Further Assurances. Promptly upon the written request of the Facility Agent:

(i)	correct any material defect or error that may be discovered in any Transaction Document or in the execution, acknowledgement, filing or recordation thereof; and
(ii)

do, execute, acknowledge, deliver, record, re-record, file, re-file, register and reregister any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances and other instruments as the Facility Agent, may reasonably require from time to time in order to:

(1) carry out the purposes of the Transaction Documents;

(2) to the fullest extent permitted by applicable law, subject each of item of Collateral to the Liens now or hereafter intended to be covered by the Transaction Documents pursuant to the terms thereof;

(3) perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Transaction Documents; and

(4) assure, convey, grant, assign, transfer, preserve, protect and confirm to the Security Trustee, the rights granted or now or hereafter intended to be granted to the Security Trustee under any Transaction Document or under any other instruments executed in connection with any Transaction Document to which any Security Party is or is to be a party.

9.2Negative Covenants. Each of the Security Parties hereby covenants and undertakes with the

Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required pursuant to Section 17.8):

(a)Liens. Create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or, in respect of the Borrower and the Guarantor, other property except:

(i)	liens disclosed in Schedule III;
(ii)	liens to secure Indebtedness permitted under Section 9.2(m), such liens to be limited to the vessels constructed or acquired;
(iii)	liens for taxes not yet payable for which adequate reserves have been maintained;
(iv)	the Mortgage, the GREEN BAY Mortgage, the Assignments, the GREEN BAY Assignments and other liens in favor of the Security Trustee or the Lenders;
(v)	liens, charges and encumbrances against the Vessel permitted to exist under the terms of the Mortgage (or in the case of the GREEN BAY, under the terms of the GREEN BAY Mortgage);

(vi)

pledges of certificates of deposit or other cash collateral securing reimbursement obligations in connection with letters of credit now or hereinafter issued for its account in connection with the establishment of its financial responsibility under 33 C.F.R. Part 130 or 46 C.F.R. Part 540, as the case may be, as the same may be amended and replaced;

(vii)

pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business; and

(viii)

other liens, charges and encumbrances incidental to the conduct of its business, the ownership of its property and assets which are not more than thirty (30) days overdue and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(b) Third Party Guaranties. Guarantee the obligations of any third party, except a direct or indirect subsidiary of the Guarantor, whether or not affiliated with such Security Party, provided, that the Guarantor may guarantee the obligations of any third party in which the Guarantor owns an equity interest if such guarantee is of a percentage of the obligations of such third party being guaranteed which is no more than the percentage of the Guarantor’s equity ownership in such third party. By way of illustration, if the Guarantor owns a 35% equity interest in a third party, the Guarantor may guarantee up to 35% of such third party’s debt;

(c) Liens on Shares of Borrower. With respect to the Guarantor, create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon the shares of the Borrower;

(d) Subordination of Inter-Company Indebtedness. Upon the occurrence and during the continuance of an Event of Default, allow any payments to be made by any of the Security Parties on any inter-company Indebtedness until such time as the Facility is paid in full;

(e) Transaction with Affiliates. Other than as contemplated by the Borrower Restructuring, enter into any transaction with an Affiliate, other than on an arm’s length basis;

(f) Change of Flag, Class, Management or Ownership. Change the flag of the Vessel other than to an Approved Jurisdiction, its Classification Society other than to another member of the International Association of Classification Societies acceptable to each of the Lenders, the management of the Vessel other than to the Guarantor or a wholly-owned Subsidiary thereof (it being understood that the technical management of the Vessel may be subcontracted to Wallen Shipmanagement Hong Kong, or another internationally recognized vessel technical manager approved by the Agents, such approval not to be unreasonably withheld, delayed or conditioned);

(g) Chartering. Enter into any charter party agreement with respect to the Vessel, other than an Approved Charter, or permit the Vessel to be sub-chartered, in each case, without the prior consent of the Majority Lenders, which consent shall not be unreasonably withheld;

(h) Change in Business. Other than as contemplated by the Borrower Restructuring, change the nature of its business or commence any business materially different from its current business;

(i) Sale of Assets. Other than as contemplated by the Borrower Restructuring or as reasonably acceptable to the Majority Lenders, sell, or otherwise dispose of, the Vessel or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole; provided, however, that the Borrower may sell the Vessel to a third party in an arm's length transaction provided that either (i) the Facility shall be repaid in full together with the Prepayment Premium, as applicable, and the costs and expenses provided for in Section 13.4 or (ii) the Borrower places the amount referred to in clause (i) above on charged deposits with the Facility Agent;

(j) Changes in Offices or Names. Change the location of its chief executive office, its chief place of business or the office in which its records relating to the earnings or insurances of the Vessel are kept or change its name unless the Lenders shall have received sixty (60) days prior written notice of such change;

(k) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it; provided, however, that the Guarantor and/or either Borrower may merge with any Subsidiary thereof or any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing, (B) the surviving entity of such consolidation or merger shall be the Guarantor or the respective Borrower and (C) after giving effect to the transaction, the Guarantor's Consolidated Tangible Net Worth shall be greater or equal to its Consolidated Tangible Net Worth prior to the merger;

(l) Change Fiscal Year. In the case of the Guarantor, change its fiscal year;

(m) Indebtedness. In the case of the Security Parties, incur any new Indebtedness (which, for the sake of clarity, shall exclude any Indebtedness pursuant to this Agreement) other than (i) upon the consummation of the Borrower Restructuring, assumption of Indebtedness under the GREEN BAY Credit Facility, (ii) with respect to the Guarantor only, Indebtedness incurred to finance the acquisition and/or construction of any vessels; (iii) Indebtedness incurred by the Guarantor to finance the acquisition of any shipping related asset, or any railroad or railcar repair yard asset ancillary to the Guarantor’s existing railroad business; (iv) Indebtedness incurred by the Guarantor to finance the acquisition of the equity interests of any company owning shipping related assets whose primary business activity is shipping or any company owning railroad or railcar repair yard assets ancillary to the Guarantor’s existing railroad business whose primary business activity is related to such assets; (v) any Indebtedness incurred in connection with any refinancing of any Indebtedness permitted under this Section 9.2(m)(i) through (iv), provided, however, that in each exception listed in clauses (i) through (iv) above, the principal amount of such Indebtedness shall not exceed eighty percent (80%) of such acquisition and/or construction price; and (vi) Indebtedness incurred by the Guarantor in connection with any guarantees permitted under Section 9.2(b) hereof;

(n) Limitations on Ability to Make Distributions. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or the Guarantor, except that the Borrower may declare a dividend or make other distributions to the Guarantor if and so long as both immediately before and after payment of such dividend or distribution, no Default or Event of Default shall have occurred and be continuing and the Security Parties are in compliance with Sections 9.3, 9.4 and 10.3;

(o) No Money Laundering. Contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (2005/60/EC) of the Council of the European Communities) and comparable United States Federal and state laws;

(p) Charter Party Agreements. Amend any material provision in the Initial Charter Party Agreement or any Approved Charter, without the prior written consent of the Facility Agent;

(q)Nuclear Waste, War Zone, Etc.

(i)	Permit the Vessel to carry nuclear waste or material; or
(ii)

in the event of hostilities in any part of the world (whether war is declared or not), cause or permit the Vessel to enter or trade to any zone which is declared a war zone by any government or by the Vessel’s war risks insurers, unless the Borrower has (at its expense) effected the special, additional or modified insurance cover which the Security Trustee may reasonably require, prior to entering into such war zone; and

(r)GREEN BAY Credit Facility. Amend, or enter into any transaction that has the effect of amending, the GREEN BAY Credit Facility without the prior written consent of the Facility Agent.

9.3Financial Covenants. The Guarantor hereby covenants and undertakes with the Lenders that,

from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any of the other Transaction Documents, it will:

(a) Maximum Consolidated Leverage Ratio. Maintain a Consolidated Leverage Ratio not greater than (i) 4.50:1.00, for the fiscal quarter ending June 30, 2015, (ii) 5.00:1.00, beginning with the fiscal quarter ending September 30, 2015 through the fiscal quarter ending December 31, 2015, (iii) 4.75:1.00, for the fiscal quarter ending March 31, 2016, (iv) 4.50:1.00, for the fiscal quarter ending June 30, 2016 and (v) 4.25:1.00, thereafter, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters of the Guarantor for which financial information is available;

(b) Working Capital. Maintain on a consolidated basis a ratio of current assets to current liabilities of not less than 1.00 to 1.00, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters for which financial information is available;

(c) Intentionally Omitted.
(d) Minimum Liquidity. Maintain Liquidity of not less than Twenty Million Dollars ($20,000,000) at all times, measured as of the end of each fiscal quarter of the Guarantor;

(e) Minimum Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter of the Guarantor, in an amount of not less than the sum of Two Hundred Fifty-Four Million Eight Hundred Eighty Thousand Dollars ($254,880,000) plus fifty percent (50%) of all Consolidated Net Income of the Guarantor and the Subsidiaries earned after March 31, 2015 plus one hundred percent (100%) of the proceeds of all issuances of equity interests (common or preferred) of the Guarantor and the Subsidiaries (on a consolidated basis) received after March 31, 2015 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement);

(f) Consolidated EBITDA to Consolidated Interest Expense. Maintain, on a consolidated basis, a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than 2.50 to 1.00, measured at the end of each fiscal quarter of each fiscal year based on the four most recent fiscal quarters for which financial information is available;

(g) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 1.15:1.00, for the fiscal quarter ending June 30, 2015, (ii) 1.05:1.00, beginning with the fiscal quarter ending September 30, 2015 through the fiscal quarter ending December 31, 2015, (iii) 1.15:1.00, for the fiscal quarter ending March 31, 2016, (iv) 1.20:1.00, for the fiscal quarter ending June 30, 2016 and (v) 1.25:1.00, thereafter, measured at the end of each fiscal quarter of the Guarantor based on the four most recent fiscal quarters of the Guarantor for which financial information is available;

(h) MFN. In the event the Guarantor or any of its Subsidiaries shall enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness, and any financial covenant included therein, in the sole judgment of the Facility Agent or the Majority Lenders, is more restrictive than the financial covenants set forth in this Section 9.3 at such time or is different from the subject matter of such financial covenants (each such covenant, a “Specified Covenant”), this Agreement shall, without any further action on the part of the Facility Agent, the Lenders or the Creditors, be deemed to be amended automatically to include each such Specified Covenant; and

(i) Covenant Reset. In the event that the Borrower or the Guarantor enters into a transaction that has a materially positive impact on the financial condition of the Borrower or the Guarantor, the Borrower and the Guarantor shall in good faith negotiate with the Lenders to amend this Agreement in order to bring the covenant levels set forth in this Section 9.3 closer to the levels that the Guarantor was subject to in other credit facilities prior to the Closing Date. If the Lenders and the Security Parties, acting in good faith, fail to agree to new covenant levels, the covenant levels set forth in Section 9.3 shall revert to the levels in effect as of December 31, 2014 under the GREEN BAY Credit Facility.

9.4 Asset Maintenance. If, at any time from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, the Fair Market Value of the Vessel is less than the Required Percentage of the outstanding amount of the Facility, the Borrower shall, within 30 days following receipt by the Borrower of written notice from the Facility Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) prepay such amount of the Facility (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessel being not less than the Required Percentage of the outstanding amount of the Facility or (ii) place on charged deposits with the Facility Agent an amount in Dollars (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of the Vessel together with the amount deposited being not less than the Required Percentage of the outstanding amount of the Facility. The charged deposit shall be released to the Borrower when the Fair Market Value of the Vessel is not less than the Required Percentage of the outstanding amount of the Facility.

9.5 Borrower Restructuring. The Borrower and the Guarantor shall, as soon as possible after the

Closing Date but in no event later than 90 days thereafter, ensure that:

(a) The GREEN BAY shall be transferred into the ownership of the Borrower and the Other Borrower Vessels shall be transferred out of the ownership of the Borrower, the effect of which is that the only two vessels owned by the Borrower as of that date shall be the Vessel and the GREEN BAY;

(b) The Borrower shall provide to the Facility Agent the following documents:
(i)

Evidence of Vessel Transfer. copies of the bills of sale and other evidence satisfactory to it and its counsel that the transfers of the GREEN BAY into the Borrower and of the Other Borrower Vessels out of the Borrower have been consummated;

(ii)	Vessel Documents. evidence satisfactory to it and its counsel that the GREEN BAY is:

(1)in the sole and absolute ownership of the Borrower and duly registered in the Borrower’s name in the Republic of the Marshall Islands, free of all liens and encumbrances of record other than the GREEN BAY Mortgage and the GREEN BAY-$38.5M Credit Facility Mortgage;

(2) insured in accordance with the provisions of the GREEN BAY Mortgage and all requirements of the GREEN BAY Mortgage in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

(3) classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any outstanding recommendations; and
(4) operationally seaworthy and in every way fit for its intended service.

(iii)Charter and NYK Consent. (A) copies of the charter party, along with the relevant addenda, entered by the Borrower with Nippon Yusen Kaisha in respect of the GREEN BAY, each certified as true and complete by an officer of the Borrower, and (B) a copy of the executed and countersigned notice and acknowledgment of assignment of earnings and time charter and subordination agreement from Nippon Yusen Kaisha;

(iv)Security Documents.

(1) the GREEN BAY Earnings and Charterparties Assignment;
(2) the GREEN BAY Insurances Assignment;

(3) the Assignment Notices and the acknowledgements thereof in respect of (1) and (2) above (including the executed and countersigned notice and acknowledgment of assignment of earnings and time charter and subordination agreement from Nippon Yusen Kaisha);

(4) the GREEN BAY Mortgage; and

(5) the Manager’s Undertaking in respect of the GREEN BAY from each of the Commercial Manager (unless the Borrower is the Commercial Manager) and the Technical Manager (or any subcontractor thereof), including, where applicable, an assignment of the interests of such manager in the insurances and subordination undertakings;

(6) evidence that the Borrower has sent an instruction letter in respect of the GREEN BAY to the Classification Society as required under Section 9.1(z) and that the Classification Society has executed the undertaking as required thereby; and

(7) an irrevocable power of attorney granted by the Borrower to the Security Trustee which, upon the occurrence of an Event of Default, enables the Security Trustee to make all necessary decisions in relation to the GREEN BAY and obliges the master of the GREEN BAY to adhere to the Security Trustee’s instructions;

(v)Registration of the GREEN BAY Mortgage. satisfactory evidence that the GREEN

BAY Mortgage has been duly registered under the laws of the Republic of the Marshall Islands and constitutes a preferred mortgage lien under such jurisdiction;

(vi)Pari Passu Intercreditor Agreement. a Pari Passu Intercreditor Agreement, duly executed by the Borrower, the Guarantor, and the security trustee and the facility agent in respect of the GREEN BAY Credit Facility;

(vii) UCC Filings. evidence that Uniform Commercial Code Financing Statements have been filed in the District of Columbia and in such other jurisdictions as the Facility Agent may reasonably require;

(viii) Legal Opinions. opinions addressed to the Facility Agent from (i) Jones Walker, L.L.P., special counsel to the Borrower (including a no conflicts opinion with the other material agreements of the Borrower and the Guarantor) and (ii) Seward & Kissel LLP, special counsel to the Agents and the Lenders, in each case in such form as the Facility Agent may require, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of New York and the Republic of the Marshall Islands;

(ix)ING Credit Agreement Amendment. evidence that the ING Credit Agreement is amended to provide for the change of the borrower thereunder, to reset financial covenant levels and to effect other changes relating to the Borrower Restructuring in form and substance satisfactory to the Facility Agent;

(x)Consent. evidence that all third party consent, including that of Citizens Asset

Finance, Inc. as lender under the credit facility entered into by LCI Shipholdings with respect to the GREEN DALE, required or necessary to effect the transfer of the GREEN BAY to the Borrower has been obtained;

(xi)Officer’s Certificate. an officer’s certificate of the Borrower certifying as of the date of the GREEN BAY Mortgage that after giving effect to the Borrower Restructuring

(i) the representations stated in Section 2 are true and correct as if made on that date,

(ii) no Default or Event of Default has occurred and is continuing, (iii) there has not been any Material Adverse Effect since the date of the Closing Date, (iv) no third party or governmental consent (other than those already obtained) is necessary or required in order for the Borrower to consummate the Borrower Restructuring and (v) the conditions set forth in this Section 9.5 have been satisfied;

(xii) ING Credit Agreement. evidence that the EGS Borrower is released from all obligations under the ING Credit Agreement; and

(xiii) Miscellaneous. any other certificates, instruments or other documents (including any amendment to the GREEN BAY Credit Facility) that the Facility Agent may reasonably require in connection with the Borrower Restructuring and the GREEN BAY.

(c)The Borrower shall comply with the obligations set forth in Sections 9.5 and 12.2(c) of the

GREEN BAY Credit Facility.

10. ACCOUNTS.

10.1General. From the date hereof and so long as any principal, interest or other moneys are owing in respect of this Agreement, the Note or any other Transaction Documents, each of the Borrower and the Guarantor, as the case may be, agrees to comply or cause compliance with the following provisions of this Section 10 except as the Facility Agent, with the consent of the Majority Lenders, may approve from time to time in writing, such approval not to be unreasonably withheld.

10.2 Payment of Earnings. The Borrower shall ensure that all Earnings of the Vessel are to be paid to the Earnings Account.

10.3 Monthly Retentions. The Borrower shall ensure that (x) all Earnings of the Vessel paid into the Earnings Account on or prior to the 15th day of each calendar month shall be transferred to the Retention Account and (y) all or a portion of the Earnings of the Vessel paid into the Earnings Account on or after the 15th day of each calendar month shall be transferred to the Retention Account, so that on the last day of each calendar month, an aggregate amount equal to one-third of the Debt Service payable on the next Payment Date is transferred to the Retention Account. The Borrower hereby authorizes the Facility Agent and the Account Bank to make such transfer(s). The frequency and amount of such transfer(s) may be modified in the reasonable discretion of the Facility Agent if the payment intervals under the relevant Approved Charter changes.

10.4Intentionally Omitted.

10.5Shortfall in Earnings. If the aggregate Earnings received in the Earnings Account are insufficient in any month for the required amount to be transferred to the Retention Account under Section 10.3, the Borrower shall immediately deposit an amount equal to such deficiency into the Retention Account.

10.6 Transfers from Retention Account; Application of Retentions.

(a)The Borrower shall ensure that on each Payment Date, the amount of the Debt

Service payable on such Payment Date is transferred (and the Borrower hereby authorizes the Facility Agent to transfer such amount) from the Retention Account to the Facility Agent’s account specified in Section 7.1.

(b)Upon the occurrence and during the continuation of an Event of Default or any breach under Section 9.3 or 9.4, without prejudice to any other right the Security Trustee may have under the Transaction Documents, the Facility Agent may withdraw from the Earnings Accounts any Excess Cash Flow and, at the Facility Agent’s option:

(i)	transfer any portion of such Excess Cash Flow to the Retention Account; or
(ii)	apply any portion of such Excess Cash Flow to prepayment of the Facility on the next Payment Date, and Section 5 shall apply in relation to any such prepayment.

(c)Any amount deposited in the Retention Account shall be retained as security and no funds may be withdrawn by the Borrower from the Retention Account at any time, so long as any principal, interest or other moneys are owing in respect of this Agreement or the other Transaction Documents.

10.7 Location of Accounts. Each of the Borrower and the Guarantor, as the case may be, shall promptly:

(a) comply with any requirement of the Facility Agent as to the location or re-location of the Earnings Account and the Retention Account (or either of them), and without limiting the foregoing, each of the Borrower and the Guarantor agrees to segregate the Earnings Account and the Retention Account (or any of them) from the banking platform on which their other accounts are located or designated; and

(b) execute any documents which the Facility Agent specifies to create or maintain in favor of the Security Trustee a security interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Account and the Retention Account.

10.8 Debits for Expenses. The Facility Agent, upon providing the Borrower and the Guarantor with one (1) Banking Day’s prior notice, shall be entitled (but not obliged) from time to time to debit the Earnings Account or the Retention Account in order to discharge any amount due and payable under Section 15.2 or 19.8 to a Creditor or payment of which any Creditor has become entitled to demand under Section 15.2 or 19.8.

10.9 Borrower’s Obligations Unaffected. The provisions of this Section 10 do not affect:

(a) the liability of the Borrower to make payments of principal and interest on the due dates; or
(b) any other liability or obligation of the Borrower or any other Security Party under any Transaction Document

11. GUARANTEE

11.1The Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to each of the Creditors and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Facility made by the Lenders to the Borrower and evidenced by the Note and all other amounts from time to time owing to the Creditors by the Borrower under this Agreement, under the Note and under any of the Transaction Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

11.2 Obligations Unconditional. The obligations of the Guarantor under Section 11.1 are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of, or security for, any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute, unconditional and irrevocable as described above:

a. at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

b. any of the acts mentioned in any of the provisions of this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

c. the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged, in whole or in part, or otherwise dealt with; or

d. any lien or security interest granted to, or in favor of, the Security Trustee or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

11.3Reinstatement. The obligations of the Guarantor under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Proceedings and the Guarantor agrees that it will indemnify each Creditor on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

11.4 Subrogation. The Guarantor hereby irrevocably waives, but only until all amounts payable hereunder by the Guarantor to the Creditors (or any of them) have been paid in full, any and all rights to which any of them may be entitled by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or to be reimbursed, indemnified or exonerated by or to seek contribution from the Borrower in respect thereof.

11.5 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Borrower under this Agreement and the Note may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8) for purposes of Section 11.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 11.1.

11.6Joint, Several and Solidary Liability. The Guarantor’s obligations and liability under this

Agreement shall be on a “solidary” or “joint and several” basis along with Borrower to the same degree and extent as if the Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of the Guaranteed Obligations. In the event that there is more than one Guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of the Guaranteed Obligations, the Guarantor's obligations and liability hereunder shall further be on a “solidary” or “joint and several” basis along with such other guarantors, endorsers and/or sureties.

11.7Continuing Guarantee. The guarantee in this Section 11 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

12. ASSIGNMENT

12.1Generally. This Agreement shall be binding upon, and inure to the benefit of, each of the

Security Parties and each of the Creditors and their respective successors and assigns.

12.2 Assignment by Security Parties. The Security Parties may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

12.3 Assignment by Lender.

(a)Each Lender shall be entitled to assign its rights and obligations under this

Agreement or grant participation(s) in the Facility to any subsidiary, holding company or other affiliate or office of such Lender, to any subsidiary, office or other affiliate company, special purpose entity or funding vehicle of any thereof or, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed and to be deemed granted within ten (10) Banking Days from the day it has been sought unless it has been expressly refused within that period, provided, however, that such consent from the Borrower is not required if an Event of Default has occurred and is continuing) and with the consent of the Facility Agent, to any other bank or financial institution (in a minimum amount of not less than $1,000,000), and such Lender shall forthwith give notice of any such assignment or participation to the Borrower and pay the other Lender an assignment fee of $3,000 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement. The Borrower will take all reasonable actions requested by the Agents or any Lender to effect such assignment. In addition, any Lender may disclose to any prospective assignee any information about the Security Parties and the Transaction Documents as the Lender shall consider appropriate if the person to whom the information is given agrees in writing to keep such information confidential.

(b) The Facility Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Facility owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the assignment fee referred to above and any written consent to such assignment required, the Facility Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Facility Agent shall have no obligation to accept such Assignment and Assumption Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) In addition, any Lender may at any time, without the consent of, or notice to, the Borrower or any Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advance owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Guarantor, the Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the terms of this Agreement and that directly affects such Participant.

13.ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

13.1Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Facility advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Facility to the Lender on the last day of the calendar month in accordance with and subject to the provisions of Section 13.4. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Facility, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Facility available from another jurisdiction or otherwise restructuring such portion of the Facility on a basis which is not unlawful.

13.2 Increased Costs. If any change in applicable law, regulation or regulatory requirement, or in the interpretation or application thereof by any governmental or other authority, shall:

(i)	subject any Lender to any Taxes with respect to its income from the Facility, or any part thereof, or
(ii)

change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any Security Party) or such other jurisdiction where the Facility may be payable), or

(iii)

impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender, or

(iv)	impose on any Lender any other condition affecting the Facility or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

(1) such Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

(2) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction; provided, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Section 12.3.

For the avoidance of doubt, this Section 13.2 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

13.3Lender's Certificate Conclusive. A certificate or determination notice of the Facility Agent or any Lender, as the case may be, as to any of the matters referred to in this Section 13 shall, absent manifest error, be conclusive and binding on the Borrower.

13.4 Compensation for Losses. Where any portion of the Facility is to be repaid by the Borrower pursuant to Section 5 or this Section 13, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current calendar month, but otherwise without penalty or premium.

14. CURRENCY INDEMNITY

14.1Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under this Agreement or the other Transaction Documents then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the “conversion date”), provided that the Facility Agent shall not be entitled to recover under this Section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars, as applicable, due under this Agreement, the Note and/or the other Transaction Documents.

14.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note and/or the other Transaction Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

14.3 Additional Debt Due. Any amount due from the Borrower under this Section 14 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note and/or any of the other Transaction Documents.

14.4 Rate of Exchange. The term “rate of exchange” in this Section 14 means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

15. FEES AND EXPENSES

15.1Fees. The Borrower shall pay all fees in the Fee Letter.

15.2 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the reasonable expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection therewith) including, without limitation, all reasonable costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable fees and disbursements of the Agents' counsel in connection therewith, as well as the reasonable fees and expenses of any independent appraisers, surveyors, engineers and other consultants retained by the Agents in connection with this transaction, all costs and expenses, if any, in connection with the enforcement of this Agreement and the other Transaction Documents

(and the security granted pursuant thereto) and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the other Transaction Documents) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

16. APPLICABLE LAW, JURISDICTION AND WAIVER

16.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.2 Jurisdiction. Each of the Security Parties hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Lenders or the Agents under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Security Parties by mailing or delivering the same by hand to the Security Parties at the address indicated for notices in Section 18.1. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Security Parties as such, and shall be legal and binding upon the Security Parties for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Security Parties to the Lenders or the Agent) against the Security Parties in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Security Parties will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

16.3 WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY OF THE SECURITY PARTIES HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE SECURITY PARTIES HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

16.4 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG EACH OF THE SECURITY PARTIES AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

17. THE AGENTS

17.1 Appointment of Facility Agent. Each of the Lenders irrevocably appoints and authorizes the Facility Agent to take such action as facility agent on its behalf and to exercise such powers under this Agreement, the Note and the other Transaction Documents as are delegated to the Facility Agent by the terms hereof and thereof. Neither the Facility Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

17.2 Appointment of Security Trustee. Each of the Lenders irrevocably appoints, designates and authorizes the Security Trustee to act as security trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the other Transaction Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or the other Transaction Documents), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent thereof or received or recovered by any Lender or any agent thereof pursuant to, or in connection with, this Agreement or the other Transaction Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent thereof in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment but shall have no obligations under this Agreement, under the Note or under any of the other Transaction Documents except those expressly set forth herein and therein. Neither the Security Trustee nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement, the Note or the other Transaction Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

17.3 Distribution of Payments. Whenever any payment is received by the Facility Agent or the Security Trustee from the Borrower or the Guarantor for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 15 or otherwise, it will thereafter cause to be distributed on the day of receipt if received before 10:00 a.m. New York time, or on the day after receipt if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement. Unless the Facility Agent or the Security Trustee, as the case may be, shall have received notice from the Borrower prior to the date when any payment is due hereunder that the Borrower will not make any payment on such date, the Facility Agent or the Security Trustee may assume that the Borrower have made such payment to the Facility Agent or the Security Trustee, as the case may be, on the relevant date and the Facility Agent or the Security Trustee may, in reliance upon such assumption, make available to the Lenders on such date a corresponding amount relating to such payment ratably to the Lenders according to their respective Commitments. If and to the extent that the Borrower shall not have so made such payment available to the Facility Agent or the Security Trustee, as the case may be, the Lenders and the Borrower (but without duplication) severally agree to repay to the Facility Agent or the Security Trustee, as the case may be, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Lenders until the date such amount is repaid to the Facility Agent or the Security Trustee, as the case may be, as calculated by the Facility Agent or Security Trustee to reflect its cost of funds.

17.4 Holder of Interest in Note. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Note.

17.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any of this Agreement, the other Transaction Documents or any instrument, document or communication furnished pursuant to this Agreement or in connection therewith or in connection with any other Transaction Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

17.6 Agents as Lenders. With respect to that portion of the Facility made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall include any Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the Guarantor as if it were not an Agent.

17.7 Acts of the Agents. Each Agent shall have duties and discretion, and shall act as follows:

(a) Obligations of the Agents. The obligations of each Agent under this Agreement, the Note and the other Transaction Documents are only those expressly set forth herein and therein;

(b) No Duty to Investigate. No Agent shall at any time, unless requested to do so by a Lender or Lenders, be under any duty to enquire whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement, the Note or any other Transaction Document by any Security Party; and

(c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Transaction Documents, unless the Facility Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law;

(d) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or under any other Transaction Document in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

17.8 Certain Amendments. Neither this Agreement, the Note nor any of the other Transaction Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of payment of scheduled principal payments or interest or fees on the Facility, or reduce the principal amount of the Facility or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default or any mandatory repayment of the Facility shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 17.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this Section 17.8, (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) release any Security Party from any of its obligations under any Transaction Document except as expressly provided herein or in such Transaction Document, or (vii) amend any provision relating to the maintenance of collateral under Section 9.4. All amendments approved by the Majority Lenders under this Section 17.8 must be in writing and signed by the Borrower and each of the Lenders. In the event that any Lender is unable to or refuses to sign an amendment approved by the Majority Lenders hereunder, such Lender hereby appoints the Facility Agent as its Attorney-in-Fact for the purposes of signing such amendment. No provision of this Section 17 or any other provisions relating to the Facility Agent may be modified without the consent of the Facility Agent.

17.9 Assumption regarding Event of Default. Except as otherwise provided in Section 17.15, the Facility Agent and the Security Trustee shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless it has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that either thereof shall have been notified by any Security Party or any Lender in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Facility Agent shall notify the Lenders and shall take action and assert such rights under this Agreement, under the Note and under the other Transaction Documents as the Majority Lenders shall request in writing.

17.10 Limitations of Liability. No Agent or Lender shall be under any liability or responsibility whatsoever:

(1) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Agreement or under any Transaction Document;

(2) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Agreement or under the other Transaction Documents; or

(3) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement, in any other Transaction Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Transaction Document or any document or instrument delivered in connection with the transactions hereby contemplated.

17.11 Indemnification of the Facility Agent and Security Trustee. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement or any other Transaction Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement or any other Transaction Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of either such Agent.

17.12 Consultation with Counsel. Each of the Facility Agent and the Security Trustee may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

17.13 Resignation. Any Agent may resign at any time by giving sixty (60) days' written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 17 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as an Agent.

17.14 Representations of Lenders. Each Lender represents and warrants to each other Lender and the Agents that:

(1)in making its decision to enter into this Agreement and to make its

Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

(2)so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

17.15 Notification of Event of Default. The Facility Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Facility Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which such party has actual knowledge.

17.16 Reversal of Redistribution. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Facility, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such obligation then owed and due to such Lender bears to the total of such obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the obligations of the respective Security Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

17.17 Parallel Debt.

(a) The Borrower hereby irrevocably and unconditionally undertakes, as far as necessary in advance, to pay to the Security Trustee, as creditor in its own right and not as representative of any of the other Creditor, an amount equal to the aggregate of all its Principal Obligations to all the Creditor Parties from time to time due in accordance with the terms and conditions of such Principal Obligations (such payment undertaking and the obligations and liabilities which are the result thereof, its “Parallel Debt”).

(b) Each of the parties hereto hereby acknowledges that (i) the Parallel Debt of the Borrower constitutes undertakings, obligations and liabilities of the Borrower to the Security Trustee which are separate and independent from, and without prejudice to, the Principal Obligations which the Borrower has to any other Creditor and (ii) that the Parallel Debt represents the Security Trustee’s own claim to receive payment of such Parallel Debt by the Borrower, provided that the total amount which may become due under the Parallel Debt of the Borrower under this Section 17.17 shall never exceed the total amount which may become due under all the Principal Obligations of the Borrower to all the Creditor Parties.

(i)

The total amount due by the Borrower as the Parallel Debt under Section 17.17(a) shall be decreased to the extent that the Borrower shall have paid any amounts to the Creditor Parties or any of them to reduce the Borrower’s outstanding Principal Obligations or any Creditor otherwise receive any amount of such Principal Obligations (other than by virtue of Section 17.17(b)(ii)); and

(ii)

To the extent that the Borrower shall have paid any amounts to the Security Trustee under the Parallel Debt or the Security Trustee shall have otherwise received monies in payment of such Parallel Debt, the total amount due under the Principal Obligations shall be decreased by the same amount.

(c)In the event the Security Trustee should resign, the Security Trustee shall assign the

Parallel Debt owed to it to its successor security trustee together with all of its other rights and obligations under this Section 17.17 and shall take all such further actions as the Facility Agent in its sole discretion may deem necessary or desirable in order to assign and transfer to the successor security trustee the Parallel Debt and the other rights and obligations under this Section 17.17.

18.NOTICES AND DEMANDS

18.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, electronic transmission or similar writing) and shall be given to the Borrower or the Guarantor at the address, facsimile number or email address set forth below and to the Lenders and the Agents at their address, facsimile number or email address set forth in Schedule I or at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality), (ii) if by email or other electronic communication, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

If to the Borrower or the Guarantor:

11 North Water Street, Suite 18290 Mobile, Alabama 36602

Facsimile No.: (251) 243-9121 Attention: Chief Financial Officer

With a copy to

One Whitehall Street

New York, NY 10004

Facsimile No.: (212) 514-5692 Attention: Mr. Niels M. Johnsen

If to the Facility Agent or the Security Trustee:

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

Email: tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 1 212 858 2664/+ 1 917 369 2196

Attention: Christoph Clauss / Matthew Galici

christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com

19. MISCELLANEOUS

19.1 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held (including, but not limited to, the Earnings Accounts) and other indebtedness at any time owing by the Facility Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or any other Security Party against any and all of the Obligations of the Borrower or other Security Party now or hereafter existing under the Transaction Documents, irrespective of whether the Facility Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The Facility Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and each Lender and their respective Affiliates under this Section 19.1 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Facility Agent, such Lender and their respective Affiliates may have. Notwithstanding anything to the contrary set forth in Section 17 or elsewhere herein, the Facility Agent may not discriminate against the Lenders generally in favor of its own interests when exercising setoff rights against amounts received from any Security Party hereunder, including any amount in any Earnings Account or Retention Account.

19.2 Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

19.3 Unenforceable, etc., Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the other Transaction Documents would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

19.4 References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to articles, sections of, exhibits to, and schedules to, this Agreement or the other Transaction Documents as applicable, unless the context otherwise requires.

19.5 Further Assurances. Each of the Security Parties hereby agrees that if this Agreement or any of the other Transaction Documents shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Transaction Documents.

19.6 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Creditors, on the other part, relating to the transactions contemplated hereby, whether written or oral, are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agent, the Security Trustee and/or the Lenders are

parties, which alone fully and completely express the agreements between the Security Parties, the Agents, and the Lenders.

19.7 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 17.8, any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Agents, and the Majority Lenders. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

19.8 Indemnification. Neither any Creditor nor any of its directors, officers, agents or employees shall be liable to any of the Security Parties for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct. Each of the Borrower and the Guarantor hereby jointly and severally agree to indemnify the Creditors, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities (including without limitation all such liabilities arising out of (x) Environmental Claims, (y) business conducted by any of the Security Parties in a Sanctioned Country or with a Blocked Person in violation of Sanctions, at all times subject to applicable law and the Security Parties’ continued cooperation with OFAC or any other governmental entity, to the extent necessary and (z) any electronic communication purporting to have originated from any of the Security Parties to any Lender without proper authorization), losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement, any actual or proposed use of proceeds of the Facility hereunder, or any related transaction or claim; provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by final judgment by a court of competent jurisdiction and (ii) to the extent permitted by law, the Indemnitee shall provide the Security Parties with prompt notice of any such investigative, administrative or judicial proceeding after the Indemnitee becomes aware of such proceeding; provided, however, that the Indemnitee's failure to provide such notice in a timely manner shall not relieve the Security Parties of their obligations hereunder. Each of the Borrower and the Guarantor agrees to, and shall, indemnify and hold each of the Creditors harmless against any loss, as well as against any reasonable costs or expenses (including reasonable legal fees and expenses), which any of the Creditors sustains or incurs as a consequence of any default in payment of the principal amount of the Facility, interest accrued thereon or any other amount payable hereunder, under the Note or under the other Transaction Documents including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Facility or any portion thereof. Any Creditor's certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

19.9 USA PATRIOT Act Notice; OFAC and Bank Secrecy Act. The Facility Agent hereby notifies each of the Security Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “PATRIOT Act”), and the policies and practices of the Facility Agent, each of the Creditors is required to obtain, verify and record certain information and documentation that identifies each of the Security Parties, which information includes the name and address of each of the Security Parties and such other information that will allow the Creditors to identify each of the Security Parties in accordance with the Patriot Act. In addition, each of the Security Parties shall: (a) ensure that no Person who owns a controlling interest in or otherwise controls any of the Security Parties or any subsidiary of any thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; (b) not use or permit the use of the proceeds of the Facility to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto; and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

19.10 Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Facility Agent shall be cumulative and shall be in addition to every other right, power and remedy of the Facility Agent now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Facility Agent, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No failure, delay or omission by the Facility Agent or any of the Creditors in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Borrower or any Security Party shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Facility Agent or any of the Creditors of any security or of any payment of or on account of any of the amounts due from the Borrower or any Security Party to the Facility Agent and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right with respect to any future breach or default or of any past breach or default not completely cured thereby. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Security Parties' obligations, the Facility Agent shall have rights and remedies of a secured party under the Uniform Commercial Code.

19.11 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that any of the Security Parties deliver an executed counterpart of this Agreement by facsimile or electronic transmission, such Security Parties shall also deliver an originally executed counterpart as soon as practicable, but the failure of such Security Parties to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

19.12 Headings. In this Agreement, Section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

19.13 Disclosure. Each of the Security Parties irrevocably authorizes the Creditors to give, divulge and reveal from time to time information and details relating to its Accounts, any Vessel, the Facility, this Agreement, the Note, the Transaction Documents, the Commitments, any agreement entered into by any of the Security Parties in connection with this Agreement, the Note or the Transaction Documents and any other information provided by any of the Security Parties to any of the Creditors in connection with this Agreement, the Note or the Transaction Documents to (i) any regulatory or self-regulatory authorities (including any stock exchanges) or public or internationally recognized authorities, (ii) the head offices, branches, affiliates and professional advisers of any of the Creditors, (iii) any other parties to this Agreement, the Note or the Transaction Documents and any parties to any agreement entered into by any of the Security Parties in connection therewith, (iv) any rating agencies and their professional advisers, (v) any Person with whom any of the Security Parties propose to enter (or contemplate entering) into contractual relations in relation to the Facility or the Commitments; and (vi) any other Person (including any transferee or potential transferee of the Facility) in connection with the funding, refinancing, transfer, assignment, sale, sub-participation or operational arrangement or other transaction in relation thereto, including, but not limited to, any enforcement, preservation, assignment, transfer, sale or sub-participation of any of the rights and/or obligations of any of the Creditors; provided, that if such information and details have been expressly communicated to the Creditors to be material non-public information, the relevant Creditor shall inform the relevant Security Party of its obligations to make such information or details available prior to giving, divulging or revealing such information or details.

Securitization. The Credit Parties hereby agree and acknowledge that the Facility Agent or any Lender may include all or part of the Facility in a securitization or similar transaction without any consultation with or consent of the Borrower or the Guarantor and that the Credit Parties shall provide such information as required by the Facility Agent or such Lender to effect such transaction.

19.15 Pari Passu Intercreditor Agreement. The terms of this Agreement and the other Transaction Documents are subject to the terms of the Pari Passu Intercreditor Agreement. Where a conflict exists between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern. The Creditors hereby authorize the Facility Agent and the Security Trustee to enter into the Pari Passu Intercreditor Agreement and any necessary amendment, modification or termination thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

EAST GULF SHIPHOLDING, INC, as Borrower

By: /s/ D. B. Drake

Name:   D. B. Drake

Title: V/P - Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION, as Guarantor

By: /s/ D. B. Drake

Name: D.B. Drake

Title: V/P – Treasurer

DVB BANK SE, as Mandated Lead Arranger, Facility Agent, Security Trustee and Lender

By: /s/ Thibaud Ollivier

Name: Thibaud Ollivier

Title: Senior Vice President

By: /s/ Kartal Cona

Name: Kartal Cona

Title: Vice President

ACKNOWLEDGMENT AND AGREEMENT

The undersigned, an Affiliate of the Borrower, hereby acknowledges and agrees to be bound by the subordination provisions set forth in Section 9.1(w) of the foregoing Agreement to the same extent as if the undersigned were a party to said Agreement.

LCI SHIPHOLDINGS, INC.

By: /s/ D. B. Drake

Name: D. B. Drake

Title: V/P Vice President

LENDERSCOMMITMENT

DVB Bank SE        $32,000,000

Park House

16-18 Finsbury Circus

LondonEC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

Email: tls.london@dvbbank.com

Fax: +44 207 256 4352

With a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017 USA

Facsimile:/+1 917 369 2196

Attention Christoph Class/ Matthew Galici

Email:  christoph.clauss@dvbbank.com

matthew.galoci@dvbbank.com

SCHEDULE II

APPROVED SHIP BROKERS

R.S. Platou Shipbrokers a.s. Haakon VII's gate 10

Oslo, Norway

Telephone No.: +47 23 11 20 00 Facsimile No.: +47 23 11 23 11

Fearnleys A/S

Grev Wedels plass 9

Oslo, Norway

Telephone No.: +47 22 93 60 00

Facsimile No.: +47 22 93 61 50

H. Clarkson & Company

12 Camomile Street

London EC3A 7BP

England

Telephone No.: +44 207 334 0000

Facsimile No.: +44 207 283 5260

Braemar Shipbrokers Ltd.

35 Cosway Street

London NW1 5BT

England

Telephone No.: +44 207 535 2600

Facsimile No.: +44 207 535 2601

Jacq. Pierot Jr. & Sons, Inc. (USA) 29 Broadway

New York, NY 10006

Telephone No.: (212) 344 3840 Facsimile No.: (212) 943 6598

Barry Rogliano Salles (BRS)

11, boulevard Jean Mermoz

92200 Neuilly-sur-Seine

France

Telephone No. : +33 (0)1 41 92 12 34

Hesnes Shipping AS PO Box 104 Borgheim 3163 Notteroy

Norway

SCHEDULE III

Security Party Liens as of the Closing Date

LIENS AS OF THE CLOSING DATE International Shipholding Corporation

Multiple Indebtedness Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Regions Bank on real estate located at 864-70 South Peters Street, New Orleans, LA.

Security Agreement covering various collateral in favor of Regions Bank in connection with the Credit Agreement providing revolving and term loan facilities up to a maximum amount of $145,000,000

East Gulf Shipholding, Inc.

Mortgages, Earnings Assignments, and Insurance Assignments in favor of ING N.V. on vessels EGS Crest and EGS Wave.

SCHEDULE IV

Security Party Indebtedness as of the Closing Date International Shipholding Corporation

Guarantee of indebtedness of East Gulf Shipholding, Inc. in the amount of $26,986,666.56 to ING Bank N.V., which indebtedness has a maturity date of January 24, 2018.

Guarantee of indebtedness of Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd. in the amount of $26,246,071.41 to ING Bank N.V., which indebtedness has a maturity date of June 20, 2018.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $21,120,000.00 to Citizens Asset Finance, Inc., which indebtedness has a maturity date of July 31, 2021.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $8,397,321.54 to Capital One N.A. which indebtedness has a maturity date of January 1, 2017.

Guarantee of indebtedness of Oslo Bulk 6 Pte Ltd in the amount of $1,000,000.00 to Pareto Bank ASA which has a maturity date of January 2023 dependent upon vessel delivery date.

Indebtedness to Regions Bank of up to $10,000,000 secured by real estate located at 864-70 South Peters Street, New Orleans, LA.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $37,019,230.76 to DVB Bank, SE which indebtedness has a maturity date of August 28, 2020.

Secured Indebtedness of up to $145,000,000 under a Credit Agreement dated September 23, 2013, between International Shipholding Corporation, Enterprise Ship Company, Inc, Sulphur Carriers, Inc, CG Railway, Inc, Central Gulf Lines, Inc, Coastal Carriers, Inc, Waterman Steamship Corporation, Inc, N.W. Johnsen & Co., Inc, LMS Shipmanagement, Inc, U.S. united Ocean Services, LLC, Mary Ann Hudson, LLC, Sheila McDevitt, LLC, Tower, LLC, and Frascati Shops, Inc, as borrowers, and Regions Bank, among others, as Administrative Agent and Collateral Agent.

East Gulf Shipholding, Inc.

Indebtedness to ING Bank N.V. in the amount of $26,986,666.56 which has a maturity date of January 24, 2018.

SCHEDULE V

Initial Charter Party Agreement

Vessel	Charterer	Start Date	End Date	Charter Rate
GLOVIS COUNTESS	Hyundai Glovis Co. Ltd	April 1, 2013	April 1, 2020	US$23,700

EXHIBIT A

PROMISSORY NOTE

New York, New York

$32,000,000

___________, 2015

FOR VALUE RECEIVED, the undersigned, EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands, as borrower (the “Borrower”), hereby promises to pay to the order of DVB BANK SE, a banking corporation organized under the laws of Germany ("DVB"), as facility agent (the “Facility Agent”) for the Lenders (as defined herein), at its offices located at Platz der Republik 6, D-60325 Frankfurt am Main, Germany, or as it may otherwise direct, the principal sum of Thirty Two Million Dollars ($32,000,000) or such lesser amount as may be owing under the Credit Agreement (as defined below). The Borrower, shall repay the indebtedness represented by this Promissory Note (this “Note”) as provided in Section 5 of that certain credit agreement dated as of April __, 2015, (the “Credit Agreement”) made by and among (i) the Borrower, (ii) International Shipholding Corporation, as guarantor, (iii) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement (the “Lenders”)), (iv) DVB, as facility agent for the Lenders, and security trustee for the Lenders and (v) DVB, as mandated lead arranger. This Promissory Note (this “Note”) may be prepaid on such terms as provided in the Credit Agreement. Interest shall be paid on the indebtedness represented by this Note at the rate (the “Applicable Rate”) determined from time to time in accordance with Section 6 of the Credit Agreement and at the times provided in Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were more fully set forth herein at length.

Any principal payment not paid when due, whether on the maturity date thereof or by acceleration, shall bear interest thereafter at a rate per annum equal to the Default Rate (as defined in the Credit Agreement). All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year.

Words and expressions used herein and defined in the Credit Agreement shall have the same meaning herein as therein defined.

Both principal and interest are payable in Dollars to the Facility Agent, for the account of the Lenders, as the Facility Agent may direct, in immediately available same day funds.

The Facility Agent may endorse the amount and the date of the making of an Advance and any prepayment or payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower, to make payment of principal and interest in accordance with the terms of the Credit Agreement and this Note.

If this Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month, in which case such payment shall be payable immediately preceding the Banking Day.

This Note is the Note referred to in, and is entitled to the security and benefits of, the Credit Agreement and the Security Documents. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be, and shall thereupon become, forthwith, due and payable.

Presentment, demand, protest and notice of dishonor of this Note or any other notice of any kind are hereby expressly waived.

THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE FACILITY AGENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the date and year first above written.

[Signature page follows]

EAST GULF SHIPHOLDING, INC., as Borrower

By: ______________________

Name:

Title:

PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B

Drawdown Notice

DVB BANK SE2015

Park House

16-18 Finsbury Circus

London EC2M 7EB

E-mail: tls.london@dvbbank.com

Fax: +44 207 256 4352

Attention: Peter Attridge

Department: Transaction and Loan Services

Ladies and Gentlemen:

Please be advised that, in accordance with Section 3 of the credit agreement among (1) yourselves, as mandated lead arranger, facility agent, and security trustee, (2) East Gulf Shipholding Inc., as borrower (the “Borrower”), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement (as hereinafter defined), as lenders, and (4) International Shipholding Corporation, as guarantor, dated as of___, 2015 (the “Credit Agreement”), the undersigned hereby request that the

Advance (as defined in the Credit Agreement) in the aggregate principal amount of_____________________________________________

Dollars ($) be advanced to the Borrower as follows:

Drawdown Date:

Amount to be drawn down: Interest Period:

Disbursement Instructions:

The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, (b) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and (c) no Default or Event of Default will result from the making of the Advance (as defined in the Credit Agreement).

The undersigned hereby covenants and undertakes that, in the event that on the date specified for making available the Advance as stated above, the Lenders (as defined in the Credit Agreement) shall not be obliged under the Credit Agreement to make such Advance available, the undersigned shall indemnify and hold the Lenders fully harmless against any losses which the Lenders may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirements as stated above, and the certificate of the relevant Lender or Lenders shall (save and except for manifest error) be conclusive and binding on the undersigned as to the extent of any such loss.

This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

Very truly yours,

EAST GULF SHIPHOLDING, INC., as Borrower

By: ________________

Name:

Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

OF

INTERNATIONAL SHIPHOLDING CORPORATION FOR THE PERIOD ENDED

The undersigned, being the chief financial officer of INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("ISH"), hereby certifies, on behalf of ISH and the Borrower (as defined below), to DVB BANK SE ("DVB"), as facility agent for the Lenders, in connection with that certain credit agreement, dated as of April ___, 2015 (the "Credit Agreement"), by and among, (1) East Gulf Shipholding, Inc., as borrower (together with any successor thereto, the “Borrower”), (2) ISH, as guarantor, (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement (the "Lenders")), (4) DVB, as facility agent for the Lenders, and security trustee for the Lenders and (5) DVB, as mandated lead arranger, that:

(i)	I have reviewed (i) the consolidated financial statements of ISH and its

Subsidiaries dated as of and for the __________period
then ended and (ii) the separate financial report of the Borrower dated as of and for the period then ended, and such
statements and reports fairly present the financial condition of ISH and its Subsidiaries and the Borrower, as the case may be, as of the dates indicated and the results of their operations and cash flows for the periods indicated; and

(ii)

I have reviewed the terms of the Credit Agreement, the Note and the other Transaction Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of ISH during the accounting period covered by the financial statements referred to in clause (i) above; and

(iii)

such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION ISH, THE BORROWER OR ANY OTHER ISH ENTITY, AS THE CASE MAY BE, HAS TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]];

(iv)

ISH and the Borrower are in compliance with all of the covenants contained in the Credit Agreement and in each other Transaction Document to which each is a party. The financial covenant analyses and calculations for the periods identified therein of the financial covenants set forth in Section 9.3 of the Credit Agreement are set forth on Annex A attached hereto. In the event of any conflict between the formulas used for such analyses and calculations provided in the attached Annex A and the formulas provided in the Credit Agreement, the Credit Agreement shall govern;

(v)	ISH is [not] in compliance with the Amortization Reduction Conditions contained in the Credit Agreement;
(vi)

set forth on Annex B is a summary of all changes in GAAP and in the consistent application thereof, unless such change and the effects thereof have been described in a previous Compliance Certificate, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes; and

(vii)	set forth on Annex C is an accounting of all of the contingent liabilities of each Security Party as required by Section 9.1(e) of the Credit Agreement.

Capitalized terms used herein without definition have the meaning ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this_____ day of 201_.

INTERNATIONAL SHIPHOLDING CORPORATION

By: ____________________

Name:

Title:

ANNEX A

Financial Covenant Analyses

ANNEX B

GAAP Changes

ANNEX C

Contingent Liabilities

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of ______, 201_ among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the "Assignor"), as assignor, and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the "Assignee"), as assignee, supplemental to:

(i)

that certain credit agreement, dated as of [ ], 2015 (the "Credit Agreement"), made among (1) East Gulf Shipholding, Inc., as borrower (the "Borrower"), (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the "Lenders"), (4) DVB BANK SE ("DVB"), as facility agent for the Lenders (in such capacity, the “Facility Agent”) and security trustee for the Lenders and (5) DVB, as mandated lead arranger, pursuant to which the Lenders have agreed to provide to the Borrower, a secured term loan in the amount of up to Thirty Two Million Dollars ($32,000,000) (the “Loan”);

(ii)	the promissory note from the Borrower in favor of the Facility Agent dated [ ], 2015 (the “Note”) evidencing the Loan;
(iii)	the Security Documents (as such term is defined in the Credit Agreement).

Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Assignor hereby sells, transfers and assigns •% of its right, title and interest in, to and under the Credit Agreement, under the Note (including, without limitation, its interest in the indebtedness evidenced by the Note) and under the Security Documents to the Assignee. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the product derived by multiplying (a) $•, being the sum of the present outstanding principal balance of the Loan, by (b) the Assignor’s percentage of interest in the Loan transferred pursuant hereto.

2. The Assignee hereby assumes •% of the obligations of the Assignor under the Credit Agreement (including, but not limited to, the obligation to advance its respective percentage of the Loan as and when required) and shall hereinafter be deemed a “Lender” for all purposes of the Credit Agreement, the Note, the Security Documents and any other Assignment and Assumption Agreement(s), the Assignee’s Commitment thereunder being $•  in respect of the Loan.

3. The Assignee shall pay an administrative fee of US$3,000 to the Facility Agent to reimburse the Facility Agent for its cost in processing the assignment and assumption herein contained.

4. All references in the Note and in each of the other Security Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

5. The Assignee irrevocably designates and appoints the Facility Agent as its agent and irrevocably authorizes the Facility Agent to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Note and under the other Security Documents, each as supplemented hereby, as are delegated to the Facility Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 17 of the Credit Agreement.

6. Every notice or demand under this Agreement shall be in writing and may be given by facsimile and shall be sent as follows:

If to the Assignor:

[NAME OF ASSIGNOR]

[ADDRESS] Facsimile No.:

Attention:

If to the Assignee

[NAME OF ASSIGNEE]

[ADDRESS] Facsimile No.:

Attention:

Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts shall have all executed one agreement as of the date hereof, each of which counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

By___________________________________________________________________

Name: Title:

[NAME OF ASSIGNEE]

By___________________________________________________________________

Name: Title:

EXHIBIT E

ASSIGNMENT OF EARNINGS, CHARTERPARTIES AND REQUISITION
COMPENSATION

in respect of

[GLOVIS COUNTESS][GREEN BAY]

by

EAST GULF SHIPHOLDING, INC.,
as Owner

in favor of

DVB BANK SE,
as Security Trustee

[_______________________________________,] 2015

ASSIGNMENT OF EARNINGS, CHARTERPARTIES AND REQUISITION
COMPENSATION

[GLOVIS COUNTESS][GREEN BAY]

THIS ASSIGNMENT OF EARNINGS, CHARTERPARTIES AND REQUISITION

COMPENSATION (this “Assignment”) is made as of the ___ day of [], 2015 by EAST
GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Assignor”), as assignor, in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany (“DVB”) (together with its successors and permitted assigns, in such capacity, the “Assignee”), as Security Trustee (as such term is hereinafter defined).

W I T N E S S E T H     T H A T :

WHEREAS:

(A) The Assignor is the sole owner of the whole of the pure car truck carrier [GREEN BAY, built in 2007 and registered under the laws of the Republic of the Marshall Islands with IMO No. 9339818][GLOVIS COUNTESS, built in 2010 and registered under the laws of the Republic of the Marshall Islands with IMO No. 9476721] (the “Vessel”);

(B) By a credit agreement dated as of April __, 2015 (the "Credit Agreement"), made by and among (1) the Assignor, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders (in such capacity, the "Security Trustee"), and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Assignor, a secured term loan in the amount of up to Thirty Two Million Dollars ($32,000,000) (the "Loan"); and

(C) It is a condition precedent to the availability of the Advances under the Credit Agreement that the Assignor execute and deliver to the Assignee, as security for the obligations of the Assignor to the Creditors under or in connection with the Credit Agreement an assignment of all of the Assignor's right, title and interest in and to the earnings of, requisition compensation of, and charters covering, the Vessel.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.
2. Grant of Security. The Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in all of the Assignor’s right, title and interest in and to:

A. any charter or other contract to which it is a party now or hereafter entered into by the Assignor in respect of the Vessel;

B. all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Assignor or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b), (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Assignee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel; and

C. all proceeds of all of the foregoing.

3. Notice of Assignment. The Assignor will (a) give notice, in the form annexed hereto as Exhibit 1 of this Assignment (or as otherwise agreed upon by the Assignor and the Assignee) to any charterer or contractee of the Vessel and cause such charterer or contractee of the Vessel to execute and deliver to the Assignee a Consent and Subordination Agreement in the form annexed hereto as Exhibit 2 of this Assignment (or as otherwise agreed upon by the Assignor and the Assignee) and (b) give notice, in the form annexed hereto as Exhibit 1 of this Assignment (or as otherwise agreed upon by the Assignor and the Assignee) to any subcharterer or subcontractee of the Vessel for a period in excess of twelve months and use its best efforts to cause such subcharterer or subcontractee of the Vessel to execute and deliver to the Assignee a Consent and Subordiation Agreement substantially in the form annexed hereto as Exhibit 2 of this Assignment (or as otherwise agreed upon by the Assignor and the Assignee).

4. Payment. Upon the occurrence of an Event of Default, the Assignor shall cause all sums payable to the Assignor and assigned hereby, whether as charter hire, freight, indemnities or otherwise, to be paid directly to an account designated by the Assignee.

5. Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under all charters and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party to perform the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

6. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.

7. Employment of Vessel. The Assignor hereby further covenants and undertakes promptly to furnish the Assignee with all such information as it may from time to time require regarding the employment, position and engagements of the Vessel.

8. Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, except as permitted by the Credit Agreement, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, except as permitted by the Credit Agreement, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment, except as permitted by the Credit Agreement; and the Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises and to file any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment without the signature of the Assignor which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

9. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be dealt with as provided in the Credit Agreement and that certain Pari Passu Intercreditor Agreement to be entered into by the Borrower, the Guarantor and DVB in its capacity as (i) facility agent under the Credit Agreement and (ii) facility agent under that certain credit agreement originally entered into by and among (1) Waterman Steamship Corporation, as borrower, (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on Schedule I thereto, as lenders (4) DVB, as facility agent and security trustee for the lenders and (5) DVB, as mandated lead arranger, dated as of August 26, 2014, as amended by an Amendment No. 1 dated October 28, 2014 and an Amendment No. 2 dated November 24, 2014 and an Assignment and Assumption Agreement, dated December 29, 2014, whereby LCI Shipholdings, Inc. was deemed the ultimate borrower.

10. Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments (including an executed, undated notice of assignment to the relevant charterer, which, upon the occurrence and during the continuation of an Event of Default, enables the Security Trustee to redirect the payment of any Earnings under the relevant Approved Charter to the Retention Account) and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

11. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee or any of the Lenders in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by any Person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee or any of the Lenders of any security or of any payment of or on account of any of the amounts due from any Person under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

12. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

13. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

14. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

15. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement or is released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate.

16. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND, BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

and may be sent by facsimile as follows: If to the Assignor:

EAST GULF SHIPHOLDING, INC.

11 North Water Street Suite 18290

Mobile, Alabama 36602

Attention: Chief Financial Officer

Facsimile: (251) 243 9121

with a copy to:

International Shipholding Corporation

One Whitehall Street

New York, New York 10004

Attention: Niels M. Johnsen

Facsimile: (212) 514-5692/(212) 809-9036

Telephone: (212) 943-4141

If to the Assignee:

DVB BANK SE

Park House

16-18 Finsbury Circus

London EC2M 7EB

Attention: Peter Attridge

Department: Transaction and Loan Services

Email: tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC 609 Fifth Avenue, 5th Floor New York, New York 10017 Facsimile: +1 212 858 2664 /+ 1 917 369 2196

Attention: Christoph Clauss/Matthew Galici

Email: christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day) in the case of a facsimile on the date of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

18. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts principles.
19. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

20. Intercreditor Agreement. This Assignment shall be subject to the terms of the Pari Passu Intercreditor Agreement. Where a conflict exists between this Assignment and the Pari Passu Intercreditor Agreement, the Pari Passu Intercreditor Agreement shall govern.

[Signature page to follow]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

EAST GULF SHIPHOLDING, INC.

By:

Name: Title:

EXHIBIT 1

EARNINGS ASSIGNMENT NOTICE

TO:Hyundai Glovis Co., Ltd.

TAKE NOTICE:

a)that by an Assignment of Earnings, Charterparties and Requisition

Compensation dated the [ ] day of April, 2015 made by us to DVB BANK SE ("the Assignee"), we, the owner of the Marshall Islands registered vessel GLOVIS COUNTESS, Official No. 3831 (the "Vessel"), have assigned to the Assignee as from the date hereof all our right, title and interest in and to:

(i)	any charter or other contract to which it is a party now or hereafter entered into by the Assignor in respect of the Vessel;
(ii)

all moneys whatsoever which are now, or later become, payable (actually or contingently) to us or the Assignee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b), (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Assignee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel; and

(iii)	all proceeds of all of the foregoing.

b)that you are hereby irrevocably authorized and instructed to pay all of such aforesaid moneys to the Assignee to such account as the Assignee may in the future direct.

DATED THIS ___day of_________, 2015

EAST GULF SHIPHOLDING, INC.

By _____________________________________________________________________________

Name: Title:

EXHIBIT 2

CONSENT AND SUBORDINATION AGREEMENT

The parties hereto agree as follows:

Hyundai Glovis Co., Ltd. (“Glovis”), being the charterer of the Marshall Islands registered vessel GLOVIS COUNTESS, Official No. 3831 (the "Vessel"), from EAST GULF SHIPHOLDING, INC. (the "Owner") under the time charter dated February 5, 2013, between Glovis and the Owner (as at any time further amended, the "Time Charter") which is the subject of the attached Assignment of Earnings, Charterparties and Requisition Compensation (the "Assignment") by the Owner to DVB BANK SE (the "Assignee"), in consideration of One Dollar lawful money of the United States of America to it in hand paid, hereby acknowledges notice of and consents and agrees to the Assignment and to any amendments, revisions or extensions of the Assignment and further agrees that it will make payment of all moneys due and to become due under the Time Charter to the Assignee at its office at Platz der Republik 6, D-60325 Frankfurt am Main, Germany (or at such office or account as the Assignee may designate in writing to Glovis), upon receipt of written notice from the Assignee and that each such payment shall be final and Glovis will not seek to recover from the Assignee for any reason whatsoever any moneys paid by Glovis to the Assignee by virtue of the Assignment and this Consent and Subordination Agreement.

Glovis hereby agrees to subordinate all of its right, title and interest in and to the Vessel under the Time Charter to the interests of the Mortgagee (as defined below) under that certain first preferred mortgage, dated as of April __, 2015 (the “Mortgage”), executed by the Owner in favor of the Assignee as security trustee (together with its successors and assigns, the “Mortgagee”). By signing below, Glovis agrees that, under the terms of this Consent and Subordination Agreement, notwithstanding the effective date of the Time Charter and the delivery of the Vessel thereunder, all right, title and interest of the Mortgagee in and to the Vessel, and all right, title, interest, liens and security interests of the Mortgagee arising under the Mortgage, shall, for all times and for all purposes, be superior in rank, preference and priority to any right, interest, claim, lien or security interest in or against the Vessel, whether now existing or hereafter arising, in favor of Glovis, whether arising under the Time Charter or otherwise. Without limiting the foregoing, Glovis agrees that at no time and under no circumstance shall it seek to challenge, invalidate or assert priority over any right, title or interest of the Mortgagee in and to the Vessel, or any right, title, interest, liens and security interests of the Mortgagee under the Mortgage or the Assignment. Glovis further agrees that, so long as the Mortgage remains in effect, it will forbear from exercising any lien rights against the Vessel arising under the Time Charter or under applicable law and that it will not foreclose on any claim, lien and/or security interest created in its favor under the Time Charter or otherwise without the prior written consent of the Mortgagee first being obtained. In the event of foreclosure by Glovis, Glovis shall not accept any proceeds from any foreclosure (or sale) of the Vessel unless and until the indebtedness and other obligations of the Security Parties (including interest, fees and expenses (including fees and expenses related to the repossession of the Vessel)) to the Creditors under the Credit Agreement and related Transaction Documents (as defined in the Credit Agreement) have been fully paid.

In consideration of Glovis’ agreement to subordinate any lien claims it might have against the

Vessel for breach of the Time Charter to the rights of the Mortgagee under the Mortgage, the Mortgagee agrees that Glovis’ quiet and peaceful use, possession and enjoyment of the Vessel in accordance with the terms of the Time Charter will not be disturbed or interfered with by the Mortgagee. Notwithstanding the foregoing, the Mortgagee shall not be required to ensure Glovis’ quiet enjoyment of the Vessel if Glovis has (i) ceased to comply with the terms of this Consent and Subordination Agreement, (ii) ceased to comply with the terms of the Time Charter or (iii) the Owner, under the Time Charter, has ceased to be obliged to charter the Vessel to Glovis, whether or not the Owner has exercised its right to terminate chartering of the Vessel to Glovis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consent and

Subordination Agreement as of this ___day of_________________, 2015

Hyundai Glovis Co., Ltd.

By _____________________________________________________________________________

Name: Title:

DVB BANK SE

By _____________________________________________________________________________

Name: Title:

By _____________________________________________________________________________

Name: Title:

EXHIBIT F

ASSIGNMENT OF INSURANCES
in respect of

[GREEN BAY][GLOVIS COUNTESS]
by
EAST GULF SHIPHOLDING, INC., as Owner
in favor of

DVB BANK SE,
as Security Trustee

[ ], 2015

ASSIGNMENT OF INSURANCES
[GREEN BAY] [GLOVIS COUNTESS]

THIS ASSIGNMENT OF INSURANCES (this “Assignment”) is made as of the

___ day of, 2015 by EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Assignor”), as assignor, in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany (“DVB”) (together with its successors and permitted assigns, in such capacity, the “Assignee”), as Security Trustee (as such term is hereinafter defined).

W I T N E S S E T H T H A T:

WHEREAS:

(A) The Assignor is the sole owner of the whole of the pure car truck carrier [GREEN BAY, built in 2007 and registered under the laws of the Republic of the Marshall Islands with IMO No. 9339818][GLOVIS COUNTESS, built in 2010 and registered under the laws of the Republic of the Marshall Islands with IMO No. 9476721] (the "Vessel");

(B) By a credit agreement dated as of April __, 2015 (the "Credit Agreement"), made by and among (1) the Assignor, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders (in such capacity, the "Security Trustee") and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Assignor, a secured term loan in the amount of up to Thirty Two Million Dollars($32,000,000) (the “Loan”); and

(C) It is a condition precedent to the availability of the Advance under the Credit Agreement that the Assignor execute and deliver to the Assignee, as security for the obligations of the Assignor to the Creditors under or in connection with the Credit Agreement an assignment of any and all insurances taken out in respect of the Vessel and its earnings.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

2. Grant of Security. The Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor's right, title and interest in, to and under all policies and contracts of insurance, including the Assignor's rights under all entries in any Protection and Indemnity or War Risks

Association or Club, which are from time to time taken out by or for the Assignor in respect of the Vessel, her hull, machinery, freights, disbursements, profits or otherwise, and all the benefits thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the "Insurances"), and in and to all moneys and claims for moneys in connection therewith and all proceeds of all of the foregoing.

3.Notices; Loss Payable Clauses. (A) All Insurances, except entries in

Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 1 hereto or in such other form as the Assignee may agree.

(B)All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 2 hereto or in such other form as the Assignee may agree.

4.Covenants and Undertakings. The Assignor hereby covenants with the

Assignee that:

(A) It will do or permit to be done each and every act or thing which the Assignee may from time to time reasonably require to be done for the purpose of enforcing the Assignee's rights under this Assignment and will allow its name to be used as and when required by the Assignee for that purpose; and

(B) It will forthwith give notice in the form set out in Exhibit 3 hereto, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and her earnings and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel and her earnings.

5.No Duty of Inquiry. The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder except such reasonable action as may be requested by any underwriter, association or club. The Assignor shall remain liable to perform all the obligations assumed by it in relation to the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.

6.Negative Pledge. The Assignor does hereby warrant and represent that it has not assigned or pledged, except as permitted by the Credit Agreement, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, except as permitted by the Credit Agreement, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned, to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Assignment, except as permitted by the Credit Agreement; and the Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor's true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) should an Event of Default have occurred and be continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned, including, but not limited to, filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment, without the signature of the Assignor, which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

7. Further Assurances. The Assignor agrees that any time and from time to time upon the written request of the Assignee it will promptly and duly execute and deliver to the Assignee any and all such further instruments and documents as the Assignee may reasonably deem advisable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

8. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right or power in the pursuance of any remedy accruing upon any breach or default by any Person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from any Person under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

9. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Assignment, or the validity of this Assignment as a whole. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Assignment.

10. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all

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moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any other collateral or security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

11. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

12. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement or is released therefrom in accordance with the terms thereof, all the right, title and interest herein assigned shall revert to the Assignor, and this Assignment shall terminate.

13. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND, BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

14. Notices. Notices and other communications hereunder shall be in writing and may be given or made by facsimile as follows:

If to the Assignor:

EAST GULF SHIPHOLDING, INC. 11 North Water Street

Suite 18290

Mobile, Alabama 36602

Attention: Chief Financial Officer Facsimile: (251) 243 9121

with a copy to:

International Shipholding Corporation

One Whitehall Street

New York, New York 10004

Attention: Niels M. Johnsen

Facsimile: (212) 514-5692/(212) 809-9036

Telephone: (212) 943-4141

If to the Assignee:

DVB BANK SE

Park House

6-18 Finsbury Circus London EC2M 7EB

Attention: Peter Attridge

Department: Transaction and Loan Services tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC 609 Fifth Avenue, 5th Floor New York, New York 10017 Facsimile: +1 212 858 2664/+ 1 917 369 2196 Attention: Christoph Clauss/Matthew Galici

christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com

or to such other address as either party shall from time to time specify in writing to the other. Any notice or communication sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Business Day) in the case of a facsimile at the time of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of any party to whom such notice or communication is sent it shall be deemed to have been received on the next following Business Day in such locality), and in the case of a letter, at the time of receipt thereof.

15. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts principles.
16. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

17. Intercreditor Agreement. This Assignment shall be subject to the terms of the Pari Passu Intercreditor Agreement. Where a conflict exists between this Assignment and the Pari Passu Intercreditor Agreement, the Pari Passu Intercreditor Agreement shall govern.

[Signature page to follow]

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed and delivered as of the day and year first above written.

EAST GULF SHIPHOLDING, INC.

By:

Name: Title:

EXHIBIT 1

LOSS PAYABLE CLAUSE
Hull and Machinery

Loss, if any, payable to DVB Bank SE, as mortgagee (the “Mortgagee”), for distribution by it to itself and to EAST GULF SHIPHOLDING, INC., as owner (the “Owner”), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel, the underwriters may pay directly for the repair, salvage, and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, then the underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss of U.S.$500,000 or more or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of the actual total loss or agreed, compromised or constructive total loss of the Vessel, payment shall be made to the Mortgagee for distribution by it to itself and to the Owner as their respective interests appear.

EXHIBIT 2

LOSS PAYABLE CLAUSE
Protection and Indemnity

Payment of any recovery that the Member is entitled to make out of the funds of the Club in respect of any liability, costs or expenses incurred by him shall be made to the Member into that certain account (Account No. []; Ref: [ ]) unless and until the Club receives notice from
DVB Bank SE ("DVB"), in which event all recoveries shall thereafter be paid to DVB, or their order; provided always that no liability whatsoever shall attach to the Club, its Managers or their Agents for failure to comply with the latter obligation until after the expiry of two business days from the receipt of such notice.

EXHIBIT 3

NOTICE OF ASSIGNMENT OF INSURANCES

TO:

TAKE NOTICE:

(a)that by an Assignment of Insurances dated as of the __ of,

2015 made by us to DVB Bank SE (the "Assignee"), a copy of which is attached hereto, we have assigned to the Assignee as from the date hereof, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any Protection and Indemnity or War Risk Association or Club, which are from time to time taken out by us in respect of the pure car truck carrier [GREEN BAY, built in 2007 and registered under the laws of the United States of America with Official No. 9339818][GLOVIS COUNTESS, built in 2010 and registered under the laws of the Republic of the Marshall Islands with IMO No. 9476721] (the "Vessel"), and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the "Insurances").

(b)that you are hereby irrevocably authorized and instructed to make all payments under

(i)

all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit 1 of the Assignment of Insurances; and

(ii)

all entries in Protection and Indemnity Associations or Clubs or insurances affected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit 2 of the Assignment of Insurances.

(c)that you are hereby instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.

DATED AS OF THE ___ day of_____________, 2015.

EAST GULF SHIPHOLDING, INC.

By:

Name:

Title:

We hereby acknowledge receipt of the foregoing Notice of Assignment and agree to act in accordance with the terms thereof:

By_________________________________________

Name: Title:

EXHIBIT G-1

FIRST PREFERRED MORTGAGE
on the

Marshall Islands Flag Vessel
GLOVIS COUNTESS

EAST GULF SHIPHOLDING, INC.,
as Owner

TO

DVB BANK SE,
as Mortgagee

Dated as of April ____, 2015

THIS FIRST PREFERRED MORTGAGE (this “Mortgage”) is made and given as of the [ ] day of April, 2015 by EAST GULF SHIPHOLDING, INC., a corporation existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Owner”) in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany (“DVB”) with offices at Platz der Republik 6, D-60325 Frankfurt am Main, Germany, as security trustee (hereinafter, in such capacity, called the “Mortgagee”) for the Lenders (as such term is defined in the Credit Agreement (as hereinafter defined), pursuant to the terms of the Credit Agreement.

WHEREAS:

A. The Owner is the sole owner of the whole of the vessel GLOVIS COUNTESS Official No. 3831, of 60,213 gross tons, 18,573 net tons, built in 2010 (the “Vessel”); and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands.

B. Pursuant to a credit agreement dated as of April __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, a copy of the form of the Credit Agreement, without schedules or exhibits other than Schedule I is annexed hereto as Exhibit A), made by and among (1) the Owner, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), (3) the banks and financial institutions listed on Schedule I thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB, as facility agent for the Lenders, (in such capacity, the “Facility Agent”) and as security trustee for the Lenders (in such capacity, the “Security Trustee”) and (5) DVB, as mandated lead arranger (together with the Lenders, the Facility Agent and the Security Trustee, the “Creditors”), the Security Trustee has agreed to serve in such capacity under the Credit Agreement and the Lenders have provided to the Owner a secured term loan in the amount of up to Thirty Two Million Dollars ($32,000,000) (the “Loan”).

C. The obligation of the Owner to repay the Loan under the Credit Agreement is evidenced by a promissory note dated April ____, 2015, from the Owner, to the order of the Facility Agent (the “Note”), a copy of the form of the Note being attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

D. Pursuant to Section 17 of the Credit Agreement, the Lenders have appointed the Mortgagee as facility agent and security trustee on their behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the terms of the Credit Agreement, the Note and the Transaction Documents.

E. The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection 1(A)(v) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Credit Agreement and in this

Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to the Maritime Law.

N O W,    T H E R E F O R E,    T H I S    M O R T G A G E    W I T N E S S E T H:

1.Definitions: In this Mortgage, unless the context otherwise requires:

(A)(i)“Classification Society” when used herein shall have the same meaning as in the Credit Agreement;

(ii)

“Earnings” includes all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b) (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Mortgagee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

(iii)

“Insurances” includes all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;

(iv)

“Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement to be entered into by the Owner, the Guarantor and DVB in its capacity as (i) facility agent under the Credit Agreement and (ii) facility agent under that certain credit agreement originally entered into by and among (1) Waterman Steamship Corporation, as borrower, (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on Schedule I thereto, as lenders (4) DVB, as facility agent and security trustee for the lenders and (5) DVB, as mandated lead arranger, dated as of August 26, 2014, as amended by an Amendment No. 1 dated October 28, 2014 and an Amendment No. 2

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dated November 24, 2014 and an Assignment and Assumption Agreement, dated December 29, 2014, whereby LCI Shipholdings, Inc. was deemed the ultimate borrower.

(v)“Maritime Law” means Chapter 3 of the Maritime Act 1990 of the

Republic of the Marshall Islands;

(vi) “Obligations” means the obligations of the Owner or the Guarantor under or in connection with the Credit Agreement, the Note, this Mortgage, any other Security Document and any Transaction Documents, including but not limited to the obligations to repay the Loan when due;

(vii) “Person” when used herein shall have the same meaning as in the Credit Agreement;

(viii) “Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel or otherwise than by requisition for hire;

(ix) “Security Documents” when used herein shall have the same meaning as in the Credit Agreement;

(x)“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by indefeasible payment in full of all of the Obligations;

(xi) “Total Loss” means:

(a)	actual, constructive or compromised or arranged total loss of the Vessel;
(b)	requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for fourteen (14) days; or
(c)

capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within fourteen (14) days after the occurrence thereof; and

(xii) “Vessel” means the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other

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stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner.

(B)In Section 5(B) hereof:

(i)

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)

“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.

(C)This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of the Credit Agreement shall prevail.

2.Grant of Mortgage; Representations and Warranties.

2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage, the other Security Documents and the other Transaction Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note, the other Security Documents and the other Transaction Documents contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Lenders, their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Transaction Documents and shall perform, observe and comply with all and singular of the

4

covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Transaction Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the Republic of the Marshall Islands; otherwise to be and remain in full force and effect.

2.2 The Owner hereby represents and warrants to the Mortgagee that:

(A) the Owner is a corporation duly domesticated, validly existing and in good standing under the laws of the Republic of the Marshall Islands qualified to own and register the Vessel under the Marshall Islands flag;

(B) the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(N) hereof; and

(C) the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.
3. Payment of Obligations. The Owner hereby further covenants and agrees to pay the Obligations when due to the Mortgagee or its successors or assigns.
4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

(B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without

5

limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i) any time or waiver granted to, or composition with, the Owner or any other Person; or
(ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or
(iii) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or
(iv) any amendment or supplement to the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents; or

(v) the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents.

(D) The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E) Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under the Credit Agreement, the Note or this Mortgage on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or
(ii) exercise any right of set-off or counterclaim against any such co-surety; or
(iii) receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or
(iv) unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

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The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(F)The Owner hereby irrevocably subordinates all of its rights of subrogation

(whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.

5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A) to maintain its existence as a corporation under the laws of the Republic of the Marshall Islands;

(B) (i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or to reimburse the Mortgagee therefor (including with regard to the insurance cover described in (f) below), using brokers, insurance companies, underwriters and/or War Risk/P&I Associations and on such terms as the Mortgagee shall from time to time approve in writing, in regard to:

(a)	hull and machinery plus freight interest and hull interest and any other usual marine risks (such as excess risks);
(b)

war risks (including war protection and indemnity liability with a separate limit not less than hull value and including the London blocking and trapping addendum or similar arrangement) covering, inter alia, the perils of confiscation, terrorism, expropriation, nationalization, seizure and blocking;

(c)

protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull) to the highest amount available in the market for the full value and tonnage of the Vessel, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (and to strictly comply with all rules of such association as they are in effect);

(d)	freight, demurrage and defense risks;

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(e)

loss of hire in respect of any charter party agreement, with the minimum obtaining waiting period and a minimum cover of 90 days with an insured daily amount equal to at least (i) the daily rate under such charter party agreement or (ii) the daily running costs plus the daily debt service amount under the Credit Agreement;

(f)

Mortgagee's interest insurance in an amount not less than one hundred twenty percent (120%) of the Facility and mortgagee’s additional perils (pollution) insurance against the possible consequences of pollution involving the Vessel including, without limitation, expropriation or sequestration of the Vessel or the imposition of a Lien or encumbrances of any kind having priority to the security interest granted to the Mortgagee or claims against the Lenders to be subscribed by the Mortgagee and, on demand, reimburse the Mortgagee for all premiums, costs and expenses paid or incurred by the Mortgagee from time to time;

(g)

such other insurances as the Mortgagee may reasonably require (including without limitation political risks or mortgage rights insurance in the event that the Vessel is registered (or operated via a charter agreement fully and exclusively) in a jurisdiction that is not an Approved Jurisdiction);

(ii) with respect to the Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:

(a)

in the cases of the Insurances referred to in sub-sections (i) (a) and (b) above, (x) in such amounts as shall be at least equivalent to the higher of (I) the Fair Market Value (as such term is defined in the Credit Agreement) of the Vessel at the most recent date at which such Fair Market Value shall have been determined pursuant to the terms of the Credit Agreement and (II) One Hundred Twenty percent (120%) of the total amount outstanding under the Facility (as such term is defined in the Credit Agreement), and all such insurance shall be payable in lawful money of the United States of America, and (y) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Mortgagee;

(b)

in the case of the protection and indemnity Insurances referred to in subsection (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

(c)

with first class insurance companies, underwriters and protection and indemnity associations or clubs with a rating from Standard & Poor’s of at least BBB as shall from time to time be approved by the Mortgagee (hereinafter called the “Insurers”);

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(iii) (a) to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and (b) to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee at least fourteen (14) days prior to all insurance renewals;

(iv) to procure concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion to be for the account of the Owner;

(v) to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi) to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to promptly advise the Mortgagee that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix) to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured, the Owner to ensure that the Mortgagee is not liable for any premiums thereby, as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that

9

unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of US$500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and (b) in the event that the Vessel shall be insured under any form of fleet cover, written undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance; the brokers shall also undertake in writing to issue a separate policy in respect of either or both Vessels if requested to do so by the Mortgagee;

(x) to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and shall provide for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on the Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi) to procure that originals or photocopies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the Mortgagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;

(xii) not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed, without the Mortgagee's prior written approval;

(xiii) not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe;

10

(xiv) to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances; and

(xv) to obtain an assignment from any Person other than the Owner who is named as an assured or co-assured in any insurance policy covering a Vessel, such assignment to be made to the Mortgagee upon such terms and conditions as the Mortgagee may require.

(C) To keep and to cause to be kept the Vessel in a good and efficient state of repair so as to maintain her present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the Republic of the Marshall Islands, to procure that the Vessel’s Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D) To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;

(E) To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and compliance by the Owner with relevant covenants in the Transaction Documents and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

(F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(N) hereof and (ii) in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fourteen (14) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G) Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of the Marshall Islands or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

11

(H) Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

(I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:

(i) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed US$500,000 (or the equivalent in any other currency);
(ii) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii) any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and
(v) any occurrence of circumstances forming the basis of an Environmental Claim.

(J) To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;

(L) [Intentionally Omitted];

(M) To keep the Vessel registered under the flag of the Republic of the Marshall Islands and to do or suffer to be done nothing whereby such registration may be forfeited or imperiled;

(N) To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee and as otherwise provided for in

12

the Credit Agreement, and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days or, if requested by the Mortgagee by written notice to the Owner to discharge such lien, not more than twenty one (21) days from the date of such written notice (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee and as otherwise provided for in the Credit Agreement, to pledge, charge, assign or otherwise encumber her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee or as otherwise provided for in the Credit Agreement;

(O) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell (otherwise than on an arm’s length basis provided that the proceeds of such sale are distributed in accordance with Section 5.3 of the Credit Agreement), abandon or otherwise dispose of the Vessel or any interest therein;

(P) To pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(Q) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(R) To comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);

(S) Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to enter into any charter party agreement with respect to the Vessel, other than an Approved Charter;

13

(T) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by EAST GULF SHIPHOLDING, INC., and is subject to a first preferred mortgage (the “First Mortgage”) in favor of DVB BANK SE, as security trustee, under the authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands. Under the terms of the said First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except as permitted thereunder.”

6. Mortgagee's Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

(i) in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii) in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

(iii) in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses were incurred by the Mortgagee.

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7.Events of Default and Remedies.

(A) In case any one or more of the following events herein termed an “Event of Default” shall occur and shall not have been received:

(i) a default in the payment when due of all or any part of the Obligations;
(ii) an Event of Default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing;
(iii) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in Section 5 of this Mortgage (other than those listed in clause (iv) below); or

(iv) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (D), (E), (H), (J), or (P) of Section 5 of this Mortgage and such default continues unremedied for a period of ten (10) days; or

(v) it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

(B) If any Event of Default shall occur, the Mortgagee shall be entitled:

(i) to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage, any of the other Transaction to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(ii) at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall

15

promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii) to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(iv) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(v) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(vii) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings thereagainst;

(viii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents and collect the same out of any property of the Owner;

(ix) to sell the Vessel by private contract at any time, free from any claim of or by the Owner of any nature whatsoever;

(x) to sell the Vessel at public auction (with power for the Security Trustee to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Obligations), free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

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(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;
(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and
(c)	by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.

(xi)

pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xii)

to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(xi) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(xiii)

to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7(B)(x) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein

17

provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C)Notwithstanding the foregoing, it is understood that, other than Clause (c)

of the definition of Total Loss, a Total Loss of the Vessel which is covered by the insurance maintained by the Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Security Documents, or any of them.

8. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

First:To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee, the Agents and/or the Lenders, including the compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee, the Agents and/or the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

Second:To the payment of the Obligations in the manner provided in the

Credit Agreement; and

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Third:Any surplus thereafter remaining, to the Owner or to the Owner's successors in interest or assigns, or to whomsoever may be lawfully entitled to receive the same.

In the event that the proceeds are insufficient to pay the amounts specified in paragraphs “First” and “Second” above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.

9. No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee's rights hereunder or under any of the other Transaction Documents to which the Owner is a party.

12. Power of Attorney.

(A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other

19

discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

(B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Transaction Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Transaction Documents given or otherwise existing may be exercised from time to time

20

and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Transaction Documents.

17. Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage the total amount is Thirty Two Million Dollars ($32,000,000) (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessel. It is not intended that this Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term “vessel” is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Maritime Law or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
20. Notices. Notices and other communications under this Mortgage shall be in writing and may be given by facsimile as follows:

If to the Owner:

East Gulf Shipholding, Inc.

11 North Water Street

Suite 18290

Mobile, Alabama 36602

Attention: Chief Financial Officer

Facsimile No.: (251) 243 9121

with a copy to:

International Shipholding Corporation

One Whitehall Street

New York, New York 10004 Attention: Niels M. Johnsen Facsimile No.: (212) 514-5692

If to the Mortgagee:

21

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 212 858 2664/+ 1 917 369 2196 Attention: Christoph Clauss/Matthew Galici christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day), in the case of a facsimile at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

22. Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.

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23. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

24. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.
25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.
26. Intercreditor Agreement. This Mortgage shall be subject to the terms of the Intercreditor Agreement. Where a conflict exists between this Mortgage and the

Intercreditor Agreement, the Intercreditor Agreement shall govern.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative as of the day and year first above written.

EAST GULF SHIPHOLDING, INC., as Owner

By:___________________________________________________

Name: Title:

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK)

: ss:

COUNTY OF NEW YORK)

On the ____ day of ___________________________________, in the year 2015, before me, the undersigned personally appeared_________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK)

: ss:

COUNTY OF NEW YORK)

On the ____ day of___________________________________, in the year 2015, before me, the undersigned personally appeared_________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit A

Credit Agreement

Exhibit B

EXHIBIT G-2

PREFERRED MORTGAGE
on the

Marshall Islands Flag Vessel
GREEN BAY

EAST GULF SHIPHOLDING, INC.,
as Owner

TO

DVB BANK SE,
as Mortgagee

Dated as of April ____, 2015

THIS PREFERRED MORTGAGE (this “Mortgage”) is made and given as of the _____ day of April, 2015 by EAST GULF SHIPHOLDING, INC., a corporation existing under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Owner”) in favor of DVB BANK SE, a banking corporation organized under the laws of the Federal Republic of Germany (“DVB”) with offices at Platz der Republik 6, D-60325 Frankfurt am Main, Germany, as security trustee (hereinafter, in such capacity, called the “Mortgagee”) for the Lenders (as such term is defined in the Credit Agreement (as hereinafter defined), pursuant to the terms of the Credit Agreement.

WHEREAS:

A. The Owner is the sole owner of the whole of the vessel GREEN BAY Official No. 5904, of 59,217 gross tons, 17,775 net tons, built in 2007 (the “Vessel”); and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands.

B. Pursuant to a credit agreement dated as of April __, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, a copy of the form of the Credit Agreement, without schedules or exhibits other than Schedule I is annexed hereto as Exhibit A), made by and among (1) the Owner, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), (3) the banks and financial institutions listed on Schedule I thereto, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB, as facility agent for the Lenders, (in such capacity, the “Facility Agent”) and as security trustee for the Lenders (in such capacity, the “Security Trustee”) and (5) DVB, as mandated lead arranger (together with the Lenders, the Facility Agent and the Security Trustee, the “Creditors”), the Security Trustee has agreed to serve in such capacity under the Credit Agreement and the Lenders have provided to the Owner a secured term loan in the amount of up to Thirty Two Million Dollars ($32,000,000) (the “Loan”).

C. The obligation of the Owner to repay the Loan under the Credit Agreement is evidenced by a promissory note dated April ____, 2015, from the Owner, to the order of the Facility Agent (the “Note”), a copy of the form of the Note being attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

D. Pursuant to Section 9.5 of the Credit Agreement, the Owner has effectuated the Borrower Restructuring.

E. Pursuant to Section 17 of the Credit Agreement, the Lenders have appointed the Mortgagee as facility agent and security trustee on their behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the terms of the Credit Agreement, the Note and the Transaction Documents.

F.The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection 1(A)(v) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Credit Agreement and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this Preferred Mortgage under and pursuant to the Maritime Law.

N O W, T H E R E F O R E, T H I S M O R T G A G E W I T N E S S E T H:

1.Definitions: In this Mortgage, unless the context otherwise requires:

(A)(i)“Classification Society” when used herein shall have the same meaning as in the Credit Agreement;

(ii)

“Earnings” includes all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Owner or the Security Trustee (net of charter commissions payable in respect of the Vessel) and which arise out of the use or operation of the Vessel, including (but not limited to): (a) except to the extent that they fall within paragraph (b) (1) all freight, hire and passage moneys, (2) compensation payable in event of requisition of the Vessel for hire, (3) remuneration for salvage and towage services, (4) demurrage and detention moneys, (5) damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel, (6) all moneys which are at any time payable under Insurances in respect of loss of hire and, (b) if and whenever, with the consent of the Mortgagee, the Vessel is employed on terms whereby any moneys falling within (1) to (6) above are pooled or shared with any other Person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel;

(iii)

“Insurances” includes all policies and contracts of insurance and all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of the Vessel and its Earnings or otherwise howsoever in connection with the Vessel;

(iv)

“Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement to be entered into by the Owner, the Guarantor and DVB in its capacity as (i) facility agent under the Credit Agreement and (ii) facility agent under that certain credit agreement originally entered into by and among (1) Waterman Steamship Corporation, as borrower, (2) International Shipholding Corporation, as guarantor, (3) the banks and financial institutions listed on Schedule I thereto, as lenders (4) DVB, as facility agent and security trustee for the lenders and (5) DVB, as mandated lead arranger, dated as of August 26, 2014, as amended by an Amendment No. 1 dated October 28, 2014 and an Amendment No. 2 dated November 24, 2014 and an Assignment and Assumption Agreement, dated December 29, 2014, whereby LCI Shipholdings, Inc. was deemed the ultimate borrower.

(v)	“Maritime Law” means Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands;
(vi)

“Obligations” means the obligations of the Owner or the Guarantor under or in connection with the Credit Agreement, the Note, this Mortgage, any other Security Document and any Transaction Documents, including but not limited to the obligations to repay the Loan when due;

(vii)	“Person” when used herein shall have the same meaning as in the Credit Agreement;
(viii)

“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel or otherwise than by requisition for hire;

(ix)	“Security Documents” when used herein shall have the same meaning as in the Credit Agreement;
(x)	“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by indefeasible payment in full of all of the Obligations;
(xi)	“Total Loss” means:
(a)	actual, constructive or compromised or arranged total loss of the Vessel;
(b)	requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for fourteen (14) days; or
(c)

capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within fourteen (14) days after the occurrence thereof; and

(xii) “Vessel” means the whole of the vessel described in Recital A hereof and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessel, do not become the property of the Owner.

(B)In Section 5(B) hereof:

(i)

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)

“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.

(C)This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of the Credit Agreement shall prevail.

2.Grant of Mortgage; Representations and Warranties.

2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage, the other Security Documents and the other Transaction Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note, the other Security Documents and the other Transaction Documents contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Lenders, their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Transaction Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Transaction Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the Republic of the Marshall Islands; otherwise to be and remain in full force and effect.

2.2 The Owner hereby represents and warrants to the Mortgagee that:

(A) the Owner is a corporation duly domesticated, validly existing and in good standing under the laws of the Republic of the Marshall Islands qualified to own and register the Vessel under the Marshall Islands flag;

(B) the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(N) hereof; and

(C) the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.
3. Payment of Obligations. The Owner hereby further covenants and agrees to pay the Obligations when due to the Mortgagee or its successors or assigns.
4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

(B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i) any time or waiver granted to, or composition with, the Owner or any other Person; or
(ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or
(iii) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or
(iv) any amendment or supplement to the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents; or

(v) the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Note, any of the Security Documents or the other Transaction Documents.

(D) The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E) Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under the Credit Agreement, the Note or this Mortgage on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or
(ii) exercise any right of set-off or counterclaim against any such co-surety; or
(iii) receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv) unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(F)The Owner hereby irrevocably subordinates all of its rights of subrogation

(whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.

5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A) to maintain its existence as a corporation under the laws of the Republic of the Marshall Islands;

(B) (i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or to reimburse the Mortgagee therefor (including with regard to the insurance cover described in (f) below), using brokers, insurance companies, underwriters and/or War Risk/P&I Associations and on such terms as the Mortgagee shall from time to time approve in writing, in regard to:

(a)	hull and machinery plus freight interest and hull interest and any other usual marine risks (such as excess risks);
(b)

war risks (including war protection and indemnity liability with a separate limit not less than hull value and including the London blocking and trapping addendum or similar arrangement) covering, inter alia, the perils of confiscation, terrorism, expropriation, nationalization, seizure and blocking;

(c)

protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull) to the highest amount available in the market for the full value and tonnage of the Vessel, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000) covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (and to strictly comply with all rules of such association as they are in effect);

(d)	freight, demurrage and defense risks;
(e)

loss of hire in respect of any charter party agreement, with the minimum obtaining waiting period and a minimum cover of 90 days with an insured daily amount equal to at least (i) the daily rate under such charter party agreement or (ii) the daily running costs plus the daily debt service amount under the Credit Agreement;

(f)

Mortgagee's interest insurance in an amount not less than one hundred twenty percent (120%) of the Facility and mortgagee’s additional perils (pollution) insurance against the possible consequences of pollution involving the Vessel including, without limitation, expropriation or sequestration of the Vessel or the imposition of a Lien or encumbrances of any kind having priority to the security interest granted to the Mortgagee or claims against the Lenders to be subscribed by the Mortgagee and, on demand, reimburse the Mortgagee for all premiums, costs and expenses paid or incurred by the Mortgagee from time to time;

(g)

such other insurances as the Mortgagee may reasonably require (including without limitation political risks or mortgage rights insurance in the event that the Vessel is registered (or operated via a charter agreement fully and exclusively) in a jurisdiction that is not an Approved Jurisdiction);

(ii) with respect to the Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:

(a)

in the cases of the Insurances referred to in sub-sections (i) (a) and (b) above, (x) in such amounts as shall be at least equivalent to the higher of (I) the Fair Market Value (as such term is defined in the Credit Agreement) of the Vessel at the most recent date at which such Fair Market Value shall have been determined pursuant to the terms of the Credit Agreement and (II) One Hundred Twenty percent (120%) of the total amount outstanding under the Facility (as such term is defined in the Credit Agreement), and all such insurance shall be payable in lawful money of the United States of America, and (y) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Mortgagee;

(b)

in the case of the protection and indemnity Insurances referred to in subsection (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

(c)with first class insurance companies, underwriters and protection and indemnity associations or clubs with a rating from Standard & Poor’s of at least BBB as shall from time to time be approved by the Mortgagee (hereinafter called the “Insurers”);

(iii) (a) to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and (b) to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee at least fourteen (14) days prior to all insurance renewals;

(iv) to procure concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion to be for the account of the Owner;

(v) to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi) to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to promptly advise the Mortgagee that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix) to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured, the Owner to ensure that the Mortgagee is not liable for any premiums thereby, as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges, may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of US$500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and (b) in the event that the Vessel shall be insured under any form of fleet cover, written undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance; the brokers shall also undertake in writing to issue a separate policy in respect of either or both Vessels if requested to do so by the Mortgagee;

(x) to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee and first priority mortgagee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and shall provide for prompt notice to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on the Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi) to procure that originals or photocopies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the Mortgagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;

(xii) not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed, without the Mortgagee's prior written approval;

(xiii) not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe;

(xiv) to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances; and

(xv) to obtain an assignment from any Person other than the Owner who is named as an assured or co-assured in any insurance policy covering a Vessel, such assignment to be made to the Mortgagee upon such terms and conditions as the Mortgagee may require.

(C) To keep and to cause to be kept the Vessel in a good and efficient state of repair so as to maintain her present class with its Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the Republic of the Marshall Islands, to procure that the Vessel’s Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D) To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;

(E) To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and compliance by the Owner with relevant covenants in the Transaction Documents and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

(F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(N) hereof and (ii) in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fourteen (14) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G) Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of the Marshall Islands or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

(H) Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

(I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:

(i) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed US$500,000 (or the equivalent in any other currency);
(ii) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii) any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and
(v) any occurrence of circumstances forming the basis of an Environmental Claim.

(J) To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;

(L) [Intentionally Omitted];

(M) To keep the Vessel registered under the flag of the Republic of the Marshall Islands and to do or suffer to be done nothing whereby such registration may be forfeited or imperiled;

(N) To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee and as otherwise provided for in the Credit Agreement, and except for crew's wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days or, if requested by the Mortgagee by written notice to the Owner to discharge such lien, not more than twenty one (21) days from the date of such written notice (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee and as otherwise provided for in the Credit Agreement, to pledge, charge, assign or otherwise encumber her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee or as otherwise provided for in the Credit Agreement;

(O) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell (otherwise than on an arm’s length basis provided that the proceeds of such sale are distributed in accordance with Section 5.3 of the Credit Agreement), abandon or otherwise dispose of the Vessel or any interest therein;

(P) To pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(Q) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(R) To comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);

(S) Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to enter into any charter party agreement with respect to the Vessel, other than an Approved Charter;

(T) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by EAST GULF SHIPHOLDING, INC., and is subject to a preferred mortgage (the “Mortgage”) in favor of DVB BANK SE, as security trustee, under the authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands. Under the terms of the said Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other Person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except as permitted thereunder.”

6. Mortgagee's Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

(i) in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii) in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

(iii) in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses were incurred by the Mortgagee.

7.Events of Default and Remedies.

(A) In case any one or more of the following events herein termed an “Event of Default” shall occur and shall not have been received:

(i) a default in the payment when due of all or any part of the Obligations;
(ii) an Event of Default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing;
(iii) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in Section 5 of this Mortgage (other than those listed in clause (iv) below); or

(iv) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (D), (E), (H), (J), or (P) of Section 5 of this Mortgage and such default continues unremedied for a period of ten (10) days; or

(v) it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

(B) If any Event of Default shall occur, the Mortgagee shall be entitled:

(i) to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage, any of the other Transaction to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(ii) at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii) to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(iv) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;

(v) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(vii) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings thereagainst;

(viii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents and collect the same out of any property of the Owner;

(ix) to sell the Vessel by private contract at any time, free from any claim of or by the Owner of any nature whatsoever;

(x) to sell the Vessel at public auction (with power for the Security Trustee to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Obligations), free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;
(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and
(c)	by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.

(xi)

pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xii)

to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(xi) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and

(xiii)

to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to Section 7(B)(x) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C)Notwithstanding the foregoing, it is understood that, other than Clause (c)

of the definition of Total Loss, a Total Loss of the Vessel which is covered by the insurance maintained by the Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Security Documents, or any of them.

8. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

First: To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee, the Agents and/or the Lenders, including the compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee, the Agents and/or the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

Second: To the payment of Obligations in the manner provided in the Credit Agreement, and

Third: Any surplus thereafter remaining, to the Owner or to the Owner's successors in interest or assigns, or to whomsoever may be lawfully entitled to receive the same.

In the event that the proceeds are insufficient to pay the amounts specified in paragraphs “First” and “Second” above, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.

9. No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Transaction Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee's rights hereunder or under any of the other Transaction Documents to which the Owner is a party.

12. Power of Attorney.

(A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing; PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

(B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Transaction Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Transaction Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Transaction Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Transaction Documents.

17. Recordation of Mortgage. For the purpose of recording this Preferred Mortgage the total amount is Thirty Two Million Dollars ($32,000,000) (exclusive of interest, expenses and fees) and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessel. It is not intended that this Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term “vessel” is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Maritime Law or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
20. Notices. Notices and other communications under this Mortgage shall be in writing and may be given by facsimile as follows:

If to the Owner:

East Gulf Shipholding, Inc.

11 North Water Street

Suite 18290

Mobile, Alabama 36602

Attention: Chief Financial Officer

Facsimile No.: (251) 243 9121

with a copy to:

International Shipholding Corporation

One Whitehall Street

New York, New York 10004
Attention: Niels M. Johnsen

Facsimile No.: (212) 514-5692

If to the Mortgagee:

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 212 858 2664/+ 1 917 369 2196 Attention: Christoph Clauss/Matthew Galici christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter.

Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day), in the case of a facsimile at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.

21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

22. Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.

23. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

24. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.
25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.
26. Intercreditor Agreement. This Mortgage shall be subject to the terms of the Intercreditor Agreement. Where a conflict exists between this Mortgage and the

Intercreditor Agreement, the Intercreditor Agreement shall govern.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative as of the day and year first above written.

EAST GULF SHIPHOLDING, INC., as Owner

By:___________________________________________________

Name: Title:

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK)

: ss:

COUNTY OF NEW YORK)

On the ____ day of _________________________________, in the year 2015, before me, the undersigned personally appeared_______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK)

: ss:

COUNTY OF NEW YORK)

On the ____ day of_________________________________, in the year 2015, before me, the undersigned personally appeared_______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit A

Credit Agreement

Exhibit B

EXHIBIT H-1

FORM OF LETTER OF INSTRUCTION TO CLASSIFICATION SOCIETY

To:[NAME OF CLASSIFICATION SOCIETY]

Date: April [], 2015 Dear Sirs:

Name of Vessel: [“GLOVIS COUNTESS”][“GREEN BAY”] (the “Vessel”)

Flag: Republic of Marshall Islands

IMO Number: [9476721][9339818]

Name of Owner: East Gulf Shipholding, Inc. (the “Owner”)

Name of mortgagee: DVB Bank SE (the “Mortgagee”)

We refer to the Vessel, which is registered in the ownership of the Owner, and which has been entered in and classed by [Name of Classification Society] (the “Classification Society”).

The Mortgagee has agreed to provide financing to the Owner upon condition that, among other things, the Owner and the Mortgagee issue this letter of instruction to the Classification Society.

The Owner and the Mortgagee irrevocably and unconditionally instruct and authorise the Classification Society (notwithstanding any previous instructions whatsoever which the Owner may have given to the Classification Society to the contrary) as follows:

1to send to the Mortgagee, following receipt of a written request from the Mortgagee, certified true copies of all original class records held by the Classification Society in relation to the Vessel;

2to allow the Mortgagee (or its agents), at any time and from time to time, to inspect the original class, related records and other information of the Owner and the Vessel either (i) electronically (through the Classification Society directly or by way of indirect access via the Owner’s account manager and designating the Security Trustee as a user or administrator of the system under its account) or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;

3to notify the Mortgagee immediately in writing and by email to techcom@dvbbank.com if the

Classification Society:

(a)	receives notification from the Owner or any other person that the Vessel’s classification society is to be changed;
(b)

becomes aware of any facts or matters which may result or have resulted in a condition of class or a recommendation, or a change, suspension, discontinuance, withdrawal or expiry of the Vessel’s class under the rules or terms and conditions of the Owner’s or the Vessel’s membership of the Classification Society;

4following receipt of a written request from the Mortgagee:

(a)

to confirm that the Owner is not in default of any of its contractual obligations or liabilities to the Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Classification Society;

(b)

if the Owner is in default of any of its contractual obligations or liabilities to the Classification Society, to specify to the Mortgagee in reasonable detail the facts and circumstances of such default, the consequences thereof, and any remedy period agreed or allowed by the Classification Society; or

(c)	to provide any other information reasonably requested.

Notwithstanding the above instructions given for the benefit of the Mortgagee, the Owner shall continue to be responsible to the Classification Society for the performance and discharge of all its obligations and liabilities relating to or arising out of or in connection with the contract it has with the Classification Society, and nothing in this letter should be construed as imposing any obligation or liability on the Mortgagee to the Classification Society in respect thereof. The instructions and authorisations which are contained in this notice shall remain in full force and effect until the Owner and the Mortgagee together give you notice in writing revoking them.

The Owner undertakes to reimburse the Classification Society in full for any costs or expenses it may incur in complying with the instructions and authorisations referred to in this letter.

This letter and any non-contractual obligations arising from or connected with it are governed by New York law.

[Signature page follows]

EAST GULF SHIPHOLDING, INC., as Owner

By:

Name: Title:

DVB BANK SE, as Mortgagee

By:

Name: Title:

EXHIBIT H-2

FORM OF CLASSIFICATION SOCIETY LETTER OF UNDERTAKING

To:East Gulf Shipholding, Inc.

11 North Water Street, Suite 18290

Mobile, Alabama 36602

Facsimile No.: (251) 243-9121 Attention: Chief Financial Officer

with a copy to

One Whitehall Street

New York, NY 10004

Facsimile No.: (212) 514-5692

Attention: Mr. Niels M. Johnsen -and-

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

tls.london@dvbbank.com and techcom@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: + 212 858 2664/+ 1 917 369 2196 Attention: Christoph Clauss/Matthew Galici christoph.clauss@dvbbank.com/ matthew.galici@dvbbank.com

Dated: [] Dear Sirs:

Name of Vessel: [“GLOVIS COUNTESS”][“GREEN BAY”] (the “Vessel”) Flag: Republic of the Marshall Islands

IMO Number: [9476721][9339818]

Name of Owner: East Gulf Shipholding, Inc. (the “Owner”)

Name of mortgagee: DVB Bank SE (the “Mortgagee”)

We, [Name of Classification Society], hereby acknowledge receipt of a letter (a copy of which is attached hereto) dated [•] sent to us by the Owner and the Mortgagee (together the “Instructing Parties”) regarding the Vessel.

In consideration of the agreement by the Mortgagee to approve the selection of [•] (the receipt and adequacy of which is hereby acknowledged), we undertake to comply with the instructions of the Instructing Parties contained in such letter.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by New York law.

Very truly yours

For and on behalf of

[NAME OF CLASSIFICATION SOCIETY]

Exhibit I-1

Dated [•] April 2015

East Gulf Shipholding, Inc.
as Pledgor

and

DVB Bank SE
as Security Agent

and

DVB Bank SE
as Account Bank

EARNINGS ACCOUNT PLEDGE

relating to the Credit Agreement
dated [•] April 2015

Index

Clause

1Definitions and Interpretation 1

2Position of Security Agent and Covenant to Pay and Perform 2

3Pledge and Enforceability 3

4Undertaking 4

5Protection of Security 5

6Enforceability and Security Agent's Powers 6

7Notice and Acknowledgement 7

8Application of Moneys 8

9Further Documentation etc. 8

10Power of Attorney 9

11Incorporation of Credit Agreement Provisions 10

12Supplemental 10

13Transfer 11

14Governing Law 11

15Enforcement 11

Execution

Execution Page 13

THIS AGREEMENT is made on [•] April 2015 PARTIES

(1)	East Gulf Shipholding, Inc. a corporation organized in the Marshall Islands with number [•] whose principal office is at [•] (the "Pledgor")
(2)	DVB BANK SE (“DVB”) as security agent for the Lenders acting in such capacity through its office at Park House, 16-18 Finsbury Circus, London EC2M 7EB, United Kingdom (the "Security Agent")
(3)	DVB BANK SE as account bank for the Lenders acting in such capacity through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Germany (the "Account Bank")

BACKGROUND

(A)	By the Credit Agreement the Lenders agreed to make available to the Pledgor a facility of US$ 32,000,000.
(B)	By the Credit Agreement it was agreed that the Security Agent in that capacity would hold the Collateral on trust for the Creditors.
(C)	Under the Credit Agreement the Pledgor has opened, and is to maintain, with the Account Bank the Earnings Account.
(D)	It is a condition precedent to the availability of the Facility under the Credit Agreement that the Pledgor enters into this Agreement as security for the Secured Liabilities.
(E)	This Agreement supplements the Credit Agreement and is the Account Pledge of the Earnings Account referred to in the Credit Agreement.

OPERATIVE PROVISIONS

1DEFINITIONS AND INTERPRETATION

1.1Definitions

In this Agreement:

"Account" means the Earnings Account. "Credit Balance" means:

(a)	the amount at the time of determination standing to the credit of the Account; and
(b)	any amount received by or for the account of the Account Bank which the Account Bank is under a duty to credit to the Account but which the Account Bank has not yet credited to the Account; and
(c)	any interest accrued or accruing on an amount covered by paragraph (a) or (b) above, whether or not the interest has been credited to the Account.

"Earnings Account" means:

(a)an account in the name of the Pledgor with the Account Bank designated "GLOVIS

COUNTESS - Earnings Account"; or

(b)any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Security Agent acting on the instructions of the Facility Agent as the Earnings Account for the purposes of this Agreement.

"Credit Agreement" means the credit agreement dated [] April 2015 and made between, amongst others, (i) the Pledgor as Borrower, (ii) International Shipholding Corporation (“ISH”) as Guarantor, (iii) the Lenders, (iv) the Facility Agent, (v) the Security Agent in that capacity and (vi) DVB as mandated lead arranger.

"Intercreditor Agreement" means the pari passu intercreditor agreement to be entered into by the Pledgor, ISH and DVB in its capacity as (i) facility agent under the Credit Agreement and (ii) facility agent under that certain credit agreement originally entered into by and among (1) Waterman Steamship Corporation, as borrower, (2) ISH, as guarantor, (3) the banks and financial institutions listed on Schedule I thereto, as lenders (4) DVB, as facility agent and security trustee for the lenders and (5) DVB, as mandated lead arranger, dated as of August 26, 2014, as amended by an Amendment No. 1 dated October 28, 2014 and an Amendment No. 2 dated November 24, 2014 and an Assignment and Assumption Agreement, dated December 29, 2014, whereby LCI Shipholdings, Inc. was deemed the ultimate borrower.

"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor to any Creditor under or in connection with each Transaction Document.

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Pledgor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, or is released therefrom in accordance with the terms thereof.

1.2Defined expressions

Defined expressions in the Credit Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3Application of construction and interpretation provisions of Credit Agreement

Clause 1.2 (construction) of the Credit Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4Inconsistency between Credit Agreement or Intercreditor Agreement provisions and this

Agreement

This Agreement shall be read together with the Credit Agreement and the Intercreditor Agreement, but in case of any conflict between the Credit Agreement or Intercreditor Agreement and this Agreement, unless expressly provided to the contrary in this Agreement, the provisions of the Credit Agreement or Intercreditor Agreement, as applicable, shall prevail.

2POSITION OF SECURITY AGENT AND COVENANT TO PAY AND PERFORM

2.1Position of Security Agent

The Pledgor agrees and acknowledges that the Security Agent holds its rights under this Agreement on trust for itself (including in its capacity as a Lender) and the Creditors. The Pledgor further agrees and acknowledges that for the purposes of this Clause 2 (Position of Security Agent and Covenant to Pay and Covenant to Perform):

2the term "Creditors" includes any present lenders that are, and any future lenders that by transfer or accession, may become, lenders in accordance with the terms of the Credit Agreement;

(a)	the Security Agent is also acting on behalf of such present and future lenders as attorney without authority (Vertreter ohne Vertretungsmacht); and
(b)	the Security Agent is liberated from the restrictions set out in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

2.2Covenant to Pay

(a)

The Pledgor undertakes with the Security Agent as a separate covenant that it will pay to the Security Agent an amount equal to the amount of the Secured Liabilities, always provided that any reduction of the Secured Liabilities shall pro tanto reduce the amount payable to the Security Agent under this covenant.

(b)	The Pledgor shall duly and punctually pay and discharge the Secured Liabilities in the manner provided for in the Transaction Documents.

2.3Covenant to Perform

The Pledgor covenants with the Security Agent to observe and perform all its obligations to the Security Agent in its capacity as Security Agent and in any other capacity, and the other Creditors or any of them under the Transaction Documents, in addition to those referred to in Clause 2.2 (Covenant to Pay),

3PLEDGE AND ENFORCEABILITY

3.1General

Each security created by this Agreement is a continuing security for the due and punctual payment by the Pledgor and any other Security Party of the Secured Liabilities under Clause 2.2 (Covenant to Pay) and the observation and performance by the Pledgor of all its obligations under Clause 2.3 (Covenant to Perform).

3.2Pledge

The Pledgor to the full extent of its interest, hereby pledges (verpfändet) at the same time and pari passu in rank the Account (including without limitation the Credit Balance on the Account) to the Security Agent.

3.3Continuing security

(a)This Agreement shall remain in force until the end of the Security Period as a continuing security and, in particular:

(i)

the security created by Clause 3 (Pledge and Enforceability) will extend to the ultimate balance of all sums payable by the Pledgor under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part;

(ii)

the security created by Clause 3 (Pledge and Enforceability), and the rights of the Security Agent under this Agreement, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Security Agent;

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(iii)no failure or delay by or on behalf of the Security Agent to enforce or exercise a security created by Clause 3 (Pledge and Enforceability) or a right of the Security Agent under this Agreement, and no act, course of conduct, acquiescence or failure to act (or to prevent the Pledgor from taking certain action) which is inconsistent with such a security or with such a right shall preclude or estop (either permanently or temporarily) the Security Agent from enforcing or exercising it.

(b)This Agreement is in addition to and is not in any way prejudiced by, and shall not prejudice any guarantee or other security or any other right of recourse now or subsequently held by any Creditor or any right of set-off or netting or rights to combine accounts in connection with the Transaction Documents.

4UNDERTAKINGS

4.1General

The undertakings in this Clause 4 (Undertakings) remain in force throughout the Security Period except as the Security Agent may otherwise permit.

4.2Restrictions on dealing with Credit Balance

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not attempt to withdraw, transfer or in any other way deal with all or any part of the Credit Balance on the Earnings Account after an Event of Default has occurred and is continuing.

4.3Restrictions on operation of the Account

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not purport to give any authorisation or instruction to the Account Bank concerning the Earnings Account after an Event of Default has occurred and is continuing.

4.4Maintenance of rights in relation to the Account

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not attempt to vary, or permit to be varied, any right relating to the Account or to a Credit Balance on the Account.

4.5No waiver of rights in relation to the Account

The Pledgor shall not waive any right relating to the Account or to a Credit Balance nor permit any such right to be lost, suspended or impaired.

4.6Execution of instructions

The Pledgor shall, if so required by the Security Agent, immediately execute any document which the Security Agent may specify for the purpose of, or in connection with, any withdrawal, transfer or other dealing with all or any part of a Credit Balance or any variation to any right relating to the Account or to a Credit Balance on the Account.

4.7Action to protect validity of security over the Account

The Pledgor shall take any action which the Security Agent may specify with a view to ensuring or protecting the validity, enforceability and/or priority of any interest or right created by this Agreement in respect of the Account and the Credit Balance on the Account.

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4.8Action to enforce security

The Pledgor shall:

(a)

take any action which the Security Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Account or the Credit Balance on the Account; and

(b)	in the absence of any such direction, not take any such action.

4.9Co-operation and assistance relating to the Account

The Pledgor shall forthwith provide the Security Agent and its officers and representatives with full and prompt co-operation and assistance relating to the Account.

4.10 Negative pledge

(a)	The Pledgor shall not create or permit to subsist any security over the Account or the Credit Balance on the Account, except as permitted by the Credit Agreement.
(b)	This Clause 4.10 (Negative pledge) is in addition to, and shall not be limited by, any provision of the Credit Agreement.

4.11 Disposals

The Pledgor shall not dispose of a Credit Balance on the Account if an Event of Default has occurred and is continuing.

4.12Protection of Creditor interests

The Pledgor shall not enter into any transaction, or do anything, which is contrary to, or which may adversely affect, the rights of the Security Agent under this Agreement or any Creditor’s interest in those rights.

5PROTECTION OF SECURITY

5.1Protection of Security

The Security Agent may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the security created or intended to be created by this Agreement or for any similar or related purpose.

5.2No obligations imposed on Security Agent

The Pledgor shall remain liable to perform all obligations connected with the Account and the Security Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with the Account.

5.3Release of Security

At the end of the Security Period, the Security Agent shall, at the request and cost of the Pledgor, release such rights as the Security Agent then has to, or in connection with, the Account.

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6ENFORCEABILITY AND SECURITY AGENT'S POWERS

6.1Right to enforce security

Upon the requirements set forth in Section 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of the pledge being met (Pfandreife):

(a)	the security constituted by this Agreement shall immediately become enforceable for all purposes;
(b)

the Security Agent shall (subject only to any of the express restrictions or conditions contained in this Agreement) be entitled then or at any later time or times to exercise the powers set out in Clause 6.2 (Right to apply Credit Balance) and all other powers in this Agreement and in any other Transaction Document; and

(c)	the Security Agent shall be entitled then or at any later time or times to exercise any other rights which it has, upon default of the Pledgor, under the laws of the Federal Republic of Germany.

6.2Right to apply Credit Balance

Subject to the provisions of the Intercreditor Agreement, if the security constituted by this Agreement has become enforceable, the Security Agent shall be entitled then or at any later time or times:

(a)	to withdraw all or any part of the Credit Balance on the Account and to use the amount withdrawn in or towards discharging the Secured Liabilities; and/or
(b)

if applicable, to withdraw all or any part of the Credit Balance on the Earnings Account and to transfer the amount withdrawn to the Retention Account as a monthly retention as stipulated in clause 10.3 (Monthly Retentions) of the Credit Agreement; and/or

(c)

to transfer or remit all or any part of the Credit Balance on the Account to the Security Agent or any Creditor up to the amount of the Secured Liabilities to, or for the benefit of, the relevant Security Agent or that Creditor, and the Security Agent may take any action described in paragraphs (a) to (c) above notwithstanding that any maturity or roll-over date attached to any part or parts of the Credit Balance may not yet have arrived.

6.3No liability of Security Agent

(a)Neither the Security Agent (nor any Delegate (as hereinafter defined)) shall be obliged to:

(i)	check the nature or sufficiency of any payment received by it under this Agreement; or
(ii)	preserve, exercise or enforce any right forming part of, or relating to, the Account or any of the Credit Balance.

(b)In addition to, and without limiting, any exclusion or limitation of liability of any Creditor under any Transaction Document, neither the Security Agent nor any Delegate shall have any liability to any Security Party:

(i)for any loss caused by an exercise of, or failure to exercise, rights under or enforcement of, or failure to enforce any security created by this Agreement to the extent possible under German law;

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(ii)	to account for any income or principal amount which might have been produced or realised from any asset forming part of or subject to any security created by this Agreement; or
(iii)	for any reduction in the value of any asset forming part of or subject to any security created by this Agreement.

6.4No requirement to commence proceedings

Waiving the requirements of Section 1277 of the German Civil Code (Bürgerliches Gesetzbuch) none of the Security Agent nor any other Creditor will need to commence any proceedings under, or enforce any security created by, the Credit Agreement or any other Transaction Document before commencing proceedings under, or enforcing any security created by, this Agreement.

6.5Right to convert Credit Balance

For the purposes of this Agreement:

(a)	The Security Agent may convert any moneys received or recovered by it under this Agreement from one currency to another, at a market rate of exchange.
(b)	The obligations of the Pledgor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

6.6Prior Security

(a)At any time after the security created by this Agreement has become enforceable, the

Security Agent may:

(i)	redeem any prior security over all or any part of the Account;
(ii)	procure the transfer of that security to itself; and/or
(iii)	settle the Account of any prior mortgagee, chargee or encumbrancer and any accounts so settled will be, in the absence of manifest error, conclusive and binding on the Pledgor.

(b)The Pledgor shall pay to the Security Agent immediately upon demand the costs and expenses incurred by the Security Agent in connection with any such redemption, settlement and/or transfer including the payment of any principal or interest.

6.7Waiver of defences

For the benefit of the Security Agent the Pledgor hereby expressly waives its right to the defences of voidability (Anfechtbarkeit), rescission (Rücktritt) and set-off (Aufrechnung) (except with counterclaims that are undisputed or adjudged to be due) as defined in Sections 1211 and 770 of the German Civil Code (Bürgerliches Gesetzbuch) and any rights in its favour that may from time to time result from the release of other security or security rights granted by it to the Security Agent or any Creditor. The Pledgor may not derive rights from the type or timing of realisation or enforcement or from the relinquishing of other security.

7NOTICE AND ACKNOWLEDGEMENT

7.1Notice and acknowledgement of pledge

7

Pursuant to Section 1280 of the German Civil Code (Bürgerliches Gesetzbuch) the Pledgor hereby gives notice to the Account Bank in its capacity as account holding bank and the Account Bank in its before-mentioned capacity hereby acknowledges receipt of such notification.

8APPLICATION OF MONEYS

All sums received by the Security Agent under this Agreement or in connection with the realisation or enforcement of any security created by this Agreement over the Account shall be held by the Security Agent upon trust:

(a)

first, to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Security Agent or any Delegate in or in connection with the exercise of its powers under the Transaction Documents; and

(b)	secondly, to pay the balance over to the Facility Agent for application in accordance with clause 8.2 (Application of Moneys) of the Credit Agreement.

9FURTHER DOCUMENTATION ETC.

9.1Obligation to execute further documents etc.

The Pledgor shall execute immediately any document which the Security Agent may specify for the purpose of:

(a)	supplementing the rights which this Agreement confers on the Security Agent in relation to the Account and/or the Credit Balance;
(b)	registering or otherwise perfecting this Agreement; or
(c)	ensuring or confirming the validity of anything done or to be done under this Agreement.

9.2Terms of further assurances

Any document to be executed pursuant to Clause 9.1 (Obligation to execute further documents etc.) shall be in the terms specified by the Security Agent.

9.3Further obligations of Pledgor

(a)

The Pledgor shall also forthwith do any act and execute any document (including a document which amends or replaces this Agreement) which the Security Agent specifies for the purpose of enabling or assisting the Security Agent, the Account Bank or any Creditor to comply, in relation to the Credit Balance, the Account and/or the Secured Liabilities, with any requirement (legally binding or not) applicable to the Account, the Account Bank, any Creditor or the Security Agent and, in particular, any requirements of a banking supervisory authority with regard to netting or cash collateral.

(b)	The Pledgor shall pay to the Security Agent on demand any money paid by it or any Delegate:
(i)

as a result of the Security Agent or any Delegate taking action which the Security Agent or such Delegate considers necessary or desirable in connection with the Account or to procure compliance with any obligation of the Pledgor in this Agreement; or

(ii)	in respect of any action or thing expressed in this Agreement to be done at the cost of the Pledgor.

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10POWER OF ATTORNEY

10.1 Appointment

The Pledgor, by way of security for the performance of its obligations under this Agreement, irrevocably appoints (with full power of substitution) the Security Agent as its attorney-in-fact:

(a)

to do all acts and execute or sign all documents which the Pledgor itself can do and execute in relation to the Account and the Credit Balance including, without limitation, all acts and documents necessary to realise and dispose of the Account and the Credit Balance by such means and on such terms as the Security Agent may determine; and

(b)

to do all acts and things and execute or sign all documents which the Pledgor is obliged to do, execute or sign under this Agreement and which it has failed so to do, execute or sign immediately upon the Security Agent's first written demand, provided that the power of attorney constituted by paragraph (a) of this Clause 10.1 (Appointment) shall be exercisable only on the occurrence of an Event of Default which is continuing.

10.2 General power of attorney

The power of attorney constituted by Clause 10.1 (Appointment) shall be a general power of attorney.

10.3 Specific power of attorney in relation to the Account

In addition, for the purpose of securing the Security Agent's interest in the Credit Balance, the Pledgor irrevocably appoints the Security Agent as its attorney, on its behalf and in its name or otherwise to require or authorise the Account Bank:

(a)	to open any sub account within each or the Account;
(b)	to open any other accounts in the name of the Pledgor with the Account Bank; or
(c)	to make any entries on, or transfers to or from, each or the Account and/or any account opened under paragraph (b) above,

which the Security Agent considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Security Agent has under this Agreement or any other purpose connected with this Agreement. The Security Agent is hereby liberated from the restrictions set out in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

10.4 Acts of attorney

Without limiting its generality, Clause 10.3 (Specific power of attorney in relation to the Account) entitles the Security Agent to require or authorise the Account Bank to break the deposit of the Credit Balance in whole or in part, and to transfer any part or parts of the Credit Balance to sub accounts within the Account [denominated in a different currency or currencies and/or] having a different roll-over date or dates from the rest of the Credit Balance.

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10.5Ratification of actions of attorney

The Pledgor ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Security Agent (or any Delegate or substitute) does or executes pursuant to its terms.

10.6Delegation

The Security Agent may delegate to any person or persons (such person, a “Delegate”) all or any of the powers and discretions conferred on the Security Agent by Clause 10 (Power of Attorney) and may do so on terms authorising successive sub-delegations.

10.7Duration

The powers of attorney constituted by Clause 10 (Power of Attorney) shall be granted for the duration of the Security Period.

11INCORPORATION OF CREDIT AGREEMENT PROVISIONS

11.1Incorporation of specific provisions

The following provisions of the Credit Agreement apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications:

clause 7.2 (Taxes );

clause 18.1 (Notices);

clause 19.3 (Unenforceable, etc., Provisions - Effect);

clause 19.10 (Remedies Cumulative and Not Exclusive; No Waiver);

clause 5.5 (Borrower’s Obligation Absolute); and

clause 19.11 (Counterparts; Electronic Delivery).

11.2Incorporation of general provisions

Clause 11.1 (Incorporation of specific provisions) is without prejudice to the application to this Agreement of any provision of the Credit Agreement which, by its terms, applies or relates to the Transaction Documents generally or this Agreement specifically.

12 SUPPLEMENTAL

12.1No restriction on other rights

(a)

Nothing in this Agreement excludes or restricts any form of banker's lien or right of set off or any other right or remedy which the Security Agent or any Creditor would have had, apart from this Agreement, under the general law, or otherwise.

(b)	Nothing in this Agreement shall be taken to exclude or restrict any power, right or remedy which the Security Agent or any other Creditor may at any time have under:
(i)	any other Transaction Document; or
(ii)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Pledgor, the Account or the Credit Balance.

12.2Exercise of other rights

The Security Agent may exercise any right under this Agreement before it or any other security agent has exercised any right referred to in paragraphs (a) or (b) of Clause 12.1 (No restriction on other rights).

12.3Settlement or discharge conditional

Any settlement or discharge under this Agreement between the Security Agent and the Pledgor shall be conditional upon no security or payment to the Security Agent or Creditor by the Pledgor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13TRANSFER

13.1 Transfer by the Security Agent

The Security Agent may transfer its rights under and in connection with this Agreement to the same extent as it may transfer its rights under the Credit Agreement and the other Transaction Documents.

14GOVERNING LAW

This Agreement is governed by German law.

15ENFORCEMENT
15.1 Jurisdiction

(a)

The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement (a "Dispute")).

(b)	The Pledgor accepts that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.
(c)

This Clause 15.1 (Jurisdiction) is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

15.2 Service of process

(a)Without prejudice to any other mode of service allowed under any relevant law, the

Pledgor:

(i)

irrevocably appoints IOS International Overseas Services Aktiengesellschaft fuer Consulting und Unternehmensbetieligungen, c/o Friederici und Partner, Rechtsanwaelte, Chilehaus A, Fischertwiete 2, 20095 Hamburg, Germany as its agent for service of process in relation to any proceedings before the German courts in connection with this Agreement; and

(ii)	agrees that failure by a process agent to notify the Pledgor of the process will not invalidate the proceedings concerned.

(b)If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Pledgor must immediately (and in any event within 7 days

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of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

THIS AGREEMENT has been duly executed by or on behalf of the parties on the date stated at the beginning of this Agreement.

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EXECUTION PAGE

PLEDGOR

East Gulf Shipholding, Inc.

acting by

SECURITY AGENT

DVB BANK SE

acting by

and by

ACCOUNT BANK

DVB BANK SE

acting by

and by

13

Exhibit I-2

Dated [•] April 2015

East Gulf Shipholding, Inc.
as Pledgor

and

DVB Bank SE
as Security Agent

and

DVB Bank SE
as Account Bank

RETENTION ACCOUNT PLEDGE

relating to the Credit Agreement
dated [•] April 2015

Index

Clause

1Definitions and Interpretation 1

2Position of Security Agent and Covenant to Pay and Perform 2

3Pledge and Enforceability 3

4Undertakings 4

5Protection of Security 5

6Enforceability and Security Agent's Powers 6

7Notice and Acknowledgement 7

8Application of Moneys 8

9Further Documentation etc. 8

10Power of Attorney 9

11Incorporation of Credit Agreement Provisions 10

12Supplemental 10

13Transfer 11

14Governing Law 11

15Enforcement 11

Execution

Execution Page 13

THIS AGREEMENT is made on [•] April 2015 PARTIES

(1)	East Gulf Shipholding, Inc. a corporation organized in the Marshall Islands with number [•] whose principal office is at [•] (the "Pledgor")
(2)	DVB BANK SE (“DVB”) as security agent for the Lenders acting in such capacity through its office at Park House, 16-18 Finsbury Circus, London EC2M 7EB, United Kingdom (the "Security Agent")
(3)	DVB BANK SE as account bank for the Lenders acting in such capacity through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Germany (the "Account Bank")

BACKGROUND

(A)	By the Credit Agreement the Lenders agreed to make available to the Pledgor a facility of US$ 32,000,000.
(B)	By the Credit Agreement it was agreed that the Security Agent in that capacity would hold the Collateral on trust for the Creditors.
(C)	Under the Credit Agreement the Pledgor has opened, and is to maintain, with the Account Bank the Retention Account.
(D)	It is a condition precedent to the availability of the Facility under the Credit Agreement that the Pledgor enters into this Agreement as security for the Secured Liabilities.
(E)	This Agreement supplements the Credit Agreement and is the Account Pledge of the Retention Account referred to in the Credit Agreement.

OPERATIVE PROVISIONS

1DEFINITIONS AND INTERPRETATION

1.1Definitions

In this Agreement:

"Account" means the Retention Account. "Credit Balance" means:

(a)	the amount at the time of determination standing to the credit of the Account; and
(b)	any amount received by or for the account of the Account Bank which the Account Bank is under a duty to credit to the Account but which the Account Bank has not yet credited to the Account; and
(c)	any interest accrued or accruing on an amount covered by paragraph (a) or (b) above, whether or not the interest has been credited to the Account.

"Credit Agreement" means the credit agreement dated [•] April 2015 and made between, amongst others, (i) the Pledgor as Borrower, (ii) International Shipholding Corporation (“ISH”) as Guarantor, (iii) the Lenders, (iv) the Facility Agent, (v) the Security Agent in that capacity and (vi) DVB as mandated lead arranger.

"Intercreditor Agreement" means the pari passu intercreditor agreement to be entered into by the Pledgor, ISH and DVB in its capacity as (i) facility agent under the Credit Agreement and (ii) facility agent under that certain credit agreement originally entered into by and among (1) Waterman Steamship Corporation, as borrower, (2) ISH, as guarantor, (3) the banks and financial institutions listed on Schedule I thereto, as lenders (4) DVB, as facility agent and security trustee for the lenders and (5) DVB, as mandated lead arranger, dated as of August 26, 2014, as amended by an Amendment No. 1 dated October 28, 2014 and an Amendment No. 2 dated November 24, 2014 and an Assignment and Assumption Agreement, dated December 29, 2014, whereby LCI Shipholdings, Inc. was deemed the ultimate borrower.

"Retention Account" means:

(a)	an account in the name of the Pledgor with the Account Bank designated "GLOVIS COUNTESS - Retention Account"; or
(b)

any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Security Agent acting on the instructions of the Facility Agent as the Retention Account for the purposes of this Agreement.

"Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Pledgor to any Creditor under or in connection with each Transaction Document.

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Pledgor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, or is released therefrom in accordance with the terms thereof.

1.2Defined expressions

Defined expressions in the Credit Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3Application of construction and interpretation provisions of Credit Agreement

Clause 1.2 (construction) of the Credit Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4Inconsistency between Credit Agreement or Intercreditor Agreement provisions and this

Agreement

This Agreement shall be read together with the Credit Agreement and the Intercreditor Agreement, but in case of any conflict between the Credit Agreement or Intercreditor Agreement and this Agreement, unless expressly provided to the contrary in this Agreement, the provisions of the Credit Agreement or Intercreditor Agreement, as applicable, shall prevail.

2POSITION OF SECURITY AGENT AND COVENANT TO PAY AND PERFORM

2.1Position of Security Agent

The Pledgor agrees and acknowledges that the Security Agent holds its rights under this Agreement on trust for itself (including in its capacity as a Lender) and the Creditors. The Pledgor further agrees and acknowledges that for the purposes of this Clause 2 (Position of Security Agent and Covenant to Pay and Covenant to Perform):

the term "Creditors" includes any present lenders that are, and any future lenders that by transfer or accession, may become, lenders in accordance with the terms of the Credit Agreement;

(a)	the Security Agent is also acting on behalf of such present and future lenders as attorney without authority (Vertreter ohne Vertretungsmacht); and
(b)	the Security Agent is liberated from the restrictions set out in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

2.2Covenant to Pay

(a)

The Pledgor undertakes with the Security Agent as a separate covenant that it will pay to the Security Agent an amount equal to the amount of the Secured Liabilities, always provided that any reduction of the Secured Liabilities shall pro tanto reduce the amount payable to the Security Agent under this covenant.

(b)	The Pledgor shall duly and punctually pay and discharge the Secured Liabilities in the manner provided for in the Transaction Documents.

2.3Covenant to Perform

The Pledgor covenants with the Security Agent to observe and perform all its obligations to the Security Agent in its capacity as Security Agent and in any other capacity, and the other Creditors or any of them under the Transaction Documents, in addition to those referred to in Clause 2.2 (Covenant to Pay),

3PLEDGE AND ENFORCEABILITY

3.1General

Each security created by this Agreement is a continuing security for the due and punctual payment by the Pledgor and any other Security Party of the Secured Liabilities under Clause 2.2 (Covenant to Pay) and the observation and performance by the Pledgor of all its obligations under Clause 2.3 (Covenant to Perform).

3.2Pledge

The Pledgor to the full extent of its interest, hereby pledges (verpfändet) at the same time and pari passu in rank the Account (including without limitation the Credit Balance on the Account) to the Security Agent.

3.3Continuing security

(a)This Agreement shall remain in force until the end of the Security Period as a continuing security and, in particular:

(i)

the security created by Clause 3 (Pledge and Enforceability) will extend to the ultimate balance of all sums payable by the Pledgor under the Transaction Documents, regardless of any intermediate payment or discharge in whole or in part;

(ii)

the security created by Clause 3 (Pledge and Enforceability), and the rights of the Security Agent under this Agreement, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Security Agent;

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(iii)no failure or delay by or on behalf of the Security Agent to enforce or exercise a security created by Clause 3 (Pledge and Enforceability) or a right of the Security Agent under this Agreement, and no act, course of conduct, acquiescence or failure to act (or to prevent the Pledgor from taking certain action) which is inconsistent with such a security or with such a right shall preclude or estop (either permanently or temporarily) the Security Agent from enforcing or exercising it.

(b)This Agreement is in addition to and is not in any way prejudiced by, and shall not prejudice any guarantee or other security or any other right of recourse now or subsequently held by any Creditor or any right of set-off or netting or rights to combine accounts in connection with the Transaction Documents.

4UNDERTAKINGS

4.1General

The undertakings in this Clause 4 (Undertakings) remain in force throughout the Security Period except as the Security Agent may otherwise permit.

4.2Restrictions on dealing with Credit Balance

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not attempt to withdraw, transfer or in any other way deal with all or any part of the Credit Balance on the Retention Account.

4.3Restrictions on operation of the Account

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not purport to give any authorisation or instruction to the Account Bank concerning the Retention Account.

4.4Maintenance of rights in relation to the Account

Subject to Clause 4.6 (Execution of instructions), the Pledgor shall not attempt to vary, or permit to be varied, any right relating to the Account or to a Credit Balance on the Account.

4.5No waiver of rights in relation to the Account

The Pledgor shall not waive any right relating to the Account or to a Credit Balance nor permit any such right to be lost, suspended or impaired.

4.6Execution of instructions

The Pledgor shall, if so required by the Security Agent, immediately execute any document which the Security Agent may specify for the purpose of, or in connection with, any withdrawal, transfer or other dealing with all or any part of a Credit Balance or any variation to any right relating to the Account or to a Credit Balance on the Account.

4.7Action to protect validity of security over the Account

The Pledgor shall take any action which the Security Agent may specify with a view to ensuring or protecting the validity, enforceability and/or priority of any interest or right created by this Agreement in respect of the Account and the Credit Balance on the Account.

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4.8Action to enforce security

The Pledgor shall:

(a)

take any action which the Security Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Account or the Credit Balance on the Account; and

(b)	in the absence of any such direction, not take any such action.

4.9Co-operation and assistance relating to the Account

The Pledgor shall forthwith provide the Security Agent and its officers and representatives with full and prompt co-operation and assistance relating to the Account.

4.10 Negative pledge

(a)	The Pledgor shall not create or permit to subsist any security over the Account or the Credit Balance on the Account, except as permitted by the Credit Agreement.
(b)	This Clause 4.10 (Negative pledge) is in addition to, and shall not be limited by, any provision of the Credit Agreement.

4.11 Disposals

The Pledgor shall not dispose of a Credit Balance on the Account.

4.12Protection of Creditor interests

The Pledgor shall not enter into any transaction, or do anything, which is contrary to, or which may adversely affect, the rights of the Security Agent under this Agreement or any Creditor's interest in those rights.

5PROTECTION OF SECURITY

5.1Protection of Security

The Security Agent may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the security created or intended to be created by this Agreement or for any similar or related purpose.

5.2No obligations imposed on Security Agent

The Pledgor shall remain liable to perform all obligations connected with the Account and the Security Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with the Account.

5.3Release of Security

At the end of the Security Period, the Security Agent shall, at the request and cost of the Pledgor, release such rights as the Security Agent then has to, or in connection with, the Account.

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6ENFORCEABILITY AND SECURITY AGENT'S POWERS

6.1Right to enforce security

Upon the requirements set forth in Section 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of the pledge being met (Pfandreife):

(a)	the security constituted by this Agreement shall immediately become enforceable for all purposes;
(b)

the Security Agent shall (subject only to any of the express restrictions or conditions contained in this Agreement) be entitled then or at any later time or times to exercise the powers set out in Clause 6.2 (Right to apply Credit Balance) and all other powers in this Agreement and in any other Transaction Document; and

(c)	the Security Agent shall be entitled then or at any later time or times to exercise any other rights which it has, upon default of the Pledgor, under the laws of the Federal Republic of Germany.

6.2Right to apply Credit Balance

Subject to the provisions of the Intercreditor Agreement, if the security constituted by this Agreement has become enforceable, the Security Agent shall be entitled then or at any later time or times:

(a)	to withdraw all or any part of the Credit Balance on the Account and to use the amount withdrawn in or towards discharging the Secured Liabilities; and/or
(b)

if applicable, to withdraw all or any part of the Credit Balance on the Earnings Account and to transfer the amount withdrawn to the Retention Account as a monthly retention as stipulated in clause 10.3 (Monthly Retentions) of the Credit Agreement; and/or

(c)

to transfer or remit all or any part of the Credit Balance on the Account to the Security Agent or any Creditor up to the amount of the Secured Liabilities to, or for the benefit of, the relevant Security Agent or that Creditor, and the Security Agent may take any action described in paragraphs (a) to (c) above notwithstanding that any maturity or roll-over date attached to any part or parts of the Credit Balance may not yet have arrived.

6.3No liability of Security Agent

(a)Neither the Security Agent (nor any Delegate(as hereinafter defined)) shall be obliged to:

(i)	check the nature or sufficiency of any payment received by it under this Agreement; or
(ii)	preserve, exercise or enforce any right forming part of, or relating to, the Account or any of the Credit Balance.

(b)In addition to, and without limiting, any exclusion or limitation of liability of any Creditor under any Transaction Document, neither the Security Agent nor any Delegate shall have any liability to any Security Party:

(i)for any loss caused by an exercise of, or failure to exercise, rights under or enforcement of, or failure to enforce any security created by this Agreement to the extent possible under German law;

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(ii)	to account for any income or principal amount which might have been produced or realised from any asset forming part of or subject to any security created by this Agreement; or
(iii)	for any reduction in the value of any asset forming part of or subject to any security created by this Agreement.

6.4No requirement to commence proceedings

Waiving the requirements of Section 1277 of the German Civil Code (Bürgerliches Gesetzbuch) none of the Security Agent nor any other Creditor will need to commence any proceedings under, or enforce any security created by, the Credit Agreement or any other Transaction Document before commencing proceedings under, or enforcing any security created by, this Agreement.

6.5Right to convert Credit Balance

For the purposes of this Agreement:

(a)	The Security Agent may convert any moneys received or recovered by it under this Agreement from one currency to another, at a market rate of exchange.
(b)	The obligations of the Pledgor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

6.6Prior Security

(a)At any time after the security created by this Agreement has become enforceable, the

Security Agent may:

(i)	redeem any prior security over all or any part of the Account;
(ii)	procure the transfer of that security to itself; and/or
(iii)	settle the Account of any prior mortgagee, chargee or encumbrancer and any accounts so settled will be, in the absence of manifest error, conclusive and binding on the Pledgor.

(b)The Pledgor shall pay to the Security Agent immediately upon demand the costs and expenses incurred by the Security Agent in connection with any such redemption, settlement and/or transfer including the payment of any principal or interest.

6.7Waiver of defences

For the benefit of the Security Agent the Pledgor hereby expressly waives its right to the defences of voidability (Anfechtbarkeit), rescission (Rücktritt) and set-off (Aufrechnung) (except with counterclaims that are undisputed or adjudged to be due) as defined in Sections 1211 and 770 of the German Civil Code (Bürgerliches Gesetzbuch) and any rights in its favour that may from time to time result from the release of other security or security rights granted by it to the Security Agent or any Creditor. The Pledgor may not derive rights from the type or timing of realisation or enforcement or from the relinquishing of other security.

7NOTICE AND ACKNOWLEDGEMENT

7.1Notice and acknowledgement of pledge

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Pursuant to Section 1280 of the German Civil Code (Bürgerliches Gesetzbuch) the Pledgor hereby gives notice to the Account Bank in its capacity as account holding bank and the Account Bank in its before-mentioned capacity hereby acknowledges receipt of such notification.

8APPLICATION OF MONEYS

All sums received by the Security Agent under this Agreement or in connection with the realisation or enforcement of any security created by this Agreement over the Account shall be held by the Security Agent upon trust:

(a)

first, to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Security Agent or any Delegate in or in connection with the exercise of its powers under the Transaction Documents; and

(b)	secondly, to pay the balance over to the Facility Agent for application in accordance with clause 8.2 (Application of Moneys) of the Credit Agreement.

9FURTHER DOCUMENTATION ETC.

9.1Obligation to execute further documents etc.

The Pledgor shall execute immediately any document which the Security Agent may specify for the purpose of:

(a)	supplementing the rights which this Agreement confers on the Security Agent in relation to the Account and/or the Credit Balance;
(b)	registering or otherwise perfecting this Agreement; or
(c)	ensuring or confirming the validity of anything done or to be done under this Agreement.

9.2Terms of further assurances

Any document to be executed pursuant to Clause 9.1 (Obligation to execute further documents etc.) shall be in the terms specified by the Security Agent.

9.3Further obligations of Pledgor

(a)

The Pledgor shall also forthwith do any act and execute any document (including a document which amends or replaces this Agreement) which the Security Agent specifies for the purpose of enabling or assisting the Security Agent, the Account Bank or any Creditor to comply, in relation to the Credit Balance, the Account and/or the Secured Liabilities, with any requirement (legally binding or not) applicable to the Account, the Account Bank, any Creditor or the Security Agent and, in particular, any requirements of a banking supervisory authority with regard to netting or cash collateral.

(b)	The Pledgor shall pay to the Security Agent on demand any money paid by it or any Delegate:
(i)

as a result of the Security Agent or any Delegate taking action which the Security Agent or such Delegate considers necessary or desirable in connection with the Account or to procure compliance with any obligation of the Pledgor in this Agreement; or

(ii)	in respect of any action or thing expressed in this Agreement to be done at the cost of the Pledgor.

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10POWER OF ATTORNEY

10.1 Appointment

The Pledgor, by way of security for the performance of its obligations under this Agreement, irrevocably appoints (with full power of substitution) the Security Agent as its attorney-in-fact:

(a)

to do all acts and execute or sign all documents which the Pledgor itself can do and execute in relation to the Account and the Credit Balance including, without limitation, all acts and documents necessary to realise and dispose of the Account and the Credit Balance by such means and on such terms as the Security Agent may determine; and

(b)

to do all acts and things and execute or sign all documents which the Pledgor is obliged to do, execute or sign under this Agreement and which it has failed so to do, execute or sign immediately upon the Security Agent's first written demand, provided that the power of attorney constituted by paragraph (a) of this Clause 10.1 (Appointment) shall be exercisable only on the occurrence of an Event of Default which is continuing.

10.2 General power of attorney

The power of attorney constituted by Clause 10.1 (Appointment) shall be a general power of attorney.

10.3 Specific power of attorney in relation to the Account

In addition, for the purpose of securing the Security Agent's interest in the Credit Balance, the Pledgor irrevocably appoints the Security Agent as its attorney, on its behalf and in its name or otherwise to require or authorise the Account Bank:

(a)	to open any sub account within each or the Account;
(b)	to open any other accounts in the name of the Pledgor with the Account Bank; or
(c)	to make any entries on, or transfers to or from, each or the Account and/or any account opened under paragraph (b) above,

which the Security Agent considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Security Agent has under this Agreement or any other purpose connected with this Agreement. The Security Agent is hereby liberated from the restrictions set out in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

10.4 Acts of attorney

Without limiting its generality, Clause 10.3 (Specific power of attorney in relation to the Account) entitles the Security Agent to require or authorise the Account Bank to break the deposit of the Credit Balance in whole or in part, and to transfer any part or parts of the Credit Balance to sub accounts within the Account [denominated in a different currency or currencies and/or] having a different roll-over date or dates from the rest of the Credit Balance.

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10.5Ratification of actions of attorney

The Pledgor ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Security Agent (or any Delegate or substitute) does or executes pursuant to its terms.

10.6Delegation

The Security Agent may delegate to any person or persons (such person, a “Delegate”) all or any of the powers and discretions conferred on the Security Agent by Clause 10 (Power of Attorney) and may do so on terms authorising successive sub-delegations.

10.7Duration

The powers of attorney constituted by Clause 10 (Power of Attorney) shall be granted for the duration of the Security Period.

11INCORPORATION OF CREDIT AGREEMENT PROVISIONS

11.1Incorporation of specific provisions

The following provisions of the Credit Agreement apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications:

clause 7.2 (Taxes );

clause 18.1 (Notices);

clause 19.3 (Unenforceable, etc., Provisions - Effect);

clause 19.10 (Remedies Cumulative and Not Exclusive; No Waiver);

clause 5.5 (Borrower’s Obligation Absolute); and

clause 19.11 (Counterparts; Electronic Delivery).

11.2Incorporation of general provisions

Clause 11.1 (Incorporation of specific provisions) is without prejudice to the application to this Agreement of any provision of the Credit Agreement which, by its terms, applies or relates to the Transaction Documents generally or this Agreement specifically.

12 SUPPLEMENTAL

12.1No restriction on other rights

(a)

Nothing in this Agreement excludes or restricts any form of banker's lien or right of set off or any other right or remedy which the Security Agent or any Creditor would have had, apart from this Agreement, under the general law, or otherwise.

(b)	Nothing in this Agreement shall be taken to exclude or restrict any power, right or remedy which the Security Agent or any other Creditor may at any time have under:
(i)	any other Transaction Document; or
(ii)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Pledgor, the Account or the Credit Balance.

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12.2Exercise of other rights

The Security Agent may exercise any right under this Agreement before it or any other security agent has exercised any right referred to in paragraphs (a) or (b) of Clause 12.1 (No restriction on other rights).

12.3Settlement or discharge conditional

Any settlement or discharge under this Agreement between the Security Agent and the Pledgor shall be conditional upon no security or payment to the Security Agent or Creditor by the Pledgor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13TRANSFER

13.1 Transfer by the Security Agent

The Security Agent may transfer its rights under and in connection with this Agreement to the same extent as it may transfer its rights under the Credit Agreement and the other Transaction Documents.

14GOVERNING LAW

This Agreement is governed by German law.

15ENFORCEMENT
15.1 Jurisdiction

(a)

The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement (a "Dispute")).

(b)	The Pledgor accepts that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.
(c)

This Clause 15.1 (Jurisdiction) is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

15.2 Service of process

(a)Without prejudice to any other mode of service allowed under any relevant law, the

Pledgor:

(i)

irrevocably appoints IOS International Overseas Services Aktiengesellschaft fuer Consulting und Unternehmensbetieligungen, c/o Friederici und Partner, Rechtsanwaelte, Chilehaus A, Fischertwiete 2, 20095 Hamburg, Germany as its agent for service of process in relation to any proceedings before the German courts in connection with this Agreement; and

(ii)	agrees that failure by a process agent to notify the Pledgor of the process will not invalidate the proceedings concerned.

(b)If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Pledgor must immediately (and in any event within 7 days

11

of such event taking place) appoint another agent on terms acceptable to the Security Agent. Failing this, the Security Agent may appoint another agent for this purpose.

THIS AGREEMENT has been duly executed by or on behalf of the parties on the date stated at the beginning of this Agreement.

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EXECUTION PAGE

PLEDGOR

East Gulf Shipholding, Inc.

acting by

SECURITY AGENT

DVB BANK SE

acting by

and by

ACCOUNT BANK

DVB BANK SE

acting by

and by

13

EXHIBIT J

MANAGER’S UNDERTAKING

April ___, 2015

DVB Bank SE

Park House

16-18 Finsbury Circus

London EC2M 7EB, United Kingdom

Attention: Peter Attridge

Department: Transaction and Loan Services

tls.london@dvbbank.com

Fax: +44 207 256 4352

with a copy to:

DVB TRANSPORT (US) LLC

609 Fifth Avenue, 5th Floor

New York, New York 10017, USA

Facsimile: +1 212 858 2664/+ 1 917 369 2196 Attention: Christoph Clauss/Matthew Galici christoph.clauss@dvbbank.com/  matthew.galici@dvbbank.com

EAST GULF SHIPHOLDING, INC. (the “Owner”) Dear Sirs:

We refer to that certain credit agreement dated as of April __, 2015 (the "Credit Agreement"), made by and among (1) the Owner, as borrower, (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB BANK SE (“DVB”), as facility agent for the Lenders and security trustee for the Lenders (in such capacities, the “Facility Agent” and the "Security Trustee", respectively) and (5) DVB, as mandated lead arranger, the Lenders have agreed to make available to the Owner a secured term loan facility in the amount of up to Thirty Two Million Dollars ($32,000,000).

We hereby confirm that we have been appointed as the [commercial][technical] manager of the Marshall Islands flag vessel [GLOVIS COUNTESS, IMO No. 9476721][GREEN BAY, IMO No. 9339818] (the “Vessel”), pursuant to a management agreement (the “Management Agreement”), dated as of__, 20__, between the Owner and ourselves. We hereby represent and warrant that the copy of the Management Agreement attached hereto is a true and complete copy of the Management Agreement, and that there have been no amendments or variations thereto or defaults thereunder by us or, to the best of our knowledge and belief, the Owner.

In consideration of the Creditors (as defined in the Credit Agreement) granting their approval to our appointment as manager of the Vessel, we hereby irrevocably and unconditionally undertake with the Creditors as follows that:

(a)

all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with the Vessel, its earnings, insurances or requisition compensation, or against the Owner, shall rank after and be in all respects subordinate to all of the rights and claims of the Creditors against such property or persons; provided, however, so long as no Event of Default (as defined in the Credit Agreement) shall have occurred or be continuing, any amount due to us under the Management Agreement may be paid by the Owner;

(b)

we shall not institute any legal or quasi-legal proceedings under any jurisdiction at any time hereafter against the Vessel, its earnings, insurances or requisition compensation, or against the Owner in any capacity without the Facility Agent’s express, prior written consent;

(c)

we shall upon the Facility Agent’s written request deliver to the Facility Agent all documents of whatever nature held by us or any sub-manager appointed by us in connection with the Owner or the Vessel, its earnings, insurances or requisition compensation;

(d)

we shall not do, or omit to do, or cause anything to be done or omitted, which might be contrary to or incompatible with the obligations undertaken by the Owner under the Credit Agreement and the other Transaction Documents (as defined in the Credit Agreement);

(e)

we shall not agree or purport to agree to any material amendment or variation or termination of the Management Agreement without the prior written consent of the Lenders, except where the amendment or variation is required to comply with applicable laws or regulations;

(f)	we shall (i) direct and procure that all moneys payable to us or through us with respect to any charter or other contract of employment with respect to the Vessel (“Charter Revenue”)

shall be paid directly into (A) our account at DVB BANK SE (Account No.)
(the “[EGS] Account”), or (B) the Owner’s Earnings Account (as defined in the Credit Agreement), and (ii) direct and procure that all aforesaid moneys received into the [EGS] Account shall be remitted from such account to the Owner’s Earnings Account (as defined in the Credit Agreement) as soon as possible after receipt thereof;

(g)

we shall ensure that no Charter Revenue shall be paid into or through any account which is pledged or assigned to, or otherwise encumbered or subject to any rights of setoff in favor of, any entity or person other than the Security Trustee;

(h)

we shall procure that any sub-manager appointed by us will, on or before the date of such appointment, enter into an undertaking in favor of the Creditors in substantially the same form as this letter;

(i)	we shall advise the Facility Agent in writing prior to our ceasing to be the manager of the Vessel; and
(j)	we shall immediately advise the Facility Agent in writing if the Vessel’s Safety Management Certificate is withdrawn.

Upon satisfaction of the indebtedness of the Owner to the Creditors under the Credit Agreement and the other applicable Transaction Documents, our obligations hereunder shall terminate.

The provisions of this letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Any legal action or proceeding with respect to this letter may be brought in any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof or such other courts having jurisdiction over such action or proceeding as the Lender may select. By execution and delivery of this letter and for the exclusive benefit of the Lenders, we irrevocably and generally and unconditionally accept the jurisdiction of such courts.

[Signature page follows]

[MANAGER]

By:___

Name: Title:

COPY OF MANAGEMENT AGREEMENT

EXHIBIT K

FORM OF ASSET MAINTENANCE COMPLIANCE CERTIFICATE

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

OF

INTERNATIONAL SHIPHOLDING CORPORATION

FOR THE PERIOD ENDED [JUNE 30]/[DECEMBER 31], 20__

The undersigned, being the chief financial officer of INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (“ISH”), hereby certifies, on behalf of the Borrower (as defined below), to DVB BANK SE (“DVB”), as facility agent for the Lenders, in connection with that certain credit agreement, dated as of April ___, 2015 (the “Credit Agreement”), by and among (1) EAST GULF SHIPHOLDING, INC., a corporation organized under the laws of the Republic of the Marshall Islands, as borrower (together with any successor thereto, the “Borrower”), (2) ISH, as guarantor, (3) the banks and financial institutions listed on Schedule I of the Credit Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Credit Agreement, the “Lenders” and each a “Lender”), (4) DVB, as facility agent for the Lenders and security trustee for the Lenders and (5) DVB, as mandated lead arranger, providing for a secured term loan to be made available to the Borrower, in the amount of up to Thirty Two Million Dollars (US$32,000,000) (the “Facility”), that the Borrower is in compliance with the covenant contained in Section 9.4 of the Credit Agreement and Annex A attached hereto shows the calculation thereof in reasonable detail.

Capitalized terms used herein without definition have the meaning ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this [30th/31st] day of [June/December], 20__.

INTERNATIONAL SHIPHOLDING CORPORATION

By:___________________________________________________

Name: Title:

ANNEX A

Section 9.4 - Fair Market Value

The Fair Market Value of the Vessel shall not be less than [INSERT the applicable Required Percentage] of the outstanding amount of the Facility.

A. Fair Market Value of GLOVIS COUNTESS Actual = $
B. Amount of Facility outstanding_________________________________________________________Actual = $

A expressed as a percentage of BActual = _________________________%

Requirement pursuant to Credit Agreement: not less than []%

EXHIBIT L

PARI PASSU INTERCREDITOR AGREEMENT

DVB BANK SE,

as Glovis Countess Agent

AND

DVB BANK SE,
as Green Bay Agent

AND

EAST GULF SHIPHOLDING, INC.,
as Borrower

AND

INTERNATIONAL SHIPHOLDING CORPORATION,
as Guarantor

[  ], 2015

THIS AGREEMENT is dated [], 2015 and made by and among:

(1)	DVB BANK SE as facility agent and security trustee (the "Glovis Countess Agent") and lender under the Glovis Countess Credit Agreement;
(2)	DVB BANK SE as facility agent and security trustee (the "Green Bay Agent") and lender under the Green Bay Credit Agreement;
(3)	EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the "Borrower"); and
(4)	INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Guarantor”).

IT IS AGREED as follows:

1.DEFINITIONS AND INTERPRETATION

1.1Definitions

In this Agreement:

"Business Day" means any day that is not a Saturday, Sunday or other day on which banks in London, England, Frankfurt, Germany or New York, New York are authorized or required by law to remain closed.

"Cash Proceeds" means:

(a)	proceeds of the Security Property which are in the form of cash; and
(b)	any cash which is generated by holding, managing, exploiting, collecting, realizing or disposing of any proceeds of the Security Property which are in the form of Non-Cash Consideration.

“Controlling Agent” means the Glovis Countess Agent.

"Creditors" means the Glovis Countess Creditors and the Green Bay Creditors.

"Debt Document" means each of this Agreement, the Glovis Countess Transaction Documents and the Green Bay Transaction Documents.

"Distress Event" means any of:

(a)	an Event of Default; or
(b)	an Enforcement Action.
"Enforcement Action" means:

(a)in relation to any Liabilities:

(i)

the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of any voluntary prepayment arising under the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

demand;

(iv)

the exercise of any right of set-off, account combination or payment netting against any Obligor in respect of any Liabilities other than the exercise of any such right which is otherwise expressly permitted under the Glovis Countess Credit Agreement or the Green Bay Credit Agreement to the extent that the exercise of that right gives effect to a Permitted Payment; and

(v)	the suing for, commencing or joining of any legal or arbitration proceedings against either Obligor to recover any Liabilities;
(b)	the taking of any steps to enforce or require the enforcement of any Transaction Security;
(c)

the entering into of any composition, compromise, assignment or arrangement with either Obligor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 9 (Changes to the Parties); or

(d)

the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganization of either Obligor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Obligor’s assets or any suspension of payments or moratorium of any indebtedness of any such Obligor, or any analogous procedure or step in any jurisdiction, except that the taking of any action falling within paragraphs (a)(v) or (d) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods shall not constitute Enforcement Action.

"Event of Default" means any event or circumstance specified as such in either the Glovis Countess Credit Agreement or the Green Bay Credit Agreement.

"Facility Agreement" means each of the Glovis Countess Credit Agreement and the Green Bay Credit Agreement.

"Final Discharge Date" means the later to occur of the Glovis Countess Discharge Date and the Green Bay Discharge Date.

"Financial Adviser" means any:

(a)	independent internationally recognized investment bank;
(b)	independent internationally recognized accounting firm;
(c)

other independent internationally recognized professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes; or

in the Glovis Countess Credit Agreement.

"Glovis Countess Credit Agreement" means the credit agreement made by and among, inter alios, the Borrower, the Guarantor and the Glovis Countess Agent, dated April [ ], 2015, as such document is amended, amended and restated, supplemented or otherwise modified from time to time.

"Glovis Countess Creditors" means the “Creditors” as defined in the Glovis Countess Credit Agreement.

"Glovis Countess Discharge Date" means the first date on which all Glovis Countess Liabilities have been fully and finally discharged to the satisfaction of the Glovis Countess Agent, whether or not as the result of an enforcement, and the Glovis Countess Agent is under no further obligation to provide financial accommodation to the Borrower under the Debt Documents.

"Glovis Countess Liabilities" means the Liabilities owed by the Obligors to the Glovis Countess Creditors under or in connection with the Glovis Countess Transaction Documents.

"Glovis Countess Transaction Documents" has the meaning given to the term "Transaction Documents" in the Glovis Countess Credit Agreement.

"Green Bay Credit Agreement" means the credit agreement made originally by and among, inter alios, Waterman Steamship Corporation, as original borrower, the Guarantor, and the Green Bay Agent, dated August 26, 2014, as such document has been and is amended, amended and restated, supplemented or otherwise modified from time to time.

“Green Bay Creditors” means the “Creditors” as defined in the Green Bay Credit Agreement.

"Green Bay Discharge Date" means the first date on which all Green Bay Liabilities have been fully and finally discharged to the satisfaction of the Green Bay Agent, whether or not as a result of an enforcement, and the Green Bay Agent is under no further obligation to provide financial accommodation to the Borrower under the Debt Documents.

"Green Bay Liabilities" means the Liabilities owed by the Obligors to the Green Bay Creditors under or in connection with the Green Bay Transaction Documents.

"Green Bay Transaction Documents" has the meaning given to the term "Transaction Documents" in the Green Bay Credit Agreement.

"Insolvency Event" means, in relation to any Obligor:

(a)

any resolution is passed or order made for the suspension of payments, winding up, dissolution, administration or reorganization of that Obligor, a moratorium is declared in relation to any indebtedness of that Obligor or an administrator is appointed to that Obligor;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)	the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Obligor or any of its assets;
(d)	enforcement of any Security over any assets of any Obligor; or
(e)	any analogous procedure or step is taken in any jurisdiction.

"Instructing Group" means at any time the “Majority Lenders” as defined in the Glovis Countess Credit Agreement.

"Liabilities" means all present and future liabilities and obligations at any time of the Obligors to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;
(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and
(d)	any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

"Non-Cash Consideration" means consideration in a form other than cash.

"Non-Cash Recoveries" means any amount distributed to the Controlling Agent pursuant to Clause 5 .1 (Turnover by the Creditors), which are, or is, in the form of Non-Cash Consideration.

"Obligor" shall mean each of the Borrower and/or the Guarantor. "Party" means a party to this Agreement.

"Payment" means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

"Permitted Payment" means a Permitted Glovis Countess Payment or a Permitted Green Bay Payment.

"Permitted Glovis Countess Payments" means the Payments permitted by Clause 3.1 (Payment of Glovis Countess Liabilities).

"Permitted Green Bay Payments" means the Payments permitted by Clause 3.2 (Payment of Green Bay Liabilities).

"Recoveries" has the meaning given to that term in Clause 7.1 (Order of Application).

"Relevant Liabilities" means Liabilities for which a payment or distribution has been received.

"Secured Obligations" means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any Obligor to any Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Documents" means the "Security Documents" under and as defined in the Glovis Countess Credit Agreement and the "Security Documents" under and as defined in the Green Bay Credit Agreement.

"Security Property" means:

(a)	the Transaction Security and all proceeds of that Transaction Security; and
(b)

all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Creditors and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favor of either Creditor.

“Taxes” has the meaning assigned to such term in the Glovis Countess Credit Agreement.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

1.2Construction

(a)Unless a contrary indication appears, a reference in this Agreement to:

(i)

The "Borrower", "Guarantor", "Glovis Countess Agent", "Green Bay Agent", “Controlling Agent” or any "Creditor" or "Obligor" shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)

any "Creditor" or "Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Debt Documents;

(iii)	an "amount" includes an amount of cash and an amount of Non-Cash Consideration;
(iv)	"assets" includes present and future properties, revenues and rights of every description;
(v)

a "Debt Document" or any other agreement or instrument is a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(vi)	a "distribution" of or out of the assets of an Obligor, includes a distribution of cash and a distribution of Non-Cash Consideration;

(vii)	"enforcing" (or any derivation) the Transaction Security includes the appointment of an administrator (or any analogous officer in any jurisdiction) of an Obligor by a Creditor;
(viii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(ix)

a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)

a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law one with which companies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xi)	a provision of law is a reference to that provision as amended or reenacted.

(b)Section, Clause and Schedule headings are for ease of reference only.

2. RANKING AND PRIORITY

2.1Creditor Liabilities

Each of the Parties agrees that the Liabilities owed by the Obligors to the Creditors shall rank in right and priority of payment pari passu and without any preference between them.

2.2Transaction Security

Each of the Parties agrees, acknowledges and stipulates that all Liabilities owed by the Obligors to the Creditors are intended to be secured by the Transaction Security and that the priorities in the Transaction Security, as between the Glovis Countess Creditors and the Green Bay Creditors, shall be equal and that each shall share and be equal in priority and rights with the other, subject to the terms of this Agreement, in each case, regardless of the time, method or order of attachment or perfection of any Transaction Security, or the lien priorities which might apply as a matter of law, and in each case, notwithstanding that any Transaction Security is not actually granted or improperly granted, unperfected, avoided, a fraudulent transfer or otherwise unenforceable or ineffective.

3. CREDITOR LIABILITIES

3.1Payment of Glovis Countess Liabilities

The Obligors may make Payments of the Glovis Countess Liabilities at any time and in accordance with the Glovis Countess Transaction Documents.

3.2Payment of Green Bay Liabilities

The Obligors may make Payments of the Green Bay Liabilities at any time and in accordance with the Green Bay Transaction Documents.

4.EFFECT OF INSOLVENCY EVENT

4.1Distributions

(a)

After the occurrence of an Insolvency Event in relation to either Obligor, either Creditor entitled to receive a distribution out of the assets of that Obligor in respect of Liabilities owed to that Creditor shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of that Obligor to make that distribution to the Controlling Agent (or to such other person as the Controlling Agent shall direct).

(b)

The Controlling Agent shall apply distributions made to it under paragraph (a) above, including any distributions made directly to it from the assets of either Obligor, in accordance with Clause 7 (Application of Proceeds).

4.2Set-Off

To the extent that any Obligor’s Liabilities are discharged by way of set off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that Obligor, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Controlling Agent for application in accordance with Clause 7 (Application of Proceeds).

4.3Non cash distributions

If either Creditor receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until and except to the extent that the realization proceeds are actually applied towards the Liabilities.

4.4Filing of claims

After the occurrence of an Insolvency Event in relation to either Obligor, each Creditor shall be authorized to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Obligor;
(b)	demand, sue, prove and give receipt for any or all of that member of the Obligor's Liabilities;
(c)	collect and receive all distributions on, or on account of, any or all of that Obligor's Liabilities; and
(d)	file claims, take proceedings and do all other things the Controlling Agent considers reasonably necessary to recover that Obligor's Liabilities.

5.TURNOVER OF RECEIPTS

5.1Turnover by the Creditors

Subject to Clause 5.2, if at any time prior to the Final Discharge Date, any Creditor receives or recovers:

(a)any Payment or distribution of, or on account of or in relation to, any of the

Liabilities which is not either:

(i)a Permitted Payment; or

(ii)made in accordance with Clause 7 (Application of Proceeds);

(b)other than where Clause 4.2 (Set-Off) applies, any amount by way of set off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)notwithstanding paragraphs (a) and (b) above, and other than where Clause 4.2

(Set-Off) applies, any amount:

(i)on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or
(B)	as a result of any other litigation or proceedings against either Obligor (other than after the occurrence of an Insolvency Event in respect of that Obligor); or

(ii)by way of set off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 7 (Application of Proceeds);

(d)the proceeds of any enforcement of any Transaction Security except in accordance with Clause 7 (Application of Proceeds); or

(e)other than where Clause 4.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities owed by any Obligor which is not in accordance with Clause 7 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Obligor, that Creditor will:

(i)in relation to receipts and recoveries not received or recovered by way of set-off:

(A)

hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Controlling Agent and promptly pay or distribute that amount to the Controlling Agent for application in accordance with the terms of this Agreement; and

(B)

promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Controlling Agent for application in accordance with the terms of this Agreement; and

(ii)in relation to receipts and recoveries received or recovered by way of set-off, promptly pay an amount equal to that recovery to the Controlling Agent for application in accordance with the terms of this Agreement.

5.2Turnover of Non-Cash Consideration

For the purposes of this Clause 5, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 5.1

(Turnover by the Creditors) the cash value of that Non-Cash Consideration shall be determined in accordance with Clause 7.7 (Cash value of Non-Cash Recoveries).

6. ENFORCEMENT OF TRANSACTION SECURITY

6.1Enforcement Instructions

The Transaction Security shall only be enforced by the Controlling Agent upon the instruction of the Instructing Group. No other Creditor shall have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Controlling Agent.

6.2Waiver of rights

To the extent permitted under applicable law and subject to Clause 6.1 (Enforcement Instructions) and Clause 7 (Application of Proceeds), each of the Creditors and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

7. APPLICATION OF PROCEEDS

7.1Order of Application

Subject to Clause 7.2 (Prospective liabilities), all amounts from time to time received or recovered by either Creditor pursuant to the terms of any Debt Document (unless such recovery is a Permitted Payment) or in connection with the realization or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 7, the "Recoveries") shall be held by the Controlling Agent on trust to apply them at any time as the Controlling Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 7), in the following order of priority:

(a)

first, on a pro rata basis, in or towards the payment or reimbursement of any expenses or liabilities incurred by (i) any of the Creditors in connection with the ascertainment, protection or enforcement of their rights and remedies under the Debt Documents or (ii) the Account Bank in relation to the Earnings Account and Retention Account (as such terms are defined in the respective Facility Agreement);

(b)	second, on a pro rata basis, in or towards payment of any interest owing in respect of the Facilities;
(c)	third, on a pro rata basis, in or towards repayment of the principal of the Facilities;
(d)	fourth, on a pro rata basis, in or towards payment of all other sums which may be owing to any of the Creditors under the Debt Documents; and
(e)	fifth, the balance, if any, in payment or distribution to the relevant Obligor.

7.2Prospective liabilities

Following a Distress Event, the Controlling Agent may, in its discretion:

(a)	hold any amount of the Recoveries which is in the form of cash, and any cash which is generated by holding, managing, exploiting, collecting, realizing or disposing of any Non-Cash Consideration; and
(b)	hold, manage, exploit, collect and realize any amount of the Recoveries which is in the form of Non-Cash Consideration,

in each case for so long as the Controlling Agent shall think fit for later application under Clause 7.1 (Order of Application) in respect of:

(i)	any sum to any Creditor; and
(ii)	any part of the Liabilities,

that the Controlling Agent reasonably considers, in each case, might become due or owing at any time in the future.

7.3Investment of Cash Proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 7.1 (Order of Application) the Controlling Agent may, in its discretion, hold all or part of any Cash Proceeds in one or more suspense or impersonal account in the name of the Controlling Agent with such financial institution (including itself) and for so long as the Controlling Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Controlling Agent’s discretion in accordance with the provisions of this Clause 7.

7.4Permitted Deductions

The Controlling Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions.

7.5Good Discharge

(a)Any distribution or payment made in respect of the Secured Obligations shall be a good discharge, to the extent of that payment or distribution, by the Controlling Agent:

(i)	in the case of a payment made in cash, to the extent of that payment; and
(ii)	in the case of a distribution of Non-Cash Recoveries, as determined by Clause 7.7 (Cash value of Non-Cash Recoveries).

7.6Calculation of Amounts

For the purpose of calculating any person's share of any amount payable to or by it, the Controlling Agent shall be entitled to assume that all amounts received or recovered as a result of the enforcement or realization of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

7.7Cash value of Non-Cash Recoveries

(a)

The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Controlling Agent from a Financial Adviser appointed by the Controlling Agent on such terms as it may consider appropriate.

(b)

If any Non-Cash Recoveries are distributed pursuant to Clause 7 (Application of Proceeds), the extent to which such distribution is treated as discharging the Liabilities shall be determined by reference to the cash value of those Non-Cash Recoveries determined pursuant to paragraph (a) above.

8.THE CONTROLLING AGENT

8.1Authority

(a)	Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Controlling Agent to any other Party.
(b)

Each Party acknowledges and agrees that the Controlling Agent shall be entitled, for the benefit of the Creditors, to sell, transfer or otherwise dispose of or deal with any Transaction Security as provided herein and the Security Documents, as applicable, without regard to any rights to which the other Creditors would otherwise be entitled as a result of the Liabilities held by such other Creditors. Without limitation of the foregoing, each Party agrees that the Controlling Agent shall not have any duty or obligation first to marshal or realize upon any type of the Transaction Security, or to sell, dispose of or otherwise liquidate all or any portion of the Transaction Security in any manner that would maximize the return to the Creditors, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Creditors from such realization, sale, disposition or liquidation. Each of the Creditors waives any claim it may now or hereafter have against the Controlling Agent or the Instructing Group arising out of any actions which the Controlling Agent or the Instructing Group take or omit to take in respect of the Transaction Security.

(c)

Each of the Creditors authorizes the Controlling Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Controlling Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions.

8.2Exclusion of liability

(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the

Controlling Agent), the Controlling Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Security Property unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realization of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Controlling Agent) may take any proceedings against any officer, employee or agent of the Controlling Agent in respect of any claim it might have against the Controlling Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property.

(c)	Nothing in this Agreement shall oblige the Controlling Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Creditor,

on behalf of any Creditor and each Creditor confirms to the Controlling Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Controlling Agent.

8.3Creditors' indemnity to the Controlling Agent

(a)Each Creditor shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Creditors for the time being (or, if the Liabilities due to the Creditors are zero, immediately prior to their being reduced to zero)), indemnify the Controlling Agent, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Controlling Agent's gross negligence or wilful misconduct) in acting as Controlling Agent under, or exercising any authority conferred under, the Debt Documents (unless the relevant Controlling Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Debt Document).

(b)The Obligors shall immediately on demand reimburse any Creditor for any payment that Creditor makes to the Controlling Agent pursuant to paragraph (a) above.

9.CHANGES TO THE PARTIES

9.1Assignments and transfers

No Party may:

(a) assign any of its rights; or
(b) transfer any of its rights and obligations,

in respect of any Debt Documents or the Liabilities except as permitted by this Clause 9 or otherwise by the Debt Documents.

9.2Change of Creditor

A Creditor may assign any of its rights in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the Facility Agreement to which it is a party; and
(ii)	any assignee or transferee has (if not already a Party as a Creditor (as the case may be)) acceded to this Agreement, as a Creditor.

10. NOTICES

10.1 Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made electronically or by letter.

10.2 Addresses

The contact information (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is that identified with its name in the respective Facility Agreement.

10.3 Delivery

(a)Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of electronic means, when received in legible form; or
(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 10.2 (Addresses), if addressed to that department or officer.

(b)Any communication or document which becomes effective, in accordance with paragraphs (a) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

11. PRESERVATION

11.1Partial invalidity

If, at any time, any provision of a Debt Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

11.2 No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

11.3 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Creditor shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

11.4 Waiver of defenses

The provisions of this Agreement or any Transaction Security will not be affected by an act, omission, matter or thing which, but for this Clause 11.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, either Obligor or other person;
(b)	the release of either Obligor or any other person under the terms of any composition or arrangement with any creditor of any affiliate;
(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, either Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of either Obligor or other person;
(e)	any amendment, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;
(g)	any intermediate Payment of any of the Liabilities owing to the Creditors in whole or in part; or
(h)	any insolvency or similar proceedings.
12. CONSENTS, AMENDMENTS AND OVERRIDE

12.1Required consents

This Agreement may be amended or waived only with the consent of each Party; provided, that the Glovis Countess Agent (for itself and on behalf of the Glovis Countess Creditors who hereby authorizes the Glovis Countess Agent) and the Green Bay Agent (for itself and on behalf of the Green Bay Creditors who hereby authorize the Green Bay Agent) may enter into an amendment, supplement, termination or other modification of this Agreement without the consent of the Obligors, so long as such amendment, supplement, termination or other modification does not impose any duty or responsibility on the Obligors that materially adversely affects them.

12.2 Amendments to transaction documents

Neither Creditor shall agree to any amendment to the Facility Agreement or Debt Documents to which it is a party without the express written consent of the other Creditor.

12.3 Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

13. Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by the laws of the State of New York.

15.Enforcement

15.1Jurisdiction

(a)The courts of the State of New York sitting in the Borough of Manhattan in

New York City or of the United States for the Southern District of such State sitting in the Borough of Manhattan in New York City have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)

The Parties agree that the courts of State of New York sitting in the Borough of Manhattan in New York City or of the United States for the Southern District of such State sitting in the Borough of Manhattan in New York City are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 15.1 is for the benefit of the Creditors only. As a result, no Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Creditors may take concurrent proceedings in any number of jurisdictions.

[Signature Page Follows]

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

DVB BANK SE,

as Glovis Countess Agent and as Creditor

By:_____________________________________________

Name: Title:

By:_____________________________________________

Name:

DVB BANK SE,

as Green Bay Agent and as Creditor

By:_____________________________________________

Name: Title:

By:_____________________________________________

Name: Title:

EAST GULF SHIPHOLDING, INC., as Obligor

By:_____________________________________________

Name: Title:

INTERNATIONAL SHIPHOLDING CORPORATION, as Obligor

By:_____________________________________________

Name:

EXHIBIT M

LOAN ADMINISTRATION FORM

To:DVB BANK SE

Park House,

16-18 Finsbury Circus

London EC2M 7EB

E-mail: tls.london@dvbbank.com

Fax: +44 207 256 4352

Attention: Peter Attridge

Department: Transaction and Loan Services

April ____, 2015

Re: Providing financing to EAST GULF SHIPHOLDING, INC. (the “Company”) in relation to the Vessel “GLOVIS COUNTESS” (the “Financing”).

We refer to the Financing and a term loan credit agreement (the “Credit Agreement”) dated as of April ____, 2015 and entered into between, inter alia, us, as borrower and DVB Bank SE as Facility Agent for and on behalf of the Lenders in relation to the Financing. Terms and expressions not otherwise defined herein shall have the same meaning as defined in the Credit Agreement.

We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration of the Credit Agreement or any other documents related to the Financing:

1. [Manuel G. Estrada - Vice President and Chief Financial Officer

2. David B. Drake - Vice President and Treasurer

3. Donna L. Johnson - Assistant Treasurer]1

No other persons (other than the Senior Officers of the Company listed above (the “Authorized Persons”)) are hereby authorized to request any information from you regarding the Credit Agreement or any other matter related to the Financing or the Company or communicate with you in any way regarding the forgoing in and under any circumstances.

For the avoidance of doubt, the following are the Senior Officers of the Company:

1. [Niels M. Johnsen - Chairman
2. Erik L. Johnsen – President

4. Manuel G. Estrada – Vice-President and Chief Financial Officer

5. David B. Drake – Vice-President and Treasurer

6. Donna L. Johnson, Assistant Treasurer]2

1 Please confirm.

2 Please confirm.

This list of authorized persons may only be amended, modified or varied in writing by an Authorized Person with copy to the other Authorized Persons. We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorized Person. This letter shall be governed and construed in accordance with New York law.

Yours sincerely,

EAST GULF SHIPHOLDING, INC., as Borrower

By:_________________________________________________________________________

Name: Title: